Exhibit 2.1

[***] = CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED AND/OR IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

EXECUTION COPY

SHARE PURCHASE AGREEMENT

by and among

VILLAGE FARMS INTERNATIONAL, INC.

and

ROSE LIFESCIENCE INC.

and

THE SHAREHOLDERS OF ROSE LIFESCIENCE INC.

dated as of

November 15, 2021

Page

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Gender and Number	22
1.3	Certain Phrases	22
1.4	Computation of Time Periods	24
1.5	Headings, etc.	24
1.6	Disclosure Schedule and Exhibits	24
1.7	Currency	25
1.8	Knowledge	25
1.9	Accounting Terms	25
1.10	Statutory References	25
1.11	No Presumption	25
1.12	Governing Law and Jurisdiction	26

ARTICLE 2 PURCHASED SHARES AND PURCHASE CONSIDERATION		26

2.1	Purchase and Sale	26
2.2	Purchase Consideration	26
2.3	Allocation	27
2.4	Withholding Rights	27
2.5	Closing Payments and Share Issuances	27
2.6	Payment of Indebtedness and Closing Transaction Expenses	28
2.7	Payments	30
2.8	Adjustment of Purchase Consideration	31
2.9	Adjustment of Cash Payment	32
2.10	Non-Competition Agreements	33
2.11	Legends	34
2.12	Limit on Share Consideration	35

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION		35

3.1	Incorporation and Corporate Power	35
3.2	Corporate Authorizations	35
3.3	No Conflict with Authorization or Applicable Law	36
3.4	No Conflict with Material Contracts	36
3.5	Authorizations and Consents from Governmental Authorities	36
3.6	Execution and Binding Obligation	37
3.7	Authorized and Issued Capital of the Corporation	37
3.8	No Other Agreements to Purchase	37
3.9	Dividends and Other Distributions	38
3.10	Officers and Directors	38
3.11	Shareholder Agreements	38
3.12	Qualification	38
3.13	Corporate Records	38

- i -

(Continued)

Page

3.14	Subsidiaries	39
3.15	Conduct of Business in Ordinary Course	39
3.16	No Material Adverse Effect	42
3.17	Compliance with Laws	42
3.18	Licenses	42
3.19	Sufficiency and Condition of Assets	43
3.20	Title to the Assets	43
3.21	No Options, etc.	44
3.22	Owned Real Property	44
3.23	Leases and Leased Properties	45
3.24	Material Contracts	46
3.25	No Breach of Contracts	46
3.26	Related Party Transactions	47
3.27	Intellectual Property	48
3.28	Accounts Receivable	50
3.29	Inventory	50
3.30	Books and Records	50
3.31	Financial Statements	50
3.32	No Undisclosed Liabilities	51
3.33	Bank Accounts and Powers of Attorney	51
3.34	Customers and Suppliers	51
3.35	Transaction Payments	52
3.36	Insurance	52
3.37	Litigation	52
3.38	Taxes	53
3.39	Environmental Matters	57
3.40	Employee and Consultant Matters	57
3.41	Employee Benefit Plans	63
3.42	Privacy Laws	64
3.43	Anti-Spam Laws	65
3.44	Consummation of Transactions Contemplated by this Agreement	65
3.45	Anti-Corruption	66
3.46	No Brokers’ Fees, etc.	67
3.47	Competition Act	67
3.48	Regulatory Approvals	67
3.49	Compliance with Laws; Product Liability	67
3.50	Full Disclosure	68

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO THEMSELVES		68

4.1	Creation and Power	68
4.2	Corporate Authorizations	68
4.3	No Conflict	69

- ii -

(Continued)

Page

4.4	Authorizations and Consents	69
4.5	Execution and Binding Obligation	69
4.6	Title to Purchased Shares	70
4.7	No Other Agreements to Purchase	70
4.8	Litigation	70
4.9	No Brokers’ Fees, etc.	70
4.10	Tax Status	70
4.11	Village Farms Shares	70
4.12	Current Holdings of Village Farms Shares	71
4.13	Sellers Principals	71
4.14	Shareholder Loans	72
4.15	Related Party Transactions	72
4.16	Full Disclosure	72

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER		72

5.1	Incorporation and Corporate Power	72
5.2	Corporate Authorizations	72
5.3	No Conflict with Authorization or Applicable Law	73
5.4	No Conflict with Material Contracts	73
5.5	Authorizations and Consents from Governmental Authorities	73
5.6	Authorizations and Consents with respect to Material Contracts	74
5.7	Execution and Binding Obligation	74
5.8	Reporting Issuer	74
5.9	Village Farms Shares	74
5.10	Applicable Securities Laws	74
5.11	Litigation and Proceedings	74
5.12	Continuous Disclosure Filings and Financial Statements	75
5.13	Listing	76
5.14	Tax Status	76
5.15	No Brokers’ Fees, etc.	76

ARTICLE 6 INDEMNIFICATION AND REMEDIES		76

6.1	Indemnification by Sellers	76
6.2	Indemnification by Purchaser	77
6.3	Expiry and Limitation of Claims	77
6.4	Limitations on Liability	79
6.5	Materiality	79
6.6	Indemnification Sole Remedy	80
6.7	Notification	80
6.8	Indemnification Procedure — Direct Claims	81
6.9	Indemnification Procedure — Third Party Claims	81
6.10	Payment of Indemnification	84

- iii -

(Continued)

Page

6.11	Release of the Aggregate Escrow Amount and the Escrowed Shares	85
6.12	Right of Set-Off	86

ARTICLE 7 CLOSING		86

7.1	Date, Time and Place of Closing	86
7.2	Effective Time	86
7.3	Non Merger	86

ARTICLE 8 CLOSING DELIVERABLES		86

8.1	Closing Deliveries of the Sellers and the Corporation	86
8.2	Closing Deliveries of the Purchaser	89
8.3	Delivery of Escrow Agreement, the Escrowed Cash and Escrowed Shares.	90

ARTICLE 9 POST-CLOSING COVENANTS		90

9.1	Post-Closing Filings and Authorizations	90
9.2	Use of Name	90
9.3	Transferred Information	90
9.4	Preparation of Tax Returns and Tax Covenants	91
9.5	Rollover Elections	95
9.6	Access to Books and Records	96
9.7	Registration Statement	96

ARTICLE 10 SELLERS’ REPRESENTATIVE		100

10.1	Designation of Sellers’ Representative	100
10.2	Reliance	101
10.3	Indemnification	102
10.4	Expenses of Sellers’ Representative	102
10.5	Reliance by Purchaser	102
10.6	Replacement	102
10.7	Survival	103

ARTICLE 11 MISCELLANEOUS		103

11.1	Notices	103
11.2	Entire Agreement	104
11.3	Amendments	104
11.4	Press Release and Related Public Filings	105
11.5	Waiver	105
11.6	Severability	105
11.7	Other Remedies	105
11.8	Assignments	105
11.9	Third Party Beneficiaries	106
11.10	Time is of the Essence	106

- iv -

COMPANY NAME

(Continued)

Page

11.11 Expenses	106
11.12 Further Assurances	106
11.13 Counterparts	107
11.14 Language	107
EXHIBIT A SELLERS	A-1
EXHIBIT B PAYOFF CREDITORS	B-1
EXHIBIT C SHAREHOLDERS-CREDITORS	C-1

-v-

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement is entered into as of the 15th day of November, 2021 by and among (a) Village Farms International, Inc., a Canadian corporation (the “Purchaser”), (b) Rose LifeScience Inc., a Canadian corporation (the “Corporation”) and (c) each Person set out in Exhibit A hereto (“Sellers”).

RECITALS

(a)

The Sellers are the sole registered and beneficial owners of the Common Shares in the capital of the Corporation set forth beside their respective names in Exhibit A hereto (the “Purchased Shares”), which Purchased Shares constitute all and not less than all of the issued and outstanding shares in the capital of the Corporation.

(b)	The Sellers wish to sell all of the Purchased Shares, and Purchaser wishes to purchase all of the Purchased Shares, on and subject to the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants of the Parties hereinafter set forth and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, the following terms have the following meanings and grammatical variations of such terms shall have corresponding meanings:

“[***Redacted – Commercially Sensitive Information***]Subscription Agreement” means the subscription agreement between 10335258 Canada Inc. and the Corporation regarding the issuance immediately after closing of [***Redacted – Commercially Sensitive Information***] Class “D” Shares in the capital of the Corporation, representing 10% of the issued and outstanding shares of the Corporation as at such time.

“[***Redacted – Commercially Sensitive Information***]Subscription Agreement” means the subscription agreement between [***Redacted – Commercially Sensitive Information***] and the Corporation regarding the issuance immediately after closing of [***Redacted – Commercially Sensitive Information***] Class “D” Shares in the capital of the Corporation, representing 20% of the issued and outstanding shares of the Corporation as at such time.

“20% Cap” has the meaning set forth in Section 2.12.

“Accountants” has the meaning set forth in Section 2.8(c).

“Accounting Principles” means IFRS applied on a basis consistent with prior periods and throughout the periods involved.

“Accounts Receivable” means all accounts receivable, notes receivable, trade receivables, rights to receive payment, book debts and all other amounts, due, owing or accruing due to the Corporation, but excluding any allowance for doubtful or past-due accounts, calculated in accordance with the Accounting Principles.

“Affiliate” means, with respect to any Person, any other Person that is affiliated with such Person, and for the purposes of this Agreement: two Persons will be considered to be affiliated with one another if one of them Controls the other, or if both of them are controlled by a common third Person; one Person will be considered to Control another Person if it has the power to direct or cause the direction of the management and policies of the other Person, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by virtue of the ownership of membership interests, shares or other equity interests, the holding of voting rights or contractual rights, or otherwise; and two Persons will be considered to be affiliated with one another if one of them is an Associate of the other.

“Aggregate Escrow” means, collectively, the Escrowed Shares and the Escrowed Cash.

“Agreement” means this Share Purchase Agreement, as the same may be amended, restated, replaced, supplemented or novated from time to time; and the words Article and Section followed by a number or letter mean and refer to the specified Article or Section of this Share Purchase Agreement.

“Anti-Corruption Legislation” has the meaning set forth in Section 3.45.

“Anti-Spam Laws” means all applicable Laws governing the sending of unsolicited communications through telecommunications technologies or other electronic means.

“Applicable Securities Laws” means, collectively, (a) the securities acts or similar statutes of each of the provinces and territories of Canada, (b) the U.S. Securities Act, the U.S. Exchange Act and any applicable U.S. state securities laws, and (c) the respective rules and regulations under any such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the provinces and territories of Canada and all rules, by-laws and regulations governing the TSX and the NASDAQ.

“Assets” means all property and assets of the Corporation of every nature and kind and wherever located including (a) the Owned Real Property, (b) all machinery, equipment and vehicles, (c) all Inventory, (d) all Accounts Receivable, (e) the leasehold interest of the Corporation in and to the Leased Properties, (f) all Intellectual Property Rights of the Corporation, (g) the Leases and all other Contracts of the Corporation, (h) the Books and Records, and (i) the Corporate Records.

“Associate” means, when used to indicate a relationship with a specified Person: (a) any partner of such Person; (b) any trust or estate in which such Person has a substantial beneficial interest or in respect of which such Person serves as trustee or in a similar capacity; (c) a spouse of such Person, any Person of the same or opposite sex with whom such Person is living in a conjugal relationship outside marriage, a child of such Person or a relative of such Person if that relative has the same residence as such Person; or (d) any Person that is controlled by any Person specified in paragraph (c) above.

“Authorization” means, with respect to any Person, any permit, approval, certificate, registration, consent, waiver, franchise, rights, privileges, license or other authorization issued, granted, given or authorized by, or made applicable under the authority of, any Governmental Authority having jurisdiction over the Person or any activities or operations of such Person.

“Basket Amount” has the meaning set forth in Section 6.4(a).

“Books and Records” means all books of account, Financial Statements, Tax Returns and other Tax records, personnel records, Employee and Consultant files and records, historic documents relating to the Corporation, sales and purchase records, cost and pricing information, customer and supplier lists, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections and all other documents, files, correspondence and other information of the Corporation (whether in written, electronic or other form) other than the Corporate Records.

“Business” means the business of developing, producing, marketing, selling and distributing cannabis products and all related ancillary business, in each case as carried on by the Corporation as of the date hereof.

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in Delta, British Columbia or Montréal, Québec.

“Business IP” means the Owned IP and the Licensed IP.

“Cannabis Laws” means the Cannabis Act (Canada) and any other law, statute, rule or regulation in Canada or any other applicable jurisdiction (including any province, territory or other sub-jurisdiction) relating in any way to the production, cultivation, possession, storage, transportation, distribution, sale or use of cannabis and related substances and products, and including all regulations, official directives, orders, judgments and decrees promulgated under any of the foregoing.

“Cannabis Licenses” means all Authorizations, consents, exemptions, licenses, grants, permits, franchises, rights and privileges related to cannabis and issued by Health Canada or other Governmental Authorities, including permissions, licenses, permits and Authorizations to plant, grow, cultivate, extract, produce, process, store, destroy, sell, provide, ship, deliver, transport, import, export and/or distribute cannabis under applicable Law.

“Cannabis Security Clearances” means security clearances required by Health Canada or other Governmental Authorities under Cannabis Laws, including such security clearances which must be held by individuals in all key positions, directors and officers of the Corporation and any individuals who exercise, or are in a position to exercise, direct control over Corporation.

“[***Redacted – Personally Identifying Information***] Matter” means the claim by [***Redacted – Personally Identifying Information***] to the CNESST filed under matter number 600160597 including, but not limited to, all amendments to the claim and related actions.

“[***Redacted – Commercially Sensitive Information***] Agreement” means the Advisory and Fee Agreement among [***Redacted – Commercially Sensitive Information***] and the Corporation dated May 27, 2021, as amended from time to time.

“Cash” means (a) the aggregate amount of cash and cash equivalents of the Corporation as of the Closing Time on a consolidated basis as determined in accordance with Accounting Principles less (b) without duplication, (i) any escrowed cash or other restricted cash balances except to the extent guaranteeing Indebtedness that will be reimbursed pursuant to Section 2.6, (ii) any bank overdrafts, and (iii) all unpaid cheques, drafts and wire transfers issued prior to Closing (to the extent not theretofore deducted from the cash on hand but to the extent there has been a decrease in the Current Liabilities used in determining Working Capital on account thereof), determined in accordance with Accounting Principles, provided, that if such aggregate amount of cash and cash equivalents is a negative number, then it shall include the amount of all fees, penalties or interest related to such negative amount of Cash.

“Closing” means the completion of the Transaction.

“Closing Cash Payment” has the meaning set forth in Section 2.2(a)(iii).

“Closing Date” means the date hereof.

“Closing Promissory Note” has the meaning set forth in Section 2.6.

“Closing Shareholders’ Agreement” means the Unanimous Shareholders’ Agreement to be entered concurrently herewith by and among the Corporation, the Purchaser, [***Redacted – Commercially Sensitive Information***]. and [***Redacted – Commercially Sensitive Information***].

“Closing Statement” has the meaning set forth in Section 2.8(a).

“Closing Time” means 7:00am EST on the Closing Date.

“Closing Transaction Expenses” means the Transaction Expenses due and payable at Closing.

“Closing Village Farms Shares” has the meaning set forth in Section 2.5(a)(ii).

“Common Shares” has the meaning set forth in Section 3.7.

“Consent” means any consent, approval, waiver or other authorization required under a Contract.

“Consultant” means any agent, dependent contractor, independent contractor, sub-contractor or other service provider providing services primarily to the Corporation in any geographic area, and who is not an Employee.

“Contracts” means all agreements, arrangements, understandings, commitments, undertakings, mortgages, hypothecs and leases (whether written, electronic or oral), to which a Person is a party or a beneficiary or pursuant to which any of its Property is or may be affected.

“Control” for the purposes hereof, a Person shall be deemed to Control another Person if: (a) voting securities of the other Person carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such Person or a group of Persons acting in concert with such Person; (b) voting securities of the other Person held by such Person or a group of Persons acting in concert with such Person are sufficient, if exercised, to elect a majority of the board of directors of the other Person; or (c) such Person or a group of Persons acting in concert with such Person has the power to control the direction of management and policies of the other Person.

“Corporate Records” means the corporate records of the Corporation, including (a) all constating or constituting documents, articles and by-laws, (b) all minutes of meetings and resolutions of shareholders and directors since the date of incorporation, and (c) the share certificates, securities register, register of transfers and register of directors.

“Corporation” has the meaning set forth in the Preamble hereto.

“Corporation’s Fundamental Representations” has the meaning set forth in Section 6.3(a)(i).

“Corporation Material Adverse Effect” means any event, condition, circumstance, development or change that when considered either individually or in the aggregate, materially and adversely affects or could reasonably be expected to materially and adversely affect (a) the operations or the results of operations, prospects, condition (financial or otherwise) of the Corporation, (b) the Purchased Shares, (c) the Business, (d) the Property of the Corporation, or (e) the ability of Sellers to perform their obligations under this Agreement or to consummate the transactions contemplated hereby, which for greater certainty excludes any effect or change resulting from or relating to (i) changes in international or national general economic, business or political conditions (including capital market conditions), (ii) general changes or developments in the industries in which the Corporation operates, (iii) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (iv) any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, including any complications associated with the COVID-19 Related Health Event, (v) actual or proposed changes in applicable Laws, (vi) changes in IFRS, (vii) any action required or permitted by this Agreement, or the transactions contemplated hereby, provided however, that in respect of each of clauses (i) to (vii), any such effect or change does not specifically relate to or disproportionately affect in an adverse manner the Corporation, the Purchased Shares, the Property of the Corporation or the Business relative to comparable entities operating in the industries in which the Corporation operates, or (viii) any public announcement of this Agreement.

“Corporation Released Persons” has the meaning set forth in Section 2.6.

“COVID-19 Related Health Event” means any epidemic, pandemic, or other national or regional public health issue including any localized or widespread occurrence of an infectious disease caused by any pathogen, whether bacterial, viral, or any other biological or natural agent which results, directly or indirectly, from the strain of coronavirus known as coronavirus infectious disease 2019 (COVID-19) and/or the causative virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), including any mutations of COVID-19 and/or SARS-CoV-2 recognized as the same by the World Health Organization.

“Current Liabilities” means all current liabilities of the Corporation to the extent any such item is considered to be a “current liability” in accordance with Accounting Principles, including accounts payable, accrued liabilities, bonuses and commissions payable.

“Customer” means any Person who purchases Products from the Corporation.

“Damages” means any loss, liability, obligation, claim, damages, fines and other penalties, costs, charges, payments or expenses, Taxes or damages of any nature, including all reasonable costs and expenses of litigation, investigation, defence or settlement of claims, costs to settle and address complaints (including costs of all appeals related thereto) and the full amount of all reasonable legal fees and expenses and other reasonable professional fees and expenses in connection therewith.

“Data Room” means the Corporation’s electronic data room set up on Dropbox and made available to Purchaser for the purpose of this Agreement.

“Debt Amount” means all debts of the Corporation (on a consolidated basis) as at the Closing Date plus, without duplication, any amounts required to fully pay or otherwise satisfy all such Indebtedness, including without limitation, any prepayment premium or penalty, breakage costs and all accrued interest and costs and expenses.

“Debt Cash Repayment” means the Debt Amount including for greater clarity, the Shareholder Loan Outstanding Amount and any other Debt Amount to be reimbursed pursuant to Section 2.6.

“Direct Claim” means any cause, matter, thing, act, omission or state of facts not involving a Third Party Claim, which entitles an Indemnified Person to make a claim for indemnification under this Agreement.

“Disclosure Schedule” means the disclosure schedule of the Corporation delivered to Purchaser concurrently with the execution of this Agreement.

“Draft Return” has the meaning set forth in Section 9.4(a).

“Employee” means a natural person who is employed by the Corporation, whether on a full time or part time basis, including any such employee who is, immediately prior to the Closing, absent from work on account of paid time-off, vacation, military, workplace safety and insurance, workers’ compensation, sick or personal leave, short- or long-term disability, pregnancy or parental or other statutory or approved leave, whose employment involves, notably, providing services to the Corporation.

“Employee Material Contracts” has the meaning set forth in Section 3.40.

“Employee Plans” has the meaning set forth in Section 3.41(a).

“Employment Agreements” means the employment agreements entered into as at the Closing Date by and among the Corporation and each of the Key Employees.

“Encumbrance” means (a) any hypothec, mortgage, charge, pledge, prior claim, security interest, assignment, lien (statutory or otherwise), privilege, Bank Act (Canada) security, servitude, notice of expropriation, statutory claim, encroachment, easement, title defect, restriction on transfer (such as a pre-emptive right or right of first refusal but excluding restrictions on transfer, if any, contained in the constating documents of a corporation), option, right of first refusal, adverse claim, restrictive covenant, conditional sale, ownership or title retention agreement, notice of contamination and (b) any other encumbrance or arrangement of any nature or condition which affects the right, title or interest in or to any particular property and/or secures payment or performance of an obligation.

“Environmental Authorizations” means all Authorizations issued pursuant to any Environmental Laws in connection with the operation of the Business or the current ownership and use by any Corporation or by any other Person of any Property currently owned, leased or used by any Corporation (including the Leased Properties).

“Environmental Laws” means any Laws relating to environmental contamination, exposure to Hazardous Materials, the protection of the environment or the protection of human health and safety as it relates to the natural or built environment.

“Escrow Account” means a separate interest bearing account, set up pursuant to the Escrow Agreement, pursuant to which the Escrowed Cash and the Escrowed Shares are to be held and released by the Escrow Agent in accordance therewith.

“Escrow Agent” means Olympia Trust Company and any successor thereto duly appointed in accordance with the Escrow Agreement.

“Escrow Agreement” means the escrow agreement entered into at Closing by and among Purchaser, the Sellers’ Representative and the Escrow Agent.

“Escrow Amount” means the aggregate amount of the Escrow Account comprised of the Escrowed Shares and the Escrowed Cash for an aggregate amount equal to $[***Redacted – Commercially Sensitive Information***], together with all interest accrued thereon.

“Escrow Release Date” has the meaning set forth in Section 6.11.

“Escrowed Cash” has the meaning set forth in Section 2.2(a)(iii).

“Escrowed Shares” has the meaning set forth in Section 2.2(a)(i).

“Escrowed Shares Account” means a separate account, set up pursuant to the Escrow Agreement, where the Escrowed Shares are held for disbursement by the Escrow Agent in accordance with the terms of the Escrow Agreement.

“Excluded Assets” means, collectively, the assets, shares and businesses owned or carried on by the Corporation that the Corporation will be transferring to another Person or Persons (other than Purchaser or an Affiliate of Purchaser) in connection with a pre-closing reorganization, including all of the shares held by the Corporation in 12564467 Canada Inc.

“Excluded Liabilities” means, collectively, any Liabilities associated with (a) the Excluded Assets, including without limitation any Liabilities resulting of any representation or warranty or any indemnification given in connection with any divestiture of any such Excluded Asset, (b) the [***Redacted – Personally Identifying Information***] Matter, the [***Redacted – Personally Identifying Information***] Matter, and the [***Redacted – Personally Identifying Information***]Matter, (c) the Options and their termination, (d) the Shareholders Agreement and its termination, (e) [***Redacted – Commercially Sensitive Information***], (f) any Transaction Expense to the extent such expense was not taken into account in the Working Capital or deducted from the Closing Cash Payment pursuant to Section 2.2(a)(iii), (g) any Liability arising or surviving after the Closing Time in connection with the Grow Capital Debt and any Shareholder Loans and the repayment thereof, including without limitation any portion of the Grow Capital Debt or of any Shareholder Loan not extinguished in full as at the Closing Time and (h) any Registrable Shares Selling Expenses.

“Financial Records” means, with respect to any Person, all books of account and other financial data and information of such Person, including all such records, data and information stored electronically, digitally or on computer-related media.

“Financial Statements” means, collectively, (a) the audited consolidated financial statements of the Corporation for the financial years ended December 31, 2020 and December 31, 2019, including the notes and the report of the Corporation’s auditors thereon and (b) the interim financial statements of the Corporation (not including any Subsidiary thereof) for the three and nine months ended September 30, 2021, together with the notes thereto.

“Final Cash Payment” has the meaning set forth in Section 2.8(a).

“[***Redacted – Personally Identifying Information***] Matter” means any situation, investigation, claim, complaint, litigious matter, action, appeal, dispute, arbitration, mediation, conciliation, proceeding, order, inquiry, review, examination, directive, investigation, cost, loss, liability, damage, expense, fine, penalty or interest arising from [***Redacted – Personally Identifying Information***].

“Governmental Authority” means any (a) international, multinational, national, federal, provincial, territorial, state, municipal, local or other governmental or public department, central bank, court, commission, board, tribunal, bureau or agency, domestic or foreign, including Health Canada and the SQDC, (b) any self-governed body with authority to regulate the activities carried out or performed in the course of the Business and the conduct of Purchaser, or the Corporation, as applicable, (c) any subdivision or authority of any of the above, or (d) any quasi-governmental or private body exercising any regulatory, expropriation or Tax Authority under or for the account of any of the above.

“Government Official” means any official, employee, political party or official thereof, or candidate for political office, or any person acting in an official capacity for or on behalf of any Governmental Authority.

“[***Redacted – Commercially Sensitive Information***]” means [***Redacted – Commercially Sensitive Information***]

“[***Redacted – Commercially Sensitive Information***]Debt” means the amount required to fully pay or otherwise satisfy all indebtedness owed by the Corporation to [***Redacted – Commercially Sensitive Information***]pursuant to the [***Redacted – Commercially Sensitive Information***]Loan Agreement, including without limitation, any prepayment premium or penalty, breakage costs and all accrued interest and costs and expenses.

“[***Redacted – Commercially Sensitive Information***]Loan Agreement” means the loan agreement among the Corporation and Grow Capital dated as of January 29, 2021.

“[***Redacted – Commercially Sensitive Information***]” means [***Redacted – Commercially Sensitive Information***]Inc.

“[***Redacted – Commercially Sensitive Information***]Shares” means the [***Redacted – Commercially Sensitive Information***]Class “A” shares in the capital of the Corporation issued to [***Redacted – Commercially Sensitive Information***]in partial repayment of the [***Redacted – Commercially Sensitive Information***] Debt as described in Section 2.6(e).

“[***Redacted – Commercially Sensitive Information***]Compensation Agreement” means the compensation agreement entered into immediately prior to Closing by and among [***Redacted – Commercially Sensitive Information***], [***Redacted – Commercially Sensitive Information***]and the Corporation with respect to the assignment and repayment of the [***Redacted – Commercially Sensitive Information***]Debt.

“Hazardous Material” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that (a) may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual to the extent defined or regulated by Environmental Law, or (b) may be subject to liabilities or standards of conduct that are imposed pursuant to Environmental Laws, including any material or substance that is deemed pursuant to any Environmental Law to be “hazardous”, “toxic”, “deleterious”, “caustic”, “dangerous”, a “contaminant”, a “hazardous waste”, a “source of contaminant” or a “pollutant”.

“[***Redacted – Personally Identifying Information***] Matter” means [***Redacted – Personally Identifying Information***] and any situation, investigation, claim, complaint, litigious matter, action, appeal, dispute, arbitration, mediation, conciliation, proceeding, order, inquiry, review, examination, directive, investigation, cost, loss, liability, damage, expense, fine, penalty or interest arising in connection therewith.

“[***Redacted – Commercially Sensitive Information***] Divestiture” means the complete divestiture by the Corporation of any direct or indirect interest in [***Redacted – Commercially Sensitive Information***]Inc. or the dissolution thereof.

“[***Redacted – Commercially Sensitive Information***] Facility” means that certain immovable property located in [***Redacted – Commercially Sensitive Information***], Québec together with all buildings and other constructions erected thereon, known and designated as being lot [***Redacted – Commercially Sensitive Information***], Registration Division of [***Redacted – Commercially Sensitive Information***] with the civic address [***Redacted – Commercially Sensitive Information***], [***Redacted – Commercially Sensitive Information***].

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB), interpretations issued by the International Financial Reporting Interpretations Committee, International Accounting Standards issued by the International Accounting Standards Committee and the interpretations issued by the Standing Interpretations Committee as at the relevant date.

“Indebtedness” means, the aggregate amount (including the current portions thereof), without duplication, of (a) any indebtedness of the Corporation and the Subsidiaries for borrowed money, (b) any indebtedness of the Corporation and the Subsidiaries evidenced by any note, bond, debenture or other debt security or instrument, (c) obligations in respect of capitalized leases (calculated in accordance with the Accounting Principles), (d) all obligations of the Corporation and the Subsidiaries issued or assumed as the deferred purchase price of Property, all conditional sale or earn-out obligations of the Corporation and all obligations of the Corporation under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course (other than the current liability portion of indebtedness for borrowed money)), (e) all obligations of the Corporation and the Subsidiaries for the reimbursement of any obligor on any letter of credit, banker’s acceptance, surety bonds, performance bonds or similar credit transaction, (f) any obligations under any existing interest rate, commodity or other swap, hedge or financial derivative agreement entered into by the Corporation and the Subsidiaries prior to Closing, (g) any obligations of the Corporation and the Subsidiaries for overdrawn bank accounts of the Corporation, (h) any obligations of the Corporation and the Subsidiaries for overpayments received from customers and any other credits to the reported liabilities set forth in the Financial Statements (excluding for greater certainty, any deferred revenues), (i) Off-Balance Sheet Financing of the Corporation and the Subsidiaries in existence immediately prior to the Closing, (j) obligations to pay any dividends or distributions to any Person, (k) any amounts owed by the Corporation and the Subsidiaries to former shareholders of the Corporation, (l) all obligations of the type referred to in clauses (a) through (k) of any Persons the payment of which the Corporation and the Subsidiaries is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, (m) all obligations of the type referred to in clauses (a) through (k) of other Persons secured by any Encumbrance on any Property of the Corporation (whether or not such obligation is assumed by the Corporation) and the Subsidiaries, calculated in accordance with the Accounting Principles, and (n) all principal of, and accreted value and accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of all obligations of the type referred to in clauses (a) through (k).

“Indemnification Notice” has the meaning set forth in Section 6.7(a).

“Indemnified Person” means a Person with indemnification rights or benefits under this Agreement.

“Indemnified Taxes” means: (a) any Pre-Closing Taxes; (b) any Damages resulting from the breach or inaccuracy of the representations and warranties of the Corporation contained in Section 3.38; or of the Sellers contained in Section 4.10; (c) any and all Taxes of any Person (other than the Corporation) imposed on the Corporation after the Closing Time as a result of having been a member of an affiliated, consolidated, combined or unitary Tax group on or prior to the Closing Time, as a transferee or successor, by contract or pursuant to any applicable Law; (d) any and all Taxes of any Person imposed on the Corporation or Purchaser due to the Corporation not withholding, collecting or paying all Taxes required to have been withheld or collected by the Corporation prior to the Closing Time; and (e) Taxes that are to be borne or payable by the Corporation pursuant to this Agreement.

“Indemnifying Party” means a Party which may have an obligation or liability for indemnification under this Agreement.

“Indemnitee Representative” means (a) where the Indemnified Person is any Purchaser Indemnified Person, Purchaser, or (b) where the Indemnified Person is any Seller Indemnified Person, the Sellers’ Representative.

“Indemnitor Representative” means (a) in the case of a claim for Damages under Section 6.1, Sellers’ Representative, or (b) in the case of a claim for Damages under Section 6.2, Purchaser.

“Intellectual Property” means all intellectual property of any nature, whether or not registered or registrable, including: (a) inventions (whether or not patentable and whether or not reduced to practice), patents, patent rights (including design patents and industrial designs) and all applications therefor, including any and all provisionals, reissuances, divisions, revisions, supplementary protection certificates, continuations, continuations-in-part, extensions, renewals, substitutions and re-examinations, and all patents issuing on the foregoing and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures (collectively, the “Patents”); (b) registered or unregistered trademarks, service marks, certification marks, distinguishing guises, get-up, trade dress, logos, trade names and corporate names, business, corporate and product names and slogans and other indications of origin, brand names, corporate or other entity names, social media platforms, fictitious names, internet domain names, e-mail addresses, URLs and applications and registrations therefor, and all renewals or extensions of such applications and registrations (collectively, the “Trademarks”); (c) proprietary and non-public business information including trade secret, ideas, discoveries, improvements, concepts, research and development, know-how, formulas, compositions, methods, processes, techniques, technical data, clinical trial data, designs, drawings, specifications, customer lists, supplier lists and business and marketing plan (collectively, “Trade Secrets”); (d) copyrights, writings and other copyrightable works of authorship in any media, including computer programs and software implementations of algorithms, databases, data compilations and data collections and documentation therefor, models and methodologies, applications (including source code, object code and executable code, whether embodied in software, firmware or otherwise), designs, methods, techniques, processes, files, industrial models, schematics, specifications, net lists, build lists, descriptions, flow-charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, data and internet site content and all registrations, applications and documentation related to any of the foregoing (collectively, the “Copyrights”); (e) any other intellectual property of any nature whatsoever anywhere in the world; and (f) all applications, registrations and renewals in connection with any and all of the foregoing.

“Intellectual Property Rights” means any and all rights in Intellectual Property, owned, licensed, controlled or used by a Person, in any and all relevant jurisdictions in the world, including such rights existing pursuant to (a) any Trademarks, Copyrights or Patents, (b) Laws relating to the protection of Trade Secrets, or (c) any Contract.

“Inventory” means all inventories of the Corporation pertaining to the Business.

“Key Employees” means [***Redacted – Personally Identifying Information***] and [***Redacted – Personally Identifying Information***].

“Laws” include any federal, provincial, state, foreign or local law, act, constitution, common law, civil law, treaty, statute, ordinance, rule, regulation, code, policy, guideline, requirement, notices, protocol, assessments or acts of any Governmental Authority, or Order having force of law or that is otherwise enforced by a Governmental Authority.

“Leased Properties” means the lands and/or premises which are leased, subleased, licensed or otherwise occupied by the Corporation or otherwise directly relating to the Business and the interest of the Corporation in the buildings, structures, fixtures, erections, improvements, easements, rights of way and other appurtenances situate on or forming part of such premises, as listed and described in Section 3.23 of the Disclosure Schedule by reference to their municipal address.

“Leased Structures” means all of the buildings, structures, works, constructions, improvements and fixtures on the Leased Properties.

“Leases” means the leases subleases, licenses, offers to lease or agreement to lease or other occupancy agreements and all amendments thereto of the Leased Properties, as set out and described in Section 3.23 of the Disclosure Schedule.

“Legal Proceeding” means any litigation, action, application, suit, hearing, claim, complaint, grievance or proceeding before or by any Governmental Authority, including any appeal or review thereof and any application for leave for appeal or review.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Licensed IP” means all Intellectual Property Rights that the Corporation has the right to use.

“Lock-up Agreement” means the Lock-up Agreement, each in a form acceptable to the Purchaser, to be entered into by each Seller and delivered at Closing, which will provide for one third of each Seller’s shares to be released from the lock-up restrictions on each of the four month, eight month and twelve month anniversary dates of the Closing Date.

“Material Contracts” means:

(a)

any Contract (or group of related Contracts) which involves or may reasonably be expected to involve the payment to or by the Corporation of more than $[***Redacted – Commercially Sensitive Information***] per year;

(b)	any Contract which contains minimum purchase commitments by the Corporation of more than $[***Redacted – Commercially Sensitive Information***] per year;

(c)	any Contract with the SQDC or with any of the 10 largest Customers of the Corporation;

(d)

any promissory note, debenture, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging or swap arrangement or any leasing transaction of the type required to be capitalized in accordance with IFRS, in each case for Indebtedness involving more than $[***Redacted – Commercially Sensitive Information***];

(e)

any power of attorney or similar agreements or grant of agency made by the Corporation in favour of another Person, other than Ordinary Course grants of power to act to directors, officers, financial and legal advisors of the Corporation;

(f)	any Contract with any Affiliate of the Corporation or any other Person with whom the Corporation or any of the Sellers does not deal at arm’s length;

(g)

any agreement of guarantee, support, indemnification or assumption or any similar commitment with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person, other than the standard warranty and indemnification of customers and producers in the Ordinary Course;

(h)	any Contracts materially limiting or restricting in any manner whatsoever the Corporation’s use of any of its Property;

(i)

any Contract limiting the freedom of the Corporation to engage in any line of business, compete with any Person, solicit any Person, operate its assets at maximum production capacity or otherwise restricting its ability to carry on the Business, other than Ordinary Course non-disclosure agreements entered into by the Corporation;

(j)

any partnership, joint venture, or other similar Contract, or any Contract involving a sharing of profits with any Person or any Contract relating to the acquisition or disposition of any business (whether by merger, sale of shares, sale of assets or otherwise);

(k)	any Contract with any Governmental Authority;

(l)	any collective bargaining agreement or any other Contract with a labour or trade organization or union, employee association, works council, or other employee representative;

(m)

any Contract under which the Corporation is, or may become, obligated to provide or satisfy any retention bonus, change in control bonus or payment, severance pay, special compensation, transaction fee or other similar payment which may become payable, directly or indirectly, by reason of this Agreement or the transactions contemplated hereby (other than any such amount payable as a result of the actions of Purchaser after the Closing);

(n)

any Contract that (i) contains most favoured customer or supplier-vendor pricing provisions (other than Contracts entered into in the Ordinary Course) or (ii) grants any exclusive rights, rights of first refusal or rights of first negotiation to any Person;

(o)	any Contracts pursuant to which the Corporation must obtain consent from the counterparty in the event of a change of control of the Corporation;

(p)	any Contract for the acquisition or disposition of any real property;

(q)	any Contract mortgaging, pledging or otherwise placing an Encumbrance on any portion of the Property; or

(r)	any other Contract, the loss of which would reasonably be expected to have a Corporation Material Adverse Effect.

“Material Licenses” means all material Authorizations, approvals, consents, exemptions, licenses, grants, permits, franchises, rights, privileges or no-action letters from any Governmental Authority having jurisdiction with respect to any specified Person, property, transaction or event, or with respect to any of such Person’s property or business and affairs, including all Cannabis Licenses and Cannabis Security Clearances and all Authorizations with the Autorité des marchés publics.

“Material Misstatement” has the meaning set forth in Section 9.7(a).

“Measurement Time” means 11:59 p.m. on the day immediately preceding the Closing Date.

“Minority Interest Subscription Agreements” means, collectively, the [***Redacted – Commercially Sensitive Information***] Subscription Agreement and the [***Redacted – Commercially Sensitive Information***]Subscription Agreement.

“NASDAQ” means The Nasdaq Stock Market LLC.

“NASDAQ Notification” means the Listing of Additional Shares notification to the NASDAQ that may be required under NASDAQ Rule 5250(e)(2) in connection with the Village Farms Shares issuable pursuant to this Agreement.

“Non-Competition Agreements” means the non-competition agreements entered into at Closing by and among the Corporation and each of the Sellers and their respective Principals.

“Objections Statement” has the meaning set forth in Section 2.8(b).

“Off-Balance Sheet Financing” means (a) any liability of the Corporation under any sale and leaseback transactions which does not create a liability on the consolidated balance sheet of the Corporation and (b) any liability of the Corporation under any synthetic lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered indebtedness for borrowed money for the purpose of federal income taxes but is classified as an operating lease in accordance with Accounting Principles for financial reporting purposes.

“Options” means the outstanding stock options of the Corporation, whether or not vested, granted pursuant to stock option agreements entered into between the Corporation and the holders thereof, each of which entitles such holders to acquire Common Shares.

“Order” means any order, order-in-council, writ, judgment, injunction, decree, stipulation, ruling, decision, verdict, determination, award or sanction made, issued or entered by or with any Governmental Authority.

“Ordinary Course” means, with respect to an action taken by a Person, that (a) the action is consistent in nature, scope and magnitude with the past customs, practices and procedures of such Person or its business, as the case may be, and is taken in the ordinary course of the normal day-to-day operations of such Person or its business and (b) the action is not required to be authorized by the board of directors, managers or members of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature. Notwithstanding this definition, no action exceeding $[***Redacted – Commercially Sensitive Information***] will be deemed to be in the Ordinary Course.

“Owned IP” means all Intellectual Property Rights that the Corporation owns, excluding any Intellectual Property that forms part of the Excluded Assets.

“Owned Real Property” means real property owned by the Corporation, including plants, buildings, structures, fixtures, erections, improvements, easements, rights of way, spur tracks and other appurtenances situate on or forming part of such real property, as listed and described in Section 3.22 of the Disclosure Schedule by reference to the owner and municipal address and legal description, including the Huntingdon Facility.

“Parties” means Sellers, Purchaser, the Corporation and any other Person who may become a party to this Agreement.

“Payoff Creditors” means the creditors of such Indebtedness specifically listed in Exhibit B hereto.

“Payoff Letter” means, with respect to any Payoff Creditor, a letter or other instrument addressed by such Payoff Creditor to the Corporation, in a form and substance satisfactory to Purchaser, acting reasonably, which: (a) sets out the amount of the Indebtedness owed to such Payoff Creditor and required to be paid as at the Closing Date; (b) specifies the wire transfer details for the payment of such amount; and (c) contains an irrevocable undertaking from such Payoff Creditor, upon receipt of the amount of the Indebtedness set out in (a), to terminate all financial instruments relating to such Indebtedness and to take all required actions in order to release and discharge at Closing all Encumbrances on any Property of the Corporation and all related guarantees that exist for its benefit, and confirming that all obligations of the Corporation in respect of such Indebtedness shall be satisfied and fully released.

“Permitted Encumbrances” means (a) Encumbrances for Taxes, assessments or governmental charges or levies which relate to obligations not yet due or delinquent or that are being contested in good faith by proper legal proceedings, and for which adequate reserves in accordance with Accounting Principles have been made in the Corporation’s books, (b) minor encumbrances registered against title, including, easements, servitudes, encroachments, rights-of-way or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, cables and telephone lines and other similar purposes or other restrictions as to the use of the rights-of-way, and other similar rights and restrictions which do not, individually or in the aggregate, detract from the value of or impair the use of any Property, provided such are complied with in all material respects, (c) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown, (d) title defects or irregularities disclosed as part of the documents and information made available to Purchaser in the Data Room or registered against title which are of a minor nature and which individually or in the aggregate will not materially impair the existing use of the Leased Properties or the Owned Real Property, provided such are complied with in all material respects, (e) undetermined or inchoate Encumbrances arising or potentially arising under statutory provisions, provided that such Encumbrances are related to obligations not due or delinquent and have not been filed or registered against title to any of the assets held for use or used in connection with the Business or of which written notice has not been given in accordance with applicable Laws, and provided that appropriate security has been posted or adequate reserves maintained, and (f) Encumbrances set out and described in Section 1.1 of the Disclosure Schedule.

“Person” includes a natural person, partnership, limited partnership, limited liability partnership, syndicate, sole proprietorship, corporation or company (with or without share capital), limited liability company, joint-stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority.

“Personal Information” means information that is protected by any Privacy Laws.

“Pre-Closing Tax Period” means a taxation year or fiscal period that ends on or before the Closing Time and the portion of a Straddle Period ending on or immediately prior to the Closing Time.

“Pre-Closing Taxes” means, any and all Taxes of the Corporation with respect to the Pre-Closing Tax Period.

“Principals” means, with respect to any Seller that is a corporation, the individual(s) who ultimately owns (directly or indirectly) any of the issued and outstanding shares of that corporation.

“Privacy Laws” means all (a) applicable Laws concerning data protection, privacy, security or other similar Laws (including any security breach notification requirements), including the Personal Information Protection and Electronic Documents Act (Canada), the Act respecting the protection of personal information in the private sector (Québec), and any comparable Law of any other applicable jurisdiction and (b) mandatory industry guidelines (whether statutory or non-statutory) or mandatory codes of practice issued by the relevant supervisory authority relating to data protection, privacy or security.

“Pro Rata Share” means, with respect to each Seller, the pro rata share set forth next to such Seller’s name on Exhibit A, representing such Seller’s direct or indirect, as applicable, ownership interest in the share capital of the Corporation when excluding and not taking into account any of the Grow Capital Shares issued immediately prior to Closing.

“Product” means any product designed, formulated, manufactured, processed, produced, packaged, stored, distributed, marketed and sold by or on behalf of the Corporation.

“Property” means all property and assets of the Corporation of any nature whatsoever and wherever located, including (a) all machinery, equipment, furniture, accessories and supplies of all kinds, (b) all trucks, cars and other vehicles, (c) all inventory, (d) all Accounts Receivable, (e) the leasehold interest of the Corporation in and to the Leased Properties and the buildings, improvements and fixtures located thereon, (f) the Owned Real Property (including the [***Redacted – Commercially Sensitive Information***] Facility), (g) all Intellectual Property of the Corporation, (h) all Authorizations issued to the Corporation, (i) the Leases and all other Contracts binding on or benefitting the Corporation, (j) the Books and Records, and (k) the Corporate Records.

“Purchase Consideration” means, collectively, the Share Consideration and the Closing Cash Payment.

“Purchased Shares” has the meaning set forth in the Preamble hereto.

“Purchaser” has the meaning set forth in the Preamble hereto.

“Purchaser CD Documents” has the meaning set forth in Section 5.8.

“Purchaser Material Adverse Effect” means any event, condition, circumstance, development or change that when considered either individually or in the aggregate, materially and adversely affects or could reasonably be expected to materially and adversely affect (a) the operations or the results of operations, prospects, condition (financial or otherwise) of the Purchaser, (b) the Village Farm Shares, or (c) the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, which for greater certainty excludes any effect or change resulting from or relating to (i) changes in international or national general economic, business or political conditions (including capital market conditions), (ii) general changes or developments in the industries in which Purchaser operates, (iii) acts of war (whether or no declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (iv) any pandemic, hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events, including any complications, impact or restriction associated with the COVID-19 Related Health Event, or (v) actual or proposed changes in applicable Laws, or (vi) changes in U.S. GAAP, or (vii) any action required or permitted by this Agreement, provided however, that in respect of each of clauses (i) to (vii), any such effect or change does not specifically relate to or disproportionately affect in an adverse manner the Purchaser or the Village Farm Shares relative to comparable entities operating in the industries in which the Purchaser operates, or (viii) any public announcement of this Agreement.

“Purchaser Indemnified Persons” means (a) Purchaser, (b) to the extent named or involved in any Third Party Claim, its Affiliates, and Purchaser’s and Affiliates’ respective employees, directors, officers and representatives and (c) the Corporation.

“Prospectus Supplement” has the meaning set forth in Section 9.7(a).

“Prospectus Supplement Filing Deadline” has the meaning set forth in Section 9.7(a).

“Reference Date” means September 30, 2021.

“Registrable Shares” means all of the Village Farms Shares that have been issued to and acquired by the Sellers under this Agreement, other than any such Village Farms Shares that (i) remain subject to lock-up restrictions under the Lock-Up Agreements; (ii) have been previously sold pursuant to an effective registration statement under the U.S. Securities Act, (iii) may be resold pursuant to Rule 144 under the U.S. Securities Act without regard to paragraph (1)(c) of such rule or any of the provisions of such rule applicable to an “affiliate” of the Purchaser, or (iv) are no longer outstanding.

“Registrable Shares Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for any Seller.

“Registration Statement” has the meaning set forth in Section 9.7(a).

“Regulatory Approval” means any consent, approval, permit, waiver, ruling, or exemption that is required from, and any notice that is required to be provided to, any Governmental Authority pursuant to any Laws or the conditions of any applicable Order, in each case in connection with the transactions contemplated by this Agreement.

“Related Party” means, with respect to any specified Person, (a) any Affiliate of such specified Person, or any director, officer, trustee, employee, partner or managing member of such Person or such Affiliate (or any Person appointed in a similar capacity of such Affiliate), (b) any Person who serves or within the past three years has served as a director, officer, trustee, employee, partner or managing member of such specified Person or such Affiliate (or any Person appointed in a similar capacity of such specified Person or such Affiliate), (c) any other Person who holds, directly or through an Affiliate, any of the outstanding equity or ownership interests of such specified Person, (d) any family member of such Person, or (e) any other Person that does not deal at arm’s length with such specified Person.

“Remedial Action” means any action required by any Governmental Authority or Environmental Law to clean up, remove, treat, investigate, manage or in any other way address any Hazardous Materials.

“Required Consents and Authorizations” means those Consents under Material Contracts and Authorizations set out and described in Sections 3.5 and 3.25(c) of the Disclosure Schedule.

“Rollover Shareholder” has the meaning set forth in Section 9.5(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Security Incident” means (a) the unauthorized use, disclosure, access to, or loss of any Personal Information held, maintained, processed or transmitted by the Corporation, or (b) any intrusion or access by an unauthorized third party into the Corporation’s computers, networks, servers or other information technology systems on which, or through which, any Personal Information is stored, handled, processed or transmitted.

“Sellers” has the meaning set forth in the Preamble hereto.

“Sellers Indemnified Persons” means (a) Sellers, (b) the Principals, and (c) to the extent named or involved in any Third Party Claim, the Sellers’ respective Affiliates, and the Sellers’ and their respective Affiliates’ employees, shareholders, directors, officers and representatives.

“Sellers’ Fundamental Representations” has the meaning specified in Section 6.3(a)(ii).

“Sellers’ Representative” has the meaning set forth in Section 10.1.

“Share Consideration” has the meaning set forth in Section 2.2(a)(ii).

“Share Tranche 1 Consideration” has the meaning set forth in Section 2.2(a)(i).

“Share Tranche 1 Issuance Price” has the meaning set forth in Section 2.2(a)(i).

“Share Tranche 2 Consideration” has the meaning set forth in Section 2.2(a)(ii).

“Share Tranche 2 Issuance Price” has the meaning set forth in Section 2.2(a)(ii).

“Shareholder Loan Outstanding Amount” has the meaning set forth in Section 2.6.

“Shareholder Loans” means the amount owed to the Shareholders-Creditors as set forth in Exhibit C.

“Shareholders’ Agreement” means the Amended and Restated Unanimous Shareholders’ Agreement among the Corporation and each of the shareholders of the Corporation dated December 13, 2018.

“Shareholders-Creditors” means, collectively, [***Redacted – Commercially Sensitive Information***].

“SQDC” means the Société québécoise du cannabis.

“SRED Amounts” means the aggregate value of receivables from the Government of Canada related to the Corporation’s expenditures made on scientific research and experimental development in a Pre-Closing Tax Period for purposes of the Tax Act.

“Straddle Period” means a taxation year or fiscal period that includes, but does not begin or end at the Closing Time.

“Straddle Period Returns” has the meaning set forth in Section 9.4(i).

“Stub Period Returns” has the meaning set forth in Section 9.4(a).

“Subsidiary” means with respect to a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone and/or through and/or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the voting stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or of which the specified Person controls the management.

“Survival Period” has the meaning set forth in Section 6.3(a).

“Target Working Capital” means $[***Redacted – Commercially Sensitive Information***].

“Tax Act” means the Income Tax Act (Canada) and, where applicable, any equivalent provincial income tax Laws.

“Tax Authority” means the Canada Revenue Agency and any other Governmental Authority in any jurisdiction having taxing authority and their respective successors, if any.

“Tax Returns” means all returns, reports, declarations, designations, elections, notices, filings, forms, statements and other documents (whether in written, electronic or other form) and any amendments, schedules, attachments, supplements, appendices and exhibits thereto, which have been prepared or filed or required to be prepared or filed in respect of Taxes.

“Taxes” includes (a) any taxes, duties, assessments, imposts, fees, withholdings, levies and other charges of any nature imposed by any Tax Authority and includes all interest, penalties, fines, additions to tax or other additional amounts imposed by any Tax Authority including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, Québec sales, use, value-added, excise, withholding, business, property, occupancy, employer health, payroll, employment, health, social services, education and social security taxes or charges, all surtaxes, all customs duties and import and export taxes, countervailing and antidumping and all employment insurance, health insurance, workers’ compensation plan premiums, contributions or withholdings, and Canada, and other government pension plan and other employer plan premiums, contributions or withholdings and all other taxes and similar government charges of any kind imposed by any Governmental Authority, and (b) any liability for the payment of any amounts of the type described in (a) above as a result of any express or implied obligation to indemnify any other Person.

“Termination Agreements” means the agreements among agreements with [***Redacted – Personally Identifying Information***].

“Third Party Claim” means any Legal Proceeding or demand that is initiated, instituted or asserted by a third party, including a Governmental Authority, against an Indemnified Person which entitles the Indemnified Person to make a claim for indemnification under this Agreement.

“Transaction” means the transactions contemplated in this Agreement.

“Transaction Bonus Payments” means the payments payable to select employees in connection with the Closing, including but not limited to, the payments payable to [***Redacted – Personally Identifying Information***].

“Transaction Documents” means this Agreement, the Escrow Agreement, the Non-Competition Agreements, the Lock-up Agreements, the Employment Agreements, the Closing Shareholders Agreement and the Minority Interest Subscription Agreements and all other agreements, certificates and other instruments or documents delivered or given pursuant to this Agreement.

“Transaction Expenses” means, as at the Measurement Time, all of the following, to the extent not paid prior to Closing, regardless of whether such Transaction Expenses are due and payable or not as at such Measurement Time: (a) all fees and disbursements of attorneys, investment bankers, accountants and other professional advisors which, in each case, have been incurred by the Corporation (or incurred by the Sellers but assumed by, or charged to, the Corporation) in connection with the preparation, execution and consummation of the Transactions contemplated by this Agreement; (b) any fees and expenses incurred by the Corporation (or by any Seller, to the extent assumed by, or charged to, the Corporation) in connection with obtaining waivers, Consents or approvals of any Governmental Authority or third parties on behalf of the Corporation in connection with the consummation of the Transactions contemplated hereby; (c) all brokerage or finder’s fees, commissions or similar payments based upon any agreement or understanding made or entered into by any such Person with the Corporation (or any Person acting on its behalf) prior to the Closing Time in connection with any of the Transactions contemplated by this Agreement; (d) any payments, bonuses, sale, “stay-around”, retention, severance or similar bonus of payments to current or former directors, officers, employees and consultants of the Corporation which become due or payable or are otherwise required to be made as a result of or in connection with the Closing (including all Taxes related thereto to be paid by the Corporation), including, but not limited to, pursuant to the terms of the Termination Agreements, the Transaction Bonus Payments, or as a result of any change of control or other similar provisions, including all fees and expenses associated with the foregoing; (e) 50% of Escrow Agent fees and expenses and 50% of all expenses associated with the Escrow Account; (f) any fees and expenses associated with obtaining the release and termination of any Encumbrances in connection with the consummation of the transactions contemplated by this Agreement; and (g) any fees and expenses as a result of any change of control or other similar provisions,.

“Transferred Information” means any Personal Information disclosed or conveyed to one Party or any of its representatives (a “Recipient”) by or on behalf of another Party (a “Disclosing Party”) in anticipation of and meaningful to, as a result of, or in conjunction with the transactions contemplated by this Agreement and the Transaction Documents.

“TSX” means the Toronto Stock Exchange.

“TSX Approval” means the conditional approval of the TSX to list the Village Farms Shares to be issued pursuant to this Agreement on the TSX subject to customary conditions, and such approval will not have been revoked.

“Unresolved Claims” has the meaning set forth in Section 6.11.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“U.S. GAAP” means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, as of the date hereof.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“Village Farms Shares” means common shares in the capital of Purchaser.

“VWAP” means the volume weighted average trading price, calculated by dividing the total value by the total volume of securities traded for the relevant period as available on the Bloomberg terminal.

“Working Capital” means an amount equal to (a) the amount of the current assets (excluding Tax assets, but including, without limitation, Cash if a positive number) of the Corporation as of the Measurement Time, minus (b) the amount of the Current Liabilities (excluding Indebtedness but including, without limitation, Cash if a negative number) and deferred revenue of the Corporation as of the Measurement Time, in each case on a consolidated basis. For the purposes of calculating Working Capital, Current Liabilities shall include, without limitation, (i) accounts payable including those that are more than sixty (60) days past due, (ii) unpaid Liabilities for income Taxes of the Corporation and unpaid Liabilities of the Corporation for payroll, employment or similar Taxes or deferred Taxes, (iii) any payments, bonuses, sale, “stay-around”, retention, severance or similar bonus of payments to current or former directors, officers, employees and consultants of the Corporation which become due or payable or are otherwise required to be made as a result of or in connection with the Closing (including all Taxes related thereto to be paid by the Corporation), including, but not limited to, pursuant to the terms of the Termination Agreements, the Transaction Bonus Payments, or as a result of any change of control or other similar provisions, including all fees and expenses associated with the foregoing, and (iv) any payroll, employment or other Taxes, if any, required to be paid by Purchaser on behalf of the Corporation, or any member of the Corporation, with respect to the amounts described in clause (iii). For avoidance of doubt, Working Capital shall not include any SRED Amounts.

“Working Capital Deficit” means the amount by which the Working Capital as at the Closing Date is less than the Target Working Capital.

“Working Capital Surplus” means the amount by which the Working Capital as at the Closing Date is more than the Target Working Capital.

1.2	Gender and Number

Any reference in this Agreement to gender includes all genders and words importing the singular include the plural and vice versa.

1.3	Certain Phrases

Except where expressly stated otherwise, in this Agreement:

(a)	“either” and “or” are not exclusive and “include”, “includes” and “including” are not limiting;

(b)	“hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c)	“date hereof” refers to the date set forth in the initial caption of this Agreement;

(d)	“extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(e)

when reference is made in this Agreement to information or documents having been “made available” to Purchaser, that shall include information and documents that were (i) contained in the Data Room no later than 5 p.m. on the day prior to the date of this Agreement, (ii) delivered to [***Redacted – Personally Identifying Information***]or [***Redacted – Personally Identifying Information***] or the Purchaser’s counsel, or (iii) the documents discussed between the Principals and the Purchaser’s executive team on [***Redacted – Commercially Sensitive Information***]1;

(f)	except as otherwise expressly provided for herein, a reference to any Person includes any Person that is a successor or permitted assign to such first Person;

(g)	all references to specific times shall be references to Eastern Time; and

(h)

when relevant (i) the words “personal property” shall be deemed to include “movable property”, (ii) the words “real property” shall be deemed to include “immovable property”, (iii) the words “tangible property” shall be deemed to include “corporeal property”, (iv) the words “intangible property” shall be deemed to include “incorporeal property”, (v) the words “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to “perfection” or “perfected” liens or security interests shall be deemed to include a reference to an “opposable” or “set up” lien or security interest as against third parties, (vii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (viii) the word “goods” shall be deemed to include “corporeal moveable property”, other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall include a “mandatary”, (x) “gross negligence or willful misconduct” shall be deemed to include an “intentional or gross fault”, (xi) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xii) “priority” shall be deemed to include “prior claim”, (xiii) “survey” shall be deemed to include “certificate of location and plan”, (xiv) “fee simple title” shall be deemed to include “absolute ownership”, (xv) “leasehold interest” shall be deemed to include a valid lease, (xvi) the word “lease” shall be deemed to include a “leasing contract”, (xvii) the words “carrier’s, warehousemen’s, mechanics’, construction and materialmen’s Encumbrances” shall include “legal hypothecs”, (xviii) the words “guarantee” and “guarantor” shall be deemed to include “suretyship” and “surety”, and sentences and combination of words including such words shall have a similarly extended meaning.

1.4	Computation of Time Periods

When calculating any deadline or time limit, the following rules apply:

(a)	the day marking the commencement of the deadline or time limit is excluded, but the day the deadline or time limit expires is included;

(b)

non-Business Days are included; however, where the deadline or expiry of the time limit falls on a non-Business Day, the deadline or time limit will be extended to the following Business Day and similarly if the deadline or expiry of the time limit for the issuance of any Village Farms Shares hereunder fall on a non-trading day, the deadline or time limit for such issuance will be extended to the following trading day;

(c)	in the Agreement, the word “month” means a calendar month; and

(d)	unless otherwise expressly provided in the Agreement, the term “year” means a calendar year.

1.5	Headings, etc.

The inclusion of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this Agreement.

1.6	Disclosure Schedule and Exhibits

(a)

If a matter is said to be set out, disclosed, listed, described or reflected in a particular section of the Disclosure Schedule, it is deemed to have been sufficiently disclosed to the Parties if such matter is fully and plainly described in that particular section of the Disclosure Schedule or if there is, in that particular section, a specific cross-reference to another section of the Disclosure Schedule. No such matter is considered to be sufficiently disclosed if it is set out in any other section of the Disclosure Schedule unless there is full and plain description in the cross-referenced section.

(b)	Nothing set out in the Disclosure Schedule establishes a standard of materiality.

(c)	The Disclosure Schedule and the Exhibits to this Agreement form an integral part of this Agreement.

(d)

The Disclosure Schedule contains confidential information and may not be disclosed unless (i) it is required to be disclosed pursuant to applicable Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (ii) a Party needs to disclose it in order to enforce or exercise its rights under this Agreement.

1.7	Currency

All monetary amounts in this Agreement, unless otherwise specifically indicated, are stated in Canadian currency. Whenever conversion of values from or into any currency other than Canadian dollars are required for payments, or calculations, under this Agreement, such conversion shall be made using the daily exchange rate posted on the Bank of Canada’s website at https://www.bankofcanada.ca/ for the date that is two (2) Business Days prior to the applicable payment or calculation date unless in each case otherwise agreed to in writing by the Parties.

1.8	Knowledge

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge or awareness of a Party, it is deemed to refer to the actual knowledge of:

(a)	if the Person is an individual, that Person; or

(b)

if the Person is a body corporate: (i) in the case of the Corporation, [***Redacted – Personally Identifying Information***]; and (ii) in all other cases, the current officers and directors of that Person, after that Person (or its directors or officers, as applicable) has made reasonable inquiries with the responsible management personnel of such Person having regard to their functional areas of responsibility and the subject matter of the representations and warranties contained herein.

1.9	Accounting Terms

All accounting and financial terms and references not defined in this Agreement are to be interpreted in accordance with Accounting Principles.

1.10	Statutory References

Unless otherwise specifically indicated, any reference to a statute in this Agreement refers to that statute and to the regulations made under that statute as at the Closing Date.

1.11	No Presumption

The Parties and their counsel have participated jointly in the negotiation and drafting of this Agreement and each of the Transaction Documents. If an ambiguity or a question of intent or interpretation arises, this Agreement and each of the Transaction Documents are to be construed as if drafted jointly by the Parties. No presumption or burden of proof should arise in favour of any Party by virtue of the authorship of any provision of this Agreement or any of the Transaction Documents.

1.12	Governing Law and Jurisdiction

(a)

This Agreement is governed by and is to be interpreted, construed and enforced in accordance with the Laws of the Province of Québec and the federal Laws of Canada applicable therein, without regard to conflict of law principles.

(b)

Each Party irrevocably attorns and submits to the exclusive jurisdiction of the courts of the province of Québec, district of Montréal, in any action or proceeding arising out of, or relating to, this Agreement. Each of the Parties waives objection to the venue of any action or proceeding in such court or any argument that such court provides an inconvenient forum.

ARTICLE 2

PURCHASED SHARES AND PURCHASE CONSIDERATION

2.1	Purchase and Sale

(a)

Subject to the terms and conditions of this Agreement, Sellers shall sell, assign, transfer and deliver to Purchaser and Purchaser shall purchase and acquire from Sellers on the Closing Date, with effect as of the Closing Time and in accordance with the allocation set out in Section 2.3, their Pro Rata Shares, free and clear of any Encumbrances, which shall constitute all of the issued and outstanding shares of the Corporation as at the Closing Time (it being understood for greater clarity, that [***Redacted – Commercially Sensitive Information***] Class “D” Shares will be issued to [***Redacted – Commercially Sensitive Information***] Inc. and [***Redacted – Commercially Sensitive Information***] Class “D” Shares will be issued to [***Redacted – Commercially Sensitive Information***] Inc. pursuant to the Minority Interest Subscription Agreements immediately thereafter).

(b)

Each of the Sellers and the Corporation hereby waives, with respect to the transfer of the Purchased Shares to Purchaser hereunder the share transfer restrictions set out in the Shareholders’ Agreement that would otherwise apply thereto.

2.2	Purchase Consideration

(a)	Subject to the terms and conditions of this Agreement and in particular, subject to Sections 2.2(c) and 2.12, the Purchase Consideration for all of the Purchased Shares shall be comprised of:

(i)

a number of Village Farms Shares (the “Share Tranche 1 Consideration”) corresponding to an aggregate issuance price of $22,100,000 divided by a price per Village Farms Share equal to the higher of (A) US$12.00 or (B) the ten (10)-day VWAP of Village Farms Shares traded on the NASDAQ or another exchange according to Bloomberg as of the last trading day prior to the Closing Date (the “Share Tranche 1 Issuance Price”), a portion of which equal to a number of Village Farms Shares corresponding to an aggregate purchase price of $2.5 Million divided by the Share Tranche 1 Issuance Price shall be held in escrow (the “Escrowed Shares”), plus

(ii)

a number of Village Farms Shares (the “Share Tranche 2 Consideration” and together with the Share Tranche 1 Consideration, the “Share Consideration”) corresponding to (A) an aggregate issuance price of $10,000,000, divided by (B) a price per Village Farms Share equal to the ten (10)-day VWAP of Village Farms Shares traded on the NASDAQ or another exchange according to Bloomberg as of the last trading day prior to the Closing Date (the “Share Tranche 2 Issuance Price”), plus

(iii)

cash in an amount equal to $19,900,000, minus (i) the Debt Cash Repayment, minus (ii) the Closing Transaction Expenses, minus (iii) $2.5 million, which amount shall be held in escrow in accordance with the Escrow Agreement (the “Escrowed Cash”), (collectively, the “Closing Cash Payment”).

(b)

Notwithstanding anything else in this Agreement, the Purchaser shall have the sole unfettered discretion to replace at any time any portion of the Share Consideration with an equivalent cash amount payable as at the same date as such Share Consideration is required to be paid pursuant to this Agreement.

(c)

Notwithstanding anything else in this Agreement, only whole Village Farms Shares (including for greater clarity the Escrowed Shares) shall be issued pursuant to this Agreement and the number of Village Farms Shares to be issued at any time to a Seller or to the Escrow Agent hereunder shall be rounded up or down to the nearest whole number, if applicable.

2.3	Allocation

The Purchase Consideration (and any adjustments thereto) shall be allocated among Sellers in accordance with the Purchase Consideration allocation set forth in Exhibit A hereto.

2.4	Withholding Rights

Purchaser shall be entitled to deduct and withhold from the Purchase Consideration such amounts as Purchaser may be required to deduct or withhold with respect to such payment under the Tax Act, or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the relevant Seller in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Authority by Purchaser.

2.5	Closing Payments and Share Issuances

(a)	On the Closing Date, the Purchaser shall:

(i)	pay the Closing Cash Payment;

(ii)

issue to Sellers, the Village Farms Shares forming part of the Share Consideration (the “Closing Village Farms Shares”), which shall be allocated among such Sellers in accordance with the allocation set forth in Exhibit A, evidenced by restricted DRS advice statements from Purchaser’s transfer agent (or Purchaser shall alternatively provide evidence to Sellers of a signed and delivered irrevocable treasury direction of Purchaser to its transfer agent to promptly issue such restricted DRS advice statements to Sellers) or, at the Purchaser’s option, issue physical certificates evidencing such Closing Village Farms Shares, and such Closing Village Farms Shares shall remain restricted shares with the applicable legend(s) (as specified in Section 2.11) and a stop order placed thereon until the later of the date on which (A) the legend(s) thereon have been removed (or have expired) in accordance with the terms thereof and (B) they are no longer restricted shares;

(iii)

issue the Escrowed Shares registered to the Sellers to the Escrow Agent evidenced by restricted DRS advice statements from Purchaser’s transfer agent (or Purchaser shall alternatively provide evidence to the Escrow Agent of a signed and delivered irrevocable treasury direction of Purchaser to its transfer agent to promptly issue such restricted DRS advice statements to the Escrow Agent) or, at the Purchaser’s option, issue physical certificates for the Escrowed Shares registered to Sellers in accordance with Exhibit A hereto and deliver physical certificates to the Escrow Agent, such Escrowed Shares to be, in each case, deposited in the Escrowed Shares Account in accordance with the Escrow Agreement and to be held and released by the Escrow Agent in accordance therewith, it being understood that such Escrowed Shares shall remain restricted shares with the applicable legend(s) (as specified in Section 2.11) and a stop order placed thereon until the later of the date on which (i) the legend(s) thereon have been removed (or have expired) in accordance with the terms thereof and (ii) they are no longer restricted shares;

(iv)	pay the Escrowed Cash to the Escrow Agent, such Escrowed Cash to be held and released by the Escrow Agent in accordance with the Escrow Agreement; and

(v)	repay the Debt Amounts and the Closing Transaction Expenses pursuant to Section 2.6.

2.6	Payment of Indebtedness and Closing Transaction Expenses

(a)

On the Closing Date, Purchaser shall repay for and on behalf of the Corporation all Debt Amounts outstanding pursuant to the Shareholder Loans in accordance with Exhibit C (in each case, a “Shareholder Loan Outstanding Amount”) by making to each such Shareholder-Creditor a wire transfer of an amount equal to the Shareholder Loan Outstanding Amount of the Shareholder Loan of such Shareholder-Creditor in accordance with Section 2.7 up to the amount of the Closing Cash Payment (after taking into account the amount payable under subparagraphs (b) and (e) below).

(b)

On the Closing Date, immediately prior to Closing, Purchaser shall repay for and on behalf of the Corporation the Closing Transaction Expenses, as directed by the Sellers in writing in advance of Closing, by making to all applicable payees a wire transfer of the applicable amount.

(c)

The Corporation hereby irrevocably directs the Purchaser to make each payment set forth in this Section 2.6 in accordance herewith. Each payment made by Purchaser on behalf of the Corporation pursuant to this Section 2.6 shall be considered an advance made by the Purchaser to the Corporation to be evidenced by a non-interest bearing promissory note of a principal amount equal to the aggregate sum of Debt Amount paid in accordance with this Section 2.6 (the “Closing Promissory Note”).

(d)

Upon payment of the Debt Amount to any Shareholder-Creditor in accordance with this Section 2.6, such Shareholder-Creditor voluntarily, knowingly, irrevocably and unconditionally fully acquits, remises, releases and forever discharges the Corporation and the Corporation’s present and former subsidiaries, Affiliates, shareholders, directors, officers, Employees, partners, investors, related companies, agents, attorneys and representatives (collectively, the “Corporation Released Persons”, which term includes the Corporation’s successors and assigns), of and from all actions, causes of action, complaints, proceedings, suits, debts, dues, duties, accounts, bonds, covenants, Contracts, claims, executions, judgments, torts, damages, loss, cost, penalty, offsets, demands and any and all Liabilities or expenses, including reasonable professional fees and expenses and reasonable costs incurred in investing or pursuing any of the foregoing or defending any proceeding related to any of the foregoing, whatsoever, known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, of every name and nature and at law or in equity that any such Shareholder-Creditor ever had, now has or may hereafter have against such Corporation Released Persons, or any of them, arising out of, relating to or connected with any cause, matter or thing whatsoever existing up to and including the date hereof in relation to, arising directly or indirectly by reason of or as a consequence of, the Shareholder Loan, as applicable, in favour of such Shareholder-Creditor, as applicable, and each such Shareholder-Creditor also agrees that it will not make any claim or take any proceedings with respect to any matter so released and discharged and confirms that upon payment of the relevant debt in accordance with this Section 2.6, it shall have no further interest in the Shareholder Loan, as applicable.

(e)

Immediately prior to the Closing Time, the Corporation has issued [***Redacted – Commercially Sensitive Information***] Inc. the [***Redacted – Commercially Sensitive Information***] Shares in partial payment of all Debt Amounts owed by the Corporation to [***Redacted – Commercially Sensitive Information***] (as assignee of [***Redacted – Commercially Sensitive Information***]) pursuant to the [***Redacted – Commercially Sensitive Information***] Loan Agreement the whole in accordance with the [***Redacted – Commercially Sensitive Information***] Compensation Agreement, which shares form part of the Purchased Shares. On the Closing Date, Purchaser shall repay to [***Redacted – Commercially Sensitive Information***] (as assignee of [***Redacted – Commercially Sensitive Information***]) for and on behalf of the Corporation an amount of $[***Redacted – Commercially Sensitive Information***] which represents all Debt Amounts outstanding pursuant to the [***Redacted – Commercially Sensitive Information***] Loan Agreement by making a wire transfer of such an amount.

(f)

As a result of the partial repayment made pursuant to subparagraph (d) above and upon payment of the amount in subparagraph (e) above, [***Redacted – Commercially Sensitive Information***] hereby voluntarily, knowingly, irrevocably and unconditionally fully acquits, remises, releases and forever discharges the Corporation Released Persons of and from all actions, causes of action, complaints, proceedings, suits, debts, dues, duties, accounts, bonds, covenants, Contracts, claims, executions, judgments, torts, damages, loss, cost, penalty, offsets, demands and any and all Liabilities or expenses, including reasonable professional fees and expenses and reasonable costs incurred in investing or pursuing any of the foregoing or defending any proceeding related to any of the foregoing, whatsoever, known or unknown, suspected or unsuspected, accrued or unaccrued, fixed or contingent, of every name and nature and at law or in equity that [***Redacted – Commercially Sensitive Information***] Partners or [***Redacted – Commercially Sensitive Information***] ever had, now has or may hereafter have against such Corporation Released Persons, or any of them, arising out of, relating to or connected with any cause, matter or thing whatsoever existing up to and including the date hereof in relation to, arising directly or indirectly by reason of or as a consequence of, the [***Redacted – Commercially Sensitive Information***] Loan Agreement and [***Redacted – Commercially Sensitive Information***] Partners also agrees that it will not make any claim or take any proceedings with respect to any matter so released and discharged and confirms that it shall have no further interest in the [***Redacted – Commercially Sensitive Information***] Loan Agreement.

2.7	Payments

All cash payments to the Sellers, the Escrow Agent and the Shareholders-Creditors set forth in this Article 2 shall be made by wire transfer of immediately available funds to the accounts directed by the Sellers’ Representative, pursuant to a written direction received at Closing Date. The Sellers’ Representative shall be solely responsible for ensuring the accuracy of all applicable share and cash allocations and wire instructions from and to the Sellers (including without limitation in their capacity as sellers hereunder and as Shareholders-Creditors) shall be solely responsible for the repayment to the Sellers of any amount paid hereunder to the Sellers’ Representative on behalf of the Sellers.

2.8	Adjustment of Purchase Consideration

(a)

Within ninety (90) days after the Closing Date, Purchaser shall prepare and deliver, or cause to be prepared and delivered, at Purchaser’s expense, to Sellers’ Representative (i) a statement setting forth Purchaser’s calculation of the Working Capital as at the Closing Date, the Working Capital Deficit or the Working Capital Surplus, if any, the Debt Amount, the Shareholder Loan Outstanding Amount, the Transaction Expenses and the final cash payment reflecting the deduction or addition of the foregoing items from the Closing Cash Payment (the “Final Cash Payment”) (collectively, the “Closing Statement”), and (ii) all records and work papers reasonably necessary, in the determination of Sellers’ Representative, to compute and verify the information set forth in the Closing Statement to the extent such records and work papers differ from the ones previously delivered to the Purchaser.

(b)

If Sellers’ Representative, on behalf of Sellers, has any objections to the Closing Statement prepared by Purchaser, then Sellers’ Representative will deliver a detailed written statement (the “Objections Statement”) describing (i) which items on the Closing Statement have not been prepared in accordance with this Agreement, (ii) the basis for Sellers’ disagreement with the calculation of such items, and (iii) Sellers’ proposed dollar amount for each item in dispute, to Purchaser within thirty (30) days after delivery of the Closing Statement. If Sellers’ Representative fails to deliver an Objections Statement within such thirty (30) day period, then the Closing Statement shall become final and binding on all Parties. Sellers shall be deemed to have agreed with all amounts and items contained or reflected in the Closing Statement to the extent such amounts or items are not disputed in the Objections Statement.

(c)

If Sellers’ Representative delivers an Objections Statement within such thirty (30) day period, then Sellers and Purchaser will use commercially reasonable efforts to resolve any such disputes, but if a final resolution is not obtained within thirty (30) days after Sellers’ Representative has submitted any Objections Statements, any remaining matters which are in dispute will be resolved by [***Redacted – Commercially Sensitive Information***] (the “Accountants”). The Accountants will promptly, and in any event within thirty (30) days after the dispute is submitted to the Accountants, prepare and deliver a written report to Purchaser and Sellers’ Representative providing a proposed resolution of such unresolved disputes. The Accountants’ determination of such unresolved disputes will be final and binding upon all Parties, absent manifest error; provided, however, that no such determination shall be any more favorable to Purchaser than is set forth in the Closing Statement or any more favorable to Sellers than is proposed in the Objections Statement.

(d)

The Accountants, in undertaking the tasks to be performed by it as provided herein, shall act as an expert and not as an arbitrator. Purchaser and the Sellers’ Representative may within the delays set forth in this Section 2.8, present to the Accountants their respective positions regarding the dispute (provided that, for greater certainty, such presentations are limited to matters in dispute pursuant to the applicable Objections Statement), and each of Purchaser and the Sellers’ Representative shall have the right to present additional documents, materials and other information, and make an oral presentation to the Accountants, regarding such dispute and the Accountants shall consider such additional documents, materials and other information and such oral presentation. Any such other documents, materials or other information shall be copied to each of Purchaser and the Sellers’ Representative and each of the Sellers’ Representative and Purchaser (and their respective representatives) shall be entitled to attend any such oral presentation.

(e)

In resolving any disputed item, the Accountants (i) shall be bound to the principles of this Agreement and the definitions herein, (ii) shall limit its review to the unresolved matters specifically set forth in the applicable Objections Statement and (iii) shall review only the presentations and materials of Purchaser and the Sellers’ Representative provided to it in accordance with the guidelines and procedures set forth herein (i.e., not on the basis of an independent review).

(f)

The Sellers, on the one hand, and the Purchaser, on the other hand, will each bear the fees and expenses of their respective accountants, auditors or other advisors, if any, in preparing or reviewing, as the case may be, the Closing Statement. The fees and expenses of the Accountants shall be divided between the Sellers, on one hand, and the Purchaser, on the other hand, based on the percentage which the portion of the disputed items not awarded to each Party bears to the aggregate amount of the disputed items. However, the Sellers and the Purchaser will each bear their own fees and expenses in presenting their respective cases to the Accountants.

(g)

The final Closing Statement, however determined pursuant to this Section 2.8, will produce the Working Capital Deficit or the Working Capital Surplus, if any, Debt Amount, and amount of Transaction Expenses to be used to determine the Final Cash Payment.

(h)	All calculations of Working Capital under this Agreement, whether estimates or otherwise, shall be determined in accordance with Accounting Principles.

(i)

The determination of the Final Cash Payment in accordance with the provisions of this Section 2.8 do not limit or affect any other rights or causes of action which either Purchaser or Sellers may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement or the Transaction Documents.

2.9	Adjustment of Cash Payment

(a)	Within five (5) Business Days after the Final Cash Payment becomes final and binding in accordance with Section 2.8:

(i)	If the Final Cash Payment exceeds the Closing Cash Payment, then:

(A)	the Escrow Agent shall hold the Aggregate Escrow in escrow until the Escrow Release Date, in accordance with the Escrow Agreement; and

(B)	the Purchaser shall pay to the Sellers, based on each Sellers’ Pro Rata Share, the amount by which the Final Cash Payment

(C)	exceeds the Closing Cash Payment.

(ii)	If the Closing Cash Payment exceeds the Final Cash Payment, then such excess shall be paid as follows:

(A)	by the release by the Escrow Agent to the Purchaser from the Escrowed Cash the amount corresponding to such excess in accordance with the Escrow Agreement;

(B)

in the event the amount by which the Closing Cash Payment exceeds the Final Cash Payment is more than the Escrowed Cash, by the release by the Escrow Agent to the Purchaser from the Escrowed Shares the amount corresponding to such additional excess;

(C)

in the event the amount by which the Closing Cash Payment exceeds the Final Cash Payment is more than the Aggregate Escrow, by the payment by the Sellers to the Purchaser, based on each Sellers’ Pro Rata Share, of such additional excess.

In the event that a portion of the Escrowed Cash and/or the Escrowed Shares remains subsequent to an adjustment pursuant to this Section 2.9(a)(ii), then the Escrow Agent shall continue to hold such amounts in escrow until the Escrow Release Date, in accordance with the Escrow Agreement.

(iii)

If the Closing Cash Payment and the Final Cash Payment are the same, then the Escrow Agent shall hold the Aggregate Escrow in escrow until the Escrow Release Date, in accordance with the Escrow Agreement.

(b)

Purchaser and Sellers’ Representative shall provide a joint notice and direction to the Escrow Agent, pursuant to this Agreement and the Escrow Agreement, for the release of any Escrowed Cash in accordance with Section 2.9(a).

2.10	Non-Competition Agreements

The Parties acknowledge and agree that: (i) no portion of the Purchase Consideration shall be allocated to the Non-Competition Agreements; and (ii) the Non-Competition Agreements are integral to this Agreement and shall be granted to maintain or preserve the value of the Purchased Shares.

2.11	Legends

(a)

All certificates issued in respect of or exchange for the Village Farms Shares that may be issued hereunder shall bear a legend (and Purchaser will make a notation on its transfer books to such effect)    prominently stamped or printed thereon reading substantially as follows, or the substance of which will otherwise be reflected on the Books and Records of the transfer agent of the Village Farms Shares with respect to book-entry shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF VILLAGE FARMS INTERNATIONAL, INC. (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (B) IN ACCORDANCE WITH (1) RULE 144A OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS; PROVIDED THAT TRANSFERS UNDER CLAUSE (B)(2) OR (C) SHALL BE PERMITTED ONLY AFTER THE HOLDER HAS FURNISHED TO THE CORPORATION (AND IF APPLICABLE, THE CORPORATION’S TRANSFER AGENT) AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH EXEMPTION(S) FROM REGISTRATION ARE AVAILABLE.”

(b)

All certificates issued in respect of or exchange for the Escrowed Shares that may be issued hereunder shall also bear a legend (and Purchaser will make a notation on its transfer books to such effect)    prominently stamped or printed thereon reading substantially as follows, or the substance of which will otherwise be reflected on the Books and Records of the transfer agent of the Escrowed Shares with respect to book-entry shares:

“THESE SHARES ARE SUBJECT TO AN ESCROW AGREEMENT AMONG OLYMPIA TRUST COMPANY, [***Redacted – Personally Identifying Information***], AS SELLERS’ REPRESENTATIVE, AND VILLAGE FARMS INTERNATIONAL, INC. AND WILL BE RELEASED FROM ESCROW IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.”

2.12	Limit on Share Consideration.

Notwithstanding anything else in this Agreement, the total number of Village Farms Shares to be issued pursuant to this Agreement, including, but not limited to, any issuances of Village Farms Shares to shareholders pursuant to any put option or call option contained in the Closing Shareholders Agreement, shall not, in the aggregate when taken together with all Village Farms Shares previously issued pursuant to this Agreement, exceed 20% of the total issued and outstanding shares of the Purchaser (on a pre-Transaction basis) (the “20% Cap”). If any portion of Purchase Consideration becomes payable in Village Farms Shares in an amount that would exceed the 20% Cap, the amount of such Village Farm Shares that would result in such excess shall become payable in cash, which amount of cash shall be based on the aggregate purchase price of these Village Farm Shares as determined pursuant to Sections 2.2(a)(i) and 2.2(a)(ii).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants as follows to Purchaser and acknowledges and confirms that Purchaser is relying upon the representations and warranties in entering into this Agreement and Purchaser purchasing the Purchased Shares:

3.1	Incorporation and Corporate Power

The Corporation is a corporation amalgamated, organized and existing under the Canada Business Corporations Act (CBCA), and has the corporate power and authority to own and operate its Property, carry on the Business and enter into and perform its obligations under each of the Transaction Documents to which it is a party and to consummate all transactions contemplated hereby and thereby. No dissolution, winding-up, bankruptcy, liquidation or similar proceedings have been threatened, commenced or are pending or proposed in respect of the Corporation.

3.2	Corporate Authorizations

The execution, delivery and performance by the Corporation of the Transaction Documents to which it is a party:

(a)

has been duly authorized by all necessary corporate action on the part of the Corporation and all action on the part of the Corporation necessary for the authorization, execution and delivery of the Transaction Documents to which it is party and the performance of its obligations thereunder has been taken; and

(b)

does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of its constating documents and governance documents, including shareholders’ agreements, articles, by-laws or resolutions of its board of directors or shareholders, and the transactions contemplated under such Transaction Documents are being completed in strict compliance with all requirements under the Shareholders’ Agreement.

3.3	No Conflict with Authorization or Applicable Law

To the knowledge of the Corporation, the execution, delivery and performance by the Corporation of the Transaction Documents to which it is a party will not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(a)

result in a breach or a violation of, default under, conflict with, or cause the termination or revocation of, any Authorization held by the Corporation or necessary to the ownership of the Purchased Shares, the use of its Property or the operation of the Business;

(b)	result in or require the creation of any Encumbrance upon any of the Purchased Shares or any of its Property or any Liability;

(c)	result in a breach or a violation of, or conflict with, (i) any Order, or (ii) any Law applicable to the Corporation.

3.4	No Conflict with Material Contracts

To the knowledge of the Corporation, the execution, delivery and performance by the Corporation of the Transaction Documents to which it is a party will not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance) give any Person the contractual right to seek, or to cause:

(a)	the termination, cancellation, amendment or renegotiation of any Material Contract binding on the Corporation, the Purchased Shares or the Corporation’s Property;

(b)	the acceleration of any material debt or other obligation of the Corporation; or

(c)	the forfeiture or other loss, in whole or in part, of any material benefit which would otherwise accrue to the Corporation.

3.5	Authorizations and Consents from Governmental Authorities

To the knowledge of the Corporation, except as disclosed in Section 3.5 of the Disclosure Schedule, there is no requirement for the Corporation or the Subsidiaries to make any filing with, give any notice to, or obtain any Authorization or Consent of, any Governmental Authority, as a result of, or in connection with, or as a condition to the lawful completion of, the transactions contemplated by the Transaction Documents to which the Corporation is a party.

3.6	Execution and Binding Obligation

The Transaction Documents to which the Corporation is a party have been (or will be) duly executed and delivered by the Corporation and constitute (or will constitute) legal, valid and binding obligations of the Corporation, enforceable against it in accordance with their respective terms.

3.7	Authorized and Issued Capital of the Corporation

The authorized capital of the Corporation consists of an unlimited number of Class “A”, Class “B”, Class “C”, Class “D”, Class “E” Common Shares, and Class “F” Common Shares (collectively, the “Common Shares”), of which [***Redacted – Commercially Sensitive Information***] Class “A” Shares have been duly issued and are outstanding as fully paid and non-assessable. The Purchased Shares represent all of the issued and outstanding securities in the capital of the Corporation and have been issued in compliance with all applicable Laws, provided for greater clarity that the Purchaser recognizes that immediately after Closing, [***Redacted – Commercially Sensitive Information***] Class “D” Shares will be issued to [***Redacted – Commercially Sensitive Information***] Inc. and to [***Redacted – Commercially Sensitive Information***] Inc. pursuant to the Minority Interest Subscription Agreements. The Corporation is a private issuer (as such term is defined in Section 2.4 of National Instrument 45-106 – Prospectus Exemptions). Except as set forth in Section 3.7 of the Disclosure Schedule and approval by the board of directors of the Corporation of the transfer of the Purchased Shares to Purchaser, no other resolution or consent of the directors or shareholders of the Corporation is required to authorize or approve the transfer of the Purchased Shares to the Purchaser or any of the other transactions contemplated by any of the Transaction Documents to which the Corporation is a party. The Common Shares are registered and held beneficially and of record by the Sellers (each as principal and not as mandatary, prête-nom or nominee) as set forth in Exhibit A and were offered, issued, sold and delivered in compliance with the Shareholders’ Agreement, if applicable, and all applicable Laws governing the issuance of securities and were not issued in violation of (or subject to) any preemptive rights (including any preemptive rights set forth in the organizational documents of the Corporation or the Shareholders’ Agreement, if applicable), rights of first refusal or offer or other similar rights.

3.8	No Other Agreements to Purchase

Except as disclosed in Section 3.8 of the Disclosure Schedule, and except for Purchaser’s rights under this Agreement, no Person has any written or oral agreement, option, warrant, understanding or commitment or any right or privilege (whether by Law, pre-emptive right, contractual or otherwise) capable of becoming such for:

(a)	To the knowledge of the Corporation, the direct or indirect purchase or acquisition from any Seller of any of the Purchased Shares; or

(b)	the purchase, subscription, allotment or issuance of any of the unissued shares, equity interests or other securities in the capital of the Corporation.

3.9	Dividends and Other Distributions

Except as disclosed in Section 3.9 of the Disclosure Schedule, since the Reference Date, the Corporation has not declared or paid any dividends or declared or made any return of capital or other distribution on any of its shares or other securities and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or other securities or agreed to do any of the foregoing.

3.10	Officers and Directors

A true and complete list of all of the directors and officers of the Corporation as of the date of this Agreement is set out in Section 3.10 of the Disclosure Schedule.

3.11	Shareholder Agreements

Except for the Shareholders’ Agreement and as set forth in Section 3.11 of the Disclosure Schedule, the Corporation has never been a party to, subject to, or affected by, any shareholders’ agreement. There is no shareholders’ agreement, pooling agreement, voting trust or other similar agreement which restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation or which affects the ownership or voting of any of the securities of the Corporation. The copy of the Shareholders’ Agreement made available to the Purchaser is a true and complete copy of the Shareholders’ Agreement and is in full force and effect, unamended.

3.12	Qualification

The Corporation is registered, licensed or otherwise qualified to do business as it is currently conducted under the Laws of the jurisdictions specified in Section 3.12 of the Disclosure Schedule and neither the character nor the location of the properties and assets owned by the Corporation nor the nature of the Business requires any registration, licensing or other qualification under the Laws of any other jurisdiction. There are no Legal Proceedings pending or, to the knowledge of the Corporation, threatened that challenge any qualification of the Corporation to do business. The Corporation has all necessary power, authority, and capacity to carry on the Business and to own or lease and operate its property and assets as now carried on and owned or leased and operated.

3.13	Corporate Records

The Corporation has provided or made available to Purchaser for its examinations the Corporate Records, all of which have been properly and accurately kept and are complete and up-to-date in all material respects and contain: (a) the constitutional or governing documents of the Corporation, as amended as at the Closing Date; (b) all material minutes of all meetings of the shareholders of the Corporation and all material meetings of the board of directors of the Corporation held in the past two years, and copies of all written resolutions of the shareholders and board of directors of the Corporation passed in lieu of the holding of meetings; and (c) registers of shareholders, share transfers, directors and officers of the Corporation. All corporate proceedings and actions reflected in such Corporate Records have been conducted or taken in compliance with all applicable Laws and with the articles and by-laws of the Corporation other than acts of non-compliance which, in the aggregate, are not material.

3.14	Subsidiaries

Except as set out in Section 3.14 of the Disclosure Schedule, the Corporation does not have any Subsidiaries or hold any securities or other ownership, equity or proprietary interests in any other Person.

3.15	Conduct of Business in Ordinary Course

Except as set out in Section 3.15 of the Disclosure Schedule or in connection the payment of any Transaction Expenses, the Corporation has not, since the Reference Date:

(a)

sold, transferred or otherwise committed to divest or dispose of any Property outside of the Ordinary Course except assets which are obsolete and which, individually or in the aggregate, do not exceed $[***Redacted – Commercially Sensitive Information***], except for inventory adjustments and the HOL divesture;

(b)	granted or suffered any Encumbrance upon any Property other than a Permitted Encumbrance;

(c)	incurred any Liabilities outside of the Ordinary Course exceeding $[***Redacted – Commercially Sensitive Information***] in the aggregate per payee;

(d)

made any capital expenditures or commitments therefor outside of the Ordinary Course which individually or in the aggregate exceeded $[***Redacted – Commercially Sensitive Information***] respectively;

(e)

created, incurred, assumed, increased or guaranteed any Indebtedness or granted any security interests upon any of its Property or guaranteed or otherwise become liable for the Liabilities of any other Person or made or agreed to make any loan or advance to any Person, except in each case for Permitted Encumbrances;

(f)

declared, set aside or paid dividends or distributions in respect of its capital, or any split up or other recapitalization in respect of its capital or any direct or indirect redemption, purchase or other acquisition of any such capital, or any agreement to do any of the foregoing;

(g)	made any gifts to any Person exceeding individually or in the aggregate $[***Redacted – Commercially Sensitive Information***];

(h)

made any payment to an officer, director, former director, Employee, Key Employee, Consultant or Related Party other than at the regular rates payable by way of salary or other remuneration or for the reimbursement of expenses incurred in the Ordinary Course;

(i)

made or committed to any change in the compensation paid or payable by it to any of its Employees, officers, directors, agents or Consultants or granted any general increase in the rate of wages, salaries, bonuses or other remuneration of any Employees or Consultants;

(j)

adopted, amended, modified or terminated any Employee Plans or other bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its Employees, directors, officers, agents or Consultants;

(k)	entered into any transaction or commitment with any of its senior Employees, Key Employees, Related Party or shareholders;

(l)	made any bonus or profit sharing distribution or made a commitment for a similar payment of any kind except in the Ordinary Course;

(m)	removed or appointed any auditor or director or terminated or hired any officer or other senior Person;

(n)	suffered any extraordinary loss, damage or destruction, whether or not covered by insurance;

(o)

terminated or suffered the termination of, or entered into, amended, assigned, subleased, granted any waiver under, exercised any option under, any Material Contract other than due to its expiration in accordance with its terms, other than as would not have a material effect on the Corporation, and not as a result of the potential completion of the transactions contemplated by the Transaction Documents to which the Corporation is a party;

(p)	except as set out in Section 3.15 of the Disclosure Schedule, written down the value of any Property owned or used by the Corporation, including inventory and capital lease assets;

(q)

waived or written off as uncollectible any Accounts Receivable or any portion thereof, other than as provisioned for in the Financial Statements, or amended, cancelled or waived any other debts or claims owed to it or any other rights of value to the Corporation, other than such items which are individually less than $[***Redacted – Commercially Sensitive Information***];

(r)	made any forward purchase commitments either in excess of the requirements of the Corporation for normal operating purposes or at prices higher than the current market prices;

(s)	received any notice from any Customer, supplier, Governmental Authority or any other Person, the results of which would reasonably be expected to materially impact the Business;

(t)

compromised or settled any litigation or claims, or suffered any judgments requiring payment by the Corporation or relating to the Property owned or used by the Corporation (including the Leased Properties) or the Business or granting injunctive relief or specific performance;

(u)

made any settlement or payment of any portion of any Liability to any of its Affiliates, or to any Person who is an Affiliate with any of its Affiliates, or settlement or payment of any of its other Liabilities, other than current trade payables provided for in the Financial Statements;

(v)

paid, discharged or satisfied in an amount in excess of $[***Redacted – Commercially Sensitive Information***] in the aggregate per payee, any Liabilities, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financial Statements;

(w)

failed to pay or otherwise satisfy any of its material Liabilities presently due and payable except such Liabilities that are being contested in good faith by appropriate means or proceedings and that are immaterial in amount;

(x)

delayed or postponed the payment of accounts or other amounts payable or other obligations or Liabilities or accelerated the collection of any accounts or other amounts receivable outside the Ordinary Course;

(y)	cancelled or reduced any of the Corporation’s insurance coverage;

(z)	reduced the types and levels of insurance in effect in respect of the Property;

(aa)	issued any equity interest (including any share) in it or any options, warrants or other rights to purchase an equity interest (including any shares) in it;

(bb)	modified its constating documents or by-laws;

(cc)	made any material change in any method of accounting or auditing practice except as required by IFRS or applicable Law;

(dd)

made, changed or revoked any material Tax election, filed any amended Tax Return, settled or compromised any audit or other proceeding relating to Tax, entered into any closing agreement, extended the statute of limitations or prescription period for the assessment or collection of any amount of Tax, surrendered any right to claim a Tax refund or credit, or submitted an application for or entered into any voluntary disclosure agreement;

(ee)

suffered any material shortage or any cessation or material interruption of inventory shipments, supplies or ordinary services, other than supply shortages caused by or otherwise relating to the COVID-19 Related Health Event;

(ff)	made any change in the method of billing or the credit terms made available to the customers of the Business; or

(gg)	authorized, agreed or otherwise committed to any of the foregoing.

3.16	No Material Adverse Effect

Since the Reference Date, there has not occurred any event, matter or circumstance (whether covered by insurance or not) that has a Corporation Material Adverse Effect.

3.17	Compliance with Laws

The Corporation has duly complied with, and is conducting the Business in compliance with, all applicable Laws, including Cannabis Laws, in all material respects and other than acts of non-compliance which in the aggregate are not material. The Corporation is not bound by any oral or written agreement with any third party to sell any of the Corporation, the Business, the Purchased Shares, the Property or any interest therein, including by way of merger, asset sale, sale or equity interest, shares or otherwise.

3.18	Licenses

(a)

Section 3.18 of the Disclosure Schedule lists all the Authorizations relied upon by the Corporation in respect of the Business, including the names of the Material Licenses and their dates of expiration. The Material Licenses are the only licenses, permits, approvals or evidence of authority of any Governmental Authority required for the operation of the Business as currently conducted by the Corporation as at the Closing Date.

(b)	The Business has been and is being conducted by the Corporation in all material respects in accordance with all terms and conditions of the Material Licenses.

(c)

All of the Material Licenses are valid, in good standing, and in full force and effect, free and clear of all Encumbrances, all fees and charges with respect to such Material Licenses have been paid in full, the Corporation is not in violation of any term or provision or requirement of any Material License, and no person has threatened to revoke, amend or impose any condition in respect of, or commenced proceedings to revoke, amend or impose conditions in respect of, any Material License. No event has occurred (including execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby) that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, or limitation of any Material License. There are no investigations, inquiries, audits, complaints or other communications that suggest that a Material License is not in good standing, or may be suspended, revoked, not renewed or not issued.

(d)

Except as disclosed in Section 3.18 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall not (i) adversely affect any Material License or (ii) require the consent or approval of, or filing with or notice to, any Governmental Authority or other Person to assure the continued holding by the Corporation and good standing of any such Material License.

(e)

Except as disclosed in Section 3.18 of the Disclosure Schedule, the Corporation has not been subject to any audit or inspection request or non-routine correspondence from any Governmental Authority relating to compliance with any applicable Laws, including without limitation, Cannabis Laws.

(f)

No Governmental Authority has commenced or initiated, or to the knowledge of the Corporation, threatened to commence or initiate any action to withdraw the Material Licenses. The Corporation has not ever received any notice or had any communication to such effect.

(g)

None of the Corporation or its Affiliates, or Employees or agents of the foregoing have made any false statements or untrue statements of a material fact on, or failed to disclose a material fact required to be disclosed in, any representations, reports or other submissions, whether oral, written, or electronically delivered, to any Governmental Authority or in or from any other records and documentation prepared or maintained to comply with the requirements of any Governmental Authority relating to any of the Material Licenses.

3.19	Sufficiency and Condition of Assets

(a)

Except for the Excluded Assets, the Business is the only business operation carried on by the Corporation and the Assets include all rights, assets and property necessary for the conduct of the Business after Closing substantially in the same manner as it was conducted prior to Closing. The tangible assets owned or leased by the Corporation (for clarity, including the Leased Properties and the Owned Real Property) are in good operating condition and repair having regard to their use and age, reasonable wear and tear excepted. None of such tangible assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

(b)	The Corporation does not own any material property, rights or other assets which are not necessary for the purpose of conducting the Business as it is currently being conducted.

3.20	Title to the Assets

The Corporation owns (with good, valid and marketable title to, or a valid leasehold interest in) all of the Property that it purports to own including all of the Property reflected as being owned by the Corporation on the balance sheet forming part of the Financial Statements or otherwise in its Books and Records other than the Property. The Corporation has legal and beneficial ownership of all of such Property free and clear of all Encumbrances other than Permitted Encumbrances. No other Person owns any property or assets which are being used in the Business except for the Leased Properties, any personal or moveable property leased to the Corporation pursuant to the Material Contracts and the Licensed IP. Any Permitted Encumbrances on the Property (or any part thereof), individually or in the aggregate, does not materially interfere with the current use of any such Property or materially detract from the value of any such Property.

3.21	No Options, etc.

Except for the Purchaser under this Agreement, no Person has any written or oral agreement, option, understanding or commitment, or any right, right of first refusal, or privilege (whether by Law, contractual or otherwise) capable of becoming such for the purchase or other acquisition from the Corporation of any of its Property other than pursuant to purchase orders for inventory sold in the Ordinary Course.

3.22	Owned Real Property

(a)	Section 3.22 of the Disclosure Schedule sets forth a complete list of the Owned Real Property.

(b)

The Corporation is the legal and beneficial owner of the Owned Real Property, as principal and not as mandatary, prête-nom or nominee, with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

(c)

Except as disclosed in Section 3.22 of the Disclosure Schedule, there are no outstanding options, rights of first offer or rights of first refusal to purchase under which the Corporation is obligated to sell or any Person has a right to purchase any Owned Real Property, and the Corporation is not a party to any agreement or option to purchase any real property or interest therein.

(d)	There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person or Persons the right of use or occupancy of any portion of any Owned Real Property.

(e)

To the knowledge of the Corporation, all improvements situate on or forming part of the Owned Real Property lie wholly within the boundaries of the Owned Real Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

(f)

The Corporation has not received any notification of and has no knowledge of, any outstanding or incomplete work orders in respect of any of the buildings, improvements or other structures constructed on the Owned Real Property or of any current non-compliancy (other than non-compliances which are legal nonconforming under relevant zoning-bylaws) with applicable statutes and regulations or building and zoning by-laws and regulations.

(g)	To the knowledge of the Corporation, the current uses of the Owned Real Property are permitted under current zoning regulations.

(h)

To the knowledge of the Corporation, there are no structural deficiencies or latent defects affecting any of the improvements situate on or forming part of the Owned Real Property and, to the knowledge of the Corporation, there are no facts or conditions affecting any of such improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of such improvements or any portion thereof in the operation of the Business.

(i)

To the knowledge of the Corporation, there are no pending condemnation, expropriation, eminent domain or similar proceedings affecting all or any portion of the Owned Real Property and, to the knowledge of the Corporation, no such proceedings are contemplated.

(j)	The Corporation has such rights of entry and exit to and from the Owned Real Property as are reasonably necessary to carry on the Business upon the Owned Real Property.

3.23	Leases and Leased Properties

(a)

Section 3.23 of the Disclosure Schedule contains a true, correct and complete list of the Leased Properties and a true, correct and complete list of all of the Leases relating thereto (including all amendments, extensions and renewals) that are in effect on the date hereof. The Sellers have made available to the Purchaser a true, correct and complete copy of each Lease, including all amendments, extensions, renewals or additions thereto. The Corporation is not a party to, or under any agreement to become a party to, any real property lease other than the Leases.

(b)

Section 3.23 of the Disclosure Schedule sets out, in respect of each Lease, the identity of the lessor and the lessee, a description of the leased premises (by municipal address or legal description), the term of the Lease, the rental payments under the Lease (specifying any breakdown of base rent and additional rents), any rights of renewal and the term thereof, and any restrictions on assignment.

(c)

Each Lease is in good standing and is in full force and effect, and constitutes a legal, valid and binding obligation on the Corporation and is enforceable in accordance with its terms against the Corporation.

(d)	With respect to each Lease:

(i)	all rents and additional payments due and payable have been paid;

(ii)

there are no defaults or breaches under any of the Leases and no event, act or circumstance (including the purchase of the Purchased Shares) exists which, with the giving of notice or the passage of time, would constitute a default or breach by the Corporation to any such Lease;

(iii)

all of the covenants to be performed by the Corporation under such Lease have been fully performed and to the knowledge of the Corporation, all of the covenants to be performed by the other party under such Lease have been fully performed;

(iv)	the Corporation has not received any written notice of any disputes between the Corporation and any of the lessors; and

(v)

to the knowledge of the Corporation, no outstanding rent credit, tenant improvement, allowance, or landlord work remains an outstanding obligation of any landlord party, running in favour of the Corporation as tenant under the subject Lease.

(e)	No third party sub-leases or otherwise occupies the Leased Properties.

(f)	The Corporation has not assigned, transferred, conveyed, mortgaged or encumbered or granted any other security interest in any Lease with respect to the Leased Properties.

(g)	Each of the Leased Properties and the Leased Structures are adequate and suitable for the purpose for which they are presently being used by the Corporation.

(h)

To the knowledge of the Corporation, the Leased Properties and its current use, occupancy and operation by the Corporation do not constitute a non-conforming use under any applicable building, zoning, subdivision or other land use or similar Laws.

(i)	The Corporation has adequate rights of ingress and egress to, from and over the Leased Properties for the operation of the Business in the Ordinary Course.

(j)

To the knowledge of the Corporation, none of the Leased Properties nor any of the Leased Structures, nor their use, operation or maintenance for the purpose of carrying on the Business, violate any restrictive covenant or any provision of any applicable Law.

(k)

There are no outstanding work orders from or required by any municipality, police department, fire department, sanitation department, health or safety department or other Governmental Authorities and there are no matters under discussion with or by the Corporation relating to work orders on or in respect of any of the Leased Properties or the Leased Structures.

3.24	Material Contracts

Schedule 3.24 of the Disclosure Schedule lists all Material Contracts except (i) the Leases, the Employee Material Contracts, the Employee Plans, the Contracts relating to Business IP, the Corporation’s Intellectual Property and (ii) in respect of the Excluded Assets. True, correct and complete copies of all Material Contracts have been provided or made available to Purchaser.

3.25	No Breach of Contracts

(a)

Except as disclosed in Section 3.25 of the Disclosure Schedule, the Corporation has performed in all material respects all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default or breach of, and has not received any written notice of breach of, any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and the Corporation is not, and to the knowledge of the Corporation, no other party thereto is, in breach in any material respect of any of its respective covenants under any Material Contract. To the knowledge of the Corporation, there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or circumstance, would become a breach of, or a default or event of default under, any Material Contract.

(b)

The Corporation has not violated or breached in any material respect the terms or conditions of any Contract (other than a Material Contract) and, to the knowledge of the Corporation, all of the covenants to be performed and the obligations to be fulfilled by any other party to each Contract (other than a Material Contract) entered into by or binding upon the Corporation have been fully performed and fulfilled in all material respects The Corporation has not been notified by any Governmental Authority or other party that such Governmental Authority or other party intends to cancel, terminate or modify any of such Material Contracts or the basis upon which the Corporation is paid thereunder, and there are no valid grounds for any such cancellation, termination or modification.

(c)

Except as set out in Section 3.25 of the Disclosure Schedule, no Consent is required for the Corporation to continue to have the benefit of each Material Contract after the Closing of the transactions contemplated hereunder.

3.26	Related Party Transactions

(a)

Except as set out in Section 3.26 of the Disclosure Schedule, the Corporation has not: (i) made any payment or loan to, or borrowed any monies from or otherwise been indebted to, any Related Party of the Corporation; or (ii) been a party to any Contract with any Related Party of the Corporation, other than independent contractor, employment or indemnification agreements entered into with officers or directors of the Corporation. All transactions between the Corporation and a Related Party have been completed on reasonable commercial terms that, considered as a whole, are not less advantageous to the Corporation than if the transaction had been with a Person dealing at arm’s length with the Corporation. Any amounts due and payable by the Corporation to any Affiliate of the Corporation or Sellers are recorded on the Books and Records at their fair market value. Since the Reference Date, there has been no repayment, forgiveness or other release of a debt owed by or to a Related Party.

(b)

Except as set out in Section 3.26 of the Disclosure Schedule, no Related Party: (i) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any property or right, tangible or intangible, that is used by the Corporation or otherwise related to the business of the Corporation; or (ii) provides services to the Corporation (other than services performed as a director, officer or Employee of the Corporation).

3.27	Intellectual Property

(a)	Section 3.27 of the Disclosure Schedule contains a true, correct and complete list and, where appropriate, a description of:

(i)

all Owned IP that has been issued, registered, applied for or filed by, to or with any Governmental Authority, including the respective issuance or application numbers, filing dates and the names of all registered owners, assignees, and licensees;

(ii)	all Owned IP that is material to the Business that has not been issued, registered, applied for or filed by, to or with any Governmental Authority;

(iii)

all Licensed IP that is material to the conduct of the Business as presently conducted (with the exception of Licensed IP which is licensed to the Corporation by a third party solely for use by the Corporation in the provision services by the Corporation to such third party, and any commercially available off-the-shelf software); and

(iv)	all Material Contracts entered into by the Corporation in connection with the (y) Licensed IP listed at (iii); and (z) Owned IP.

(b)

The Corporation (i) is the sole and exclusive legal and beneficial owner of and has all right, title and interest in and to all of the Owned IP, and (ii) has valid and sufficient rights to use all of the Licensed IP, in each case of (i) and (ii), free and clear of any Encumbrance other than Permitted Encumbrances. Access to complete and correct copies of all agreements disclosed in Section 3.27 of the Disclosure Schedule have been provided or made available by the Corporation to the Purchaser. The Business IP owned by or licensed to the Corporation constitutes all of the Intellectual Property Rights used for the conduct of the Business as presently conducted and constitutes all of the Business IP necessary for the Corporation to operate the Business after the Closing in substantially the same manner as presently operated by the Corporation.

(c)

To the knowledge of the Corporation, all applications for registration of the Owned IP are in good standing, have been filed in a timely manner within the appropriate offices to preserve the rights thereto and assignments have been recorded in favour of the Corporation to the extent recordation within a timely manner is required to preserve the rights thereto. Except as disclosed in Schedule 3.27 of the Disclosure Schedule, the Corporation has maintained or caused to be maintained the rights to any of its registered Owned IP that it currently uses in full force and effect and, without limiting the generality of the foregoing, has renewed or has made application for renewal of any registered Owned IP.

(d)

Each Contract entered into in connection with the Licensed IP is valid, subsisting and in good standing and there is no material default by the Corporation or, to the knowledge of the Corporation, the other parties thereto, except for defaults that have been cured or would not reasonably be expected to be, individually or in the aggregate, material to the Corporation. The Corporation has not received any written notice of any such defaults. All such Contracts may be included and continued, without modification or loss of rights, for the full benefit of the Corporation following the Closing Time, without notice, additional cost or other requirement, in the transaction contemplated by this Agreement. Except as disclosed in Section 3.27 of the Disclosure Schedule, there are no restrictions on the ability of the Corporation or any successor to, or assignee from, the Corporation to use and exploit all rights in any Licensed IP that is material to the conduct of the Business in the manner presently conducted. None of the Business IP will be impaired or affected in any way by the transactions contemplated by this Agreement.

(e)

To the knowledge of the Corporation, no service rendered by the Corporation or product currently designed, formulated, manufactured, processed, produced, packaged, stored, distributed, marked or sold by the Corporation infringes upon any of the Intellectual Property Rights owned or held by any other Person. The Corporation has the full right and authority to use, and to continue to use after the Closing Time, the Business IP in connection with the conduct of the Business in the manner presently conducted and, to the knowledge of the Corporation, such use or continuing use does not infringe or otherwise violate or misappropriate. Except as disclosed in Section 3.27 of the Disclosure Schedule, the Corporation has not ever received any notice, complaint, threat or claim alleging any adverse ownership, interference, infringement, misappropriation of or violation with respect to any Intellectual Property of any other Person (including any claim that the Corporation and/or such Persons must license or refrain from using any Intellectual Property of any other Person) or give rise to any invalidity of or other opposition to the Business IP, nor, to the knowledge to the Corporation, are there any valid grounds for any such bona fide claims.

(f)

To the knowledge of the Corporation, and except as disclosed in Section 3.27 of the Disclosure Schedule, there is no and has not been any material unauthorized use, infringement, misappropriation or other violation of any Owned IP by any other Person. The Corporation has not covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any of the Owned IP. There are no outstanding disputes or other disagreements with respect to any licenses or similar Contracts listed in Section 3.27 of the Disclosure Schedule.

(g)

The Corporation has, in accordance with industry practice, taken all reasonable and necessary steps to protect any material Business IP and to preserve the confidentiality of all material confidential information.

(h)

Except as disclosed in Section 3.27 of the Disclosure Schedule, all Employees, officers, directors and Consultants who contributed to the discovery, development, conception, creation or reduction to practice of any material Owned IP have entered into valid and enforceable written agreements containing confidentiality obligations and assignments of their interest in such Owned IP to the Corporation. To the knowledge of the Corporation, no such Employee, officer, director or Consultant is in default of any material term of any such agreement.

3.28	Accounts Receivable

The Accounts Receivable of the Corporation as at the Reference Date are all shown on the financial Books and Records are actual and bona fide receivables resulting from arm’s length transactions in the Ordinary Course, subject to customary trade terms, valid and binding obligations of the account debtors and, except to the extent of the reserves thereon set forth in the Financial Statements, collectible in the Ordinary Course without set-off or counterclaim. All reserves provided for such Accounts Receivable in the financial Books and Records of the Corporation have been computed in accordance with the Accounting Principles. The amounts for doubtful accounts and allowances set forth in the Financial Statements are sufficient. The values at which accounts and notes receivable are carried on the Books and Records reflect the receivables valuation policy of the Corporation which is consistent with its past practices and in accordance with IFRS, applied on a consistent basis. Section 3.29 of the Disclosure Schedule sets forth: (a) a true, correct and complete list of the accounts and notes receivable of the Corporation as at the Reference Date; and (b) a complete and accurate schedule showing the ageing of such accounts and notes receivable.

3.29	Inventory

Except as disclosed in Section 3.29 of the Disclosure Schedule subject to the reserves reflected in the Financial Statements taken in accordance with past practice and existing accounting policies, all Inventory recorded in the Financial Records of the Corporation is saleable at the value at which it is carried in the Financial Records of the Corporation, other than such differences between saleable value and carried value of Inventory recorded in the Financial Records that do not exceed $[***Redacted – Commercially Sensitive Information***] in the aggregate. The levels of Inventory have been maintained at levels sufficient for continuation of the Business in the Ordinary Course, in all material respects. All Inventory has been and is currently has been and is currently designed, formulated, manufactured, processed, produced, packaged, stored, distributed, marketed and sold in compliance with applicable Law in all material respects. Except as disclosed in Section 3.29 of the Disclosure Schedule, all Inventory is owned by the Corporation free and clear of all Encumbrances and no Inventory is held on a consignment basis.

3.30	Books and Records

All accounting and financial Books and Records have been properly and accurately kept and are complete in all material respects. The Books and Records are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not or will not be available to the Corporation in the Ordinary Course after Closing.

3.31	Financial Statements

The internal financial Books and Records of the Corporation from which the Financial Statements were prepared contain all financial information of any material nature in respect of the Corporation and do not contain any information that is false or misleading. The Financial Statements have been prepared from and using the Books and Records in accordance with IFRS applied on a basis consistent with those of previous fiscal years, and accurately, completely and fairly present in all material respects (a) the assets, liabilities, sales, income, losses, retained earnings, accruals, reserves, adjustments and financial condition of the Corporation, (b) the results of operations of the Corporation, and (c) the changes in financial position of the Corporation, all as at the dates and for the periods specified in such statements. True, correct and complete copies of the Financial Statements are attached as Section 3.31 of the Disclosure Schedule.

3.32	No Undisclosed Liabilities

Except as set out in Section 3.32 of the Disclosure Schedule or reflected or reserved against in the balance sheet forming part of the Financial Statements and Current Liabilities incurred in the Ordinary Course, the Corporation and the Subsidiaries have no material Liabilities.

3.33	Bank Accounts and Powers of Attorney

Section 3.33 of the Disclosure Schedule is a true, correct and complete list showing:

(a)

all bank accounts of the Corporation, the name and address of each bank or caisse populaire branch in which the Corporation has an account or safety deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box; and

(b)	the names of all Persons holding powers of attorney or mandates for the Corporation.

True, correct and complete copies of all powers of attorney granted by the Corporation have been provided or made available to the Purchaser.

3.34	Customers and Suppliers

(a)

Section 3.34 of the Disclosure Schedule sets out a true, correct and complete list of the 10 largest Customers of the Corporation and a true, correct and complete list of the 10 largest suppliers of the Corporation by dollar amount for the 12-month period ending September 30 2021. Such list includes the value of the sales and purchases for each such Customer and supplier during that time. Since the Reference Date (i) no supplier or Customer has adversely amended or ceased its relationship with or decreased the amount of business done with the Corporation; and (ii) the Corporation has not received any written or oral notice that (A) any such supplier or Customer plans to modify its relationship with the Corporation in a manner substantially different than as existing prior to the date of this Agreement, or cease its relationship with or decrease the amount of business done with the Corporation, including as a result of the transactions contemplated by this Agreement, or (B) any supplier has requested an increase in the prices to be paid by the Corporation. There are no outstanding material disputes with any of the Corporation’s suppliers or Customer.

(b)

The Corporation has obtained sufficient evidence that each cannabis supplier and producer with whom the Corporation has entered into an agreement or an arrangement, holds a valid Cannabis License, and, except as disclosed in Section 3.34 of the Disclosure Schedule, the Corporation has not received any notice that any such cannabis supplier and producer is not in compliance with applicable Laws, including Cannabis Laws.

3.35	Transaction Payments

Other than as disclosed in Section 3.35 of the Disclosure Schedule, there are no agreements, commitments, employment policies, plans or arrangements binding on the Corporation pursuant to which any amounts may become payable by the Corporation or the Purchaser (whether currently or in the future) to current or former directors, officers, Employees or Consultants of the Corporation or others as a result of or in connection with the transactions contemplated by this Agreement.

3.36	Insurance

The Corporation’s Property (for clarity, including the Owned Real Property and the Leased Properties), and all other property and assets used in the Business are insured against loss or damage by all insurable hazards and risks on a replacement cost basis. Section 3.36 of the Disclosure Schedule is a list of insurance policies which are maintained by or on behalf of the Corporation setting out, in respect of each policy, the type of policy, the name of insurer, the coverage, the expiration date, the annual premium and any pending claims. Each such insurance policy is in full force and effect and no such insurance policy is under a current notice from any insurance carrier purporting to cancel coverage under such insurance policy. The Corporation is not in default with respect to the payment of any premiums under any insurance policy, nor has it failed to give any notice or to present any claim under any insurance policy within the time periods required by such policy. True, correct and complete copies of all insurance policies held by or on behalf of the Corporation and the most recent inspection reports received from insurance underwriters have been made available to Purchaser. Except as set out in Section 3.36 of the Disclosure Schedule, in the past five years, there has been no material adverse change in the relationship of the Corporation with its insurers, the availability of coverage, or the premiums payable pursuant to the policies. Section 3.36 of the Disclosure Schedule also sets out a summary of any pending claims, with reasonable particulars, and the claims history for the last five years under any insurance policies maintained by or on behalf of the Corporation.

3.37	Litigation

Except as set out in Section 3.37 of the Disclosure Schedule:

(a)

no Legal Proceeding by any Person (including the Corporation) is in progress, pending, or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any of its officers or directors (in their capacity as such), the Purchased Shares, the Business, any of the Corporation’s Property or any other property or assets used by the Corporation including the Leased Properties;

(b)	no event has occurred in the last five years or circumstance exists which would reasonably be expected to give rise to, or serve as a valid basis for, the commencement of any such Legal Proceeding;

(c)	the Corporation is not currently undergoing, any audit, assessment or re-assessment, review, inspection, investigation, survey or examination of any records by any Governmental Authority;

(d)

the Corporation is not subject to any Order nor has the Corporation in the past five years been subject to any Order or settled any Legal Proceeding prior to being sued or prosecuted or a judgment being given in respect of it; and

(e)	the Corporation is not the plaintiff in any Legal Proceeding.

3.38	Taxes

Except as disclosed in Section 3.38 of the Disclosure Schedule:

(a)

The Corporation has prepared and filed all Tax Returns which are required to be filed prior to the Closing Time within the prescribed period and with the appropriate Tax Authority in accordance with applicable Laws. The Corporation has reported all income and all other amounts and information required by applicable Law to be reported on each such Tax Return. Each such Tax Return is true, correct and complete in all material respects.

(b)

The Corporation has paid, within the prescribed period, all Taxes and instalments of Taxes, which are required to be paid prior to the Closing Time to any Tax Authority pursuant to applicable Law. No deficiency with respect to the payment of any Taxes or Tax instalments has been asserted against it by any Tax Authority. Since the Reference Date, except in the Ordinary Course, the Corporation has not:

(i)	incurred any liability for Taxes;

(ii)	engaged in any transaction or event which would result in any liability for Taxes; or

(iii)	realized any income or gain for Tax purposes.

(c)

Adequate provision has been made in the Books and Records for all Taxes payable for all taxable periods ending on or before the Closing Time, and where no taxable period ends or is deemed to end on or immediately prior to the Closing Time, for all Taxes in respect of any time or event prior to the Closing Time.

(d)

The Corporation has duly and timely withheld, deducted and collected all Taxes required by applicable Law to be withheld, deducted or collected by it prior to the Closing Time (including Taxes and other amounts required or permitted to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account of any Person, including any present or former employees, officers or directors, and any Persons who are non-residents of Canada for the purpose of the Tax Act) and has duly and timely remitted to the appropriate Tax Authority all such Taxes as and when required by applicable Law.

(e)	There are not liens for Taxes against any of the assets of the Corporation other than Permitted Encumbrances.

(f)

The Corporation has not applied for, claimed or received a refund of Tax (or amount deemed for the purposes of the Tax Act to be an overpayment of Tax) or Tax credit to which it was not entitled pursuant to applicable Laws.

(g)

There are no proceedings, investigations or audits pending or threatened against the Corporation in respect of any Taxes. No event has occurred or circumstance exists which would reasonably be expected to give rise to or serve as a valid basis for the commencement of any such proceeding, investigation or audit. There are no matters under discussion, audit or appeal with any Tax Authority relating to Taxes.

(h)

All Tax Returns of the Corporation for taxation years ending on or before December 31, 2020 and have been assessed by the relevant Tax Authority. The Corporation has made available to the Purchaser a true copy of all Tax Returns filed by the Corporation and all material correspondence with any Governmental Authority relating to Taxes, including all notices of assessment or reassessment, for any taxation periods that remain open for assessment or reassessment as of the date hereof.

(i)	The Corporation has maintained and continues to maintain all books and records required to be maintained by it under the Tax Act and all other applicable Laws in respect of Taxes.

(j)	The Corporation has not requested, entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

(i)	to file any Tax Return;

(ii)	to file any elections, designations or similar filings relating to Taxes;

(iii)	it is required to pay or remit any Taxes or amounts on account of Taxes; or

(iv)	any Tax Authority may assess or collect Taxes.

(k)	The Corporation has not entered into any agreement with, or provided any undertaking to, any Person pursuant to which it has assumed liability for the payment of Taxes owing by such Person.

(l)

The Corporation has, at all relevant times, been and is a “taxable Canadian corporation” and “Canadian controlled private corporation” within the meaning of the Tax Act. The Corporation has not ever been required to file any Tax Return with, nor has ever been liable to pay any Taxes to, any Tax Authority outside Canada. No request to file a Tax Return has ever been made by a Tax Authority in a jurisdiction where the Corporation does not file Tax Returns.

(m)

The Corporation will not be required to include at or after the Closing Time any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes, in a prior taxable or fiscal period but that was not included in taxable income for that or another prior taxable or fiscal period, including as a result of (i) any change in method of accounting for a taxable or fiscal period ending on or prior to the Closing Time, and (ii) prepaid items or deferred revenue received on or prior to the Closing Time.

(n)

The Corporation has not claimed any reserve for tax purposes, if as a result of such claim any amount would be included in its or the Purchaser’s income for a taxation year ending after the Closing. The Corporation has not made any payment, nor is it obligated to make any payment, and is not a party to any agreement under which it could be obligated to make any payment which would otherwise be deductible under the Tax Act, that may not be deductible by virtue of section 67 of the Tax Act.

(o)	The Corporation has not filed any Tax elections pursuant to any Law.

(p)

No Person has ever acquired or had the right to acquire control of the Corporation for the purposes of the Tax Act (or any other applicable Law) and there has been no “loss restriction event”, as defined in the Tax Act, in respect of the Corporation, other than in accordance with this Agreement.

(q)

None of section 17, subsection 18(4), or sections 78, 79, 79.1, 80, 80.01, 80.02, 80.03 and 80.04 of the Tax Act, or any equivalent provision of the Laws of any other jurisdiction, has applied or will apply to the Corporation at any time on or before the Closing Time, and the Corporation does not have any unpaid amounts that may be required to be included in income under Section 78 of the Tax Act (or any equivalent provision of the Laws of any other jurisdiction), and there are no circumstances which exist and are expected to result in the application of sections 17, 78, 79, 79.1, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act (or any equivalent provision of the Laws of any other jurisdiction) to the Corporation.

(r)

The Corporation has not: (i) made any election under section 85 of the Tax Act with respect to the acquisition or disposition of any property that is owned by it on the Closing Time; or (ii) under the provisions of the Tax Act, considered to have discontinued carrying on any business or changed the nature of any business in respect of which its non-capital losses (as such term is defined in the Tax Act), if any, were incurred.

(s)

The Corporation has not acquired property from a Person not dealing at “arm’s length” (within the meaning of the Tax Act) with the Corporation, for consideration, the value of which is less than the fair market value of the property, in circumstances which would subject it to a liability under section 160 of the Tax Act or section 325 of the Excise Tax Act (Canada) or any equivalent section in any other Laws relating to Taxes. The value of the consideration paid or received by the Corporation for the acquisition, sale, transfer or provision of property (including intangibles) or the provision of services (including financial transactions) from or to a non-arm’s length person is equal to the estimated fair market value of such property acquired, provided or sold or services purchased or provided and for all transactions between the Corporation and any person or entity that is not resident in Canada and with which the Corporation does not deal at arm’s length, the Corporation has made or obtained records or documents that meet the transfer pricing requirements of paragraphs 247(4)(a) to (c) of the Tax Act (or any analogous laws of any other applicable jurisdiction).

(t)	The Corporation has not entered into any agreements contemplated by section 191.3 of the Tax Act.

(u)	The Corporation has not received any requirement pursuant to section 224 of the Tax Act or the equivalent provision of any provincial law which remains unsatisfied in any respect.

(v)	The Corporation is duly registered under Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax.

(w)

The Corporation has not made an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act in respect of any dividend paid, or deemed to have been paid on any class of shares of its capital.

(x)

The Corporation has not made a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeded the amount in its capital dividend account at the time such election was made.

(y)

The “low rate income pool” (“LRIP”) as defined in subsection 89(1) of the Tax Act of the Corporation pursuant to subsection 89(8) of the Tax Act immediately after the Closing Time as a consequence of the acquisition by the Purchaser of the Purchased Shares pursuant to this Agreement will not exceed $0.

(z)

No later than 5 months following the Closing Date, the Seller Representative shall notify Purchaser in writing of any positive LRIP amount of the Corporation as of the Closing, as well as any amount required to be added to the LRIP of the Corporation pursuant to subsection 89(8) of the ITA as a consequence of the acquisition by Purchaser of the Purchased Shares pursuant to this Agreement. The Seller Representative shall provide to Purchaser any documentation reasonably requested by Purchaser to support the determination of such amounts.

3.39	Environmental Matters

(a)	The Corporation and its operations are and have been in compliance in all material respects with all applicable Environmental Laws, including all Environmental Authorizations.

(b)

There is no Remedial Action, Order or Legal Proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation or involving or related to the Business, the Huntingdon Facility or any current or former property owned, leased or used by the Corporation. The Corporation has not received and is not aware of any complaints, allegations, inspections or investigations related to odours arising from or associated with the Corporation’s operations, including any wastes produced.

(c)

The Corporation does not have any material liability with respect to any Hazardous Materials. To the knowledge of the Corporation, there has not been any release of any Hazardous Materials in, on or under the Huntingdon Facility, its production, crops or product, except as disclosed under Section 3.38 of the Disclosure Schedule and all inventory and production disclosed therein has been properly and adequately disposed of.

(d)	The Corporation has not retained or assumed, by contract or operation of applicable Law, any Liabilities or obligations of third parties under Environmental Law.

3.40	Employee and Consultant Matters

(a)

Section 3.40 of the Disclosure Schedule sets forth a complete list of all written Employment Agreements with Key Employees and Consultants entered into by the Corporation (collectively, the “Employee Material Contracts”).

(b)

True, correct and complete copies of all Employee Material Contracts have been made available to Purchaser, as well as handbooks and any other material policies, procedures or rules, which apply to any Person employed or engaged as a Consultant by the Corporation. Except as set forth in Section 3.40 of the Disclosure Schedule, no variation has been made to any of the terms of employment or engagement in any such Employee Material Contracts, including, inter alia, termination provisions, except for increases in salary, annual bonus targets, hourly wage rates and benefits in the Ordinary Course.

(c)

The Employee Material Contracts outline their fees and commissions paid since their execution, length of engagement with the Corporation and location of service. Each Consultant has been (i) properly classified, (ii) properly treated for all purposes, (iii) fully paid for any amount due as of the date hereof, and (iv) recorded in the Corporation Books and Records as Consultant and the Corporation has not received any notice from any Governmental Authority disputing the Corporation’s classifications of its Consultants as consultants.

(d)

All individuals characterized and treated by the Corporation as Consultants are listed in Section 3.40 of the Disclosure Schedule. Except as listed in Section 3.39 of the Disclosure Schedule, there is no litigation, claim or complaint pending or threatened at Law or in equity by or before any Governmental Authority that challenges (i) the Corporation’s compliance with any Laws relating to the retention or classification of the Consultants, (ii) the independent contractor nature of such Contracts or any Consultant’s work status, or (iii) other understandings or arrangements pertaining to any Consultant of any nature whatsoever.

(e)

Except as set forth in Section 3.39 of the Disclosure Schedule, the Corporation does not have any Liability with respect to (i) the misclassification of any person as a Consultant rather than as an Employee, or as eligible or not eligible for overtime pay, (ii) any source deductions and employer contributions owed to any Governmental Authority, (iii) participation in or exclusion from any Employee Plans, (iv) any temporary Employees, or (v) fully and timely paying or recording accurately in the Books and Records of the Corporation: all wages, salaries, wage premiums, bonuses, commissions, fees, vacation pay, leave of absence pay, and benefits under the Employee Plans and other compensation due and payable to its current and former Employees, Consultants, pursuant to applicable Laws, Contracts or policy.

(f)	Except as set out in Section 3.40 of the Disclosure Schedule and for the Employee Plans, the Corporation is not a party to, bound to, subject to, or affected by:

(i)	any written employment Contract;

(ii)	any verbal employment Contract that is not terminable upon providing reasonable notice at common law or civil law;

(iii)	any written Contract with a Person acting as a Consultant providing services to the Corporation;

(iv)	any certification orders;

(v)

any collective agreement or relationship with any labour union, works council, trade association or other employee organization; or any other Contract with a labour or trade union, employee associations, works council, or other employee representative; or

(vi)	any written policies, procedures, practices or programs that set out terms and

(vii)	conditions of employment or engagement.

(g)

Section 3.40 of the Disclosure Schedule contains a complete and accurate list of the following information, to the extent applicable, with respect to each Employee, and Consultant of the Corporation: each Person’s employee number (if applicable), position or title with the Corporation, material terms and conditions of employment, status as full-time or part-time, hiring date, current wages, salaries or hourly rate of pay (whether monetary or otherwise) paid since the beginning of the most recently completed financial year or payable in the current financial year of the Corporation to such Person, the date upon which such wage, salary, rate or bonus became effective, the Employee Plans in which the Person participates, status with any union, age, absence rate and status with respect to leaves of absence, whether approved or not, including disability leaves, sick leaves, pregnancy, paternity or parental leaves, statutory leaves or other extended absences, location of employment, annual vacation entitlement in days, accrued and unused vacation days, and other paid time-off entitlement in days and accrued and unused days of such paid time-off.

(h)

Except as set forth in Section 3.40 of the Disclosure Schedule, no Employee is on a leave of absence, receiving benefits under workers compensation legislation or disability benefits under Employment Insurance, the Canadian Pension Plan or the Québec Pension Plan, or is otherwise an inactive Employee. Section 3.40 of the Disclosure Schedule includes an indication of any individual who is on leave of absence, together with the reason for the leave, their last date of active service and their expected date of return to work.

(i)

Except as set forth in Section 3.40 of the Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, Employee, or Consultant of the Corporation to termination notice, severance pay, pay in lieu, wrongful dismissal damages, bonus or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Corporation to merge, amend or terminate any Employee Plan; or (iv) increase the amount payable under or result in any other material obligation under any Employee Plan.

(j)

No Employee or Consultant has indicated that they will resign or retire or cease to provide work or services as a result of the completion of the transactions contemplated by this Agreement. To the knowledge of the Corporation, no Employee or Consultant has any plans to terminate or materially alter his or her respective employment or engagement with the Corporation.

(k)

Except as disclosed in Section 3.40 of the Disclosure Schedule, there are no outstanding or unaccrued assessments, penalties, fines, Encumbrances, charges, surcharges, or other amounts due or owing pursuant to any labour or workers’ compensation Laws. The Corporation has not been reassessed under such legislation during the past three years. To the knowledge of the Corporation, no audit of the Corporation is currently being performed under any applicable Laws. There are no claims or to the knowledge of the Corporation potential claims which may materially adversely affect the Corporation’s accident cost experience rating.

(l)

To the knowledge of the Corporation, no audit of the Corporation is currently being performed under any applicable Laws. There are no claims or, to the knowledge of the Corporation, potential claims which may materially adversely affect the Corporation’s cost experience rating with any Employee Plans. No Employee or Consultant has indicated that they will terminate, resign or retire or cease to provide work or services as a result of the completion of the transactions contemplated by this Agreement. To the knowledge of the Corporation, no Employee or Consultant has any plans to terminate or materially alter his or her respective employment or engagement with the Corporation.

(m)

Except as disclosed in Section 3.40 of the Disclosure Schedule, no complaint, grievance, claim, proceeding, civil action, work order or investigation has been filed, made or commenced against the Corporation in respect of, concerning or affecting any of the Employees.

(n)

All orders and inspection reports received by the Corporation in the past five years under occupational health and safety Laws have been provided to Purchaser. There are no outstanding prosecutions, fines, charges, penalties, assessments or orders issued under the occupational health and safety Laws relating to the Corporation and all current assessments under such applicable Laws in relation to the Corporation have been paid and properly accrued. There have been no workplace accidents within the last five years that would reasonably be expected to lead to prosecution. There are no facts, events or conditions that would result in a violation of any Laws governing occupational health and safety matters which relate to the Corporation. The Corporation is operating in material compliance with all employment standards Laws and, except as set forth in Section 3.40 of the Disclosure Schedule, has no prior convictions under any occupational health and safety Law.

(o)

The Corporation, in all material respects, is and has been in compliance with, is entitled to all benefits under, and is not alleged to be in default of, any Employee Material Contract. Each of the Employee Material Contracts is in full force and effect, unamended.

(p)

The Corporation is not in breach of any of its material obligations thereunder and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or circumstance, would become a material breach of, or a material default or event of default under, any Employee Material Contract.

(q)

The Corporation and its officers, directors and Employees (in their capacities as such) are, and since the formation of the Corporation, has been, in compliance in all material aspects of all Laws pertaining to employment and labour relations, including employment standards, labour standards, wages, hours of work, overtime, human rights, pay equity, employment equity, pensions, occupational health and safety, immigration, privacy, workers’ compensation, income tax withholding, payroll taxes, the Canada Pension Plan, Québec Pension Plan, Québec Parental Insurance Plan remittances or any other employment-related matter arising under applicable Laws, and there are no outstanding claims, complaints, investigations or orders under any such Laws.

(r)

To the knowledge of the Corporation, each Consultant is responsible for its own benefits insurance policy, including but not limited to, disability, life, health, medical, dental insurance in place, in all jurisdictions where such Consultant provides services for the Corporation.

(s)

Except as set forth in Section 3.40 of the Disclosure Schedule, the Corporation is not subject to any current or, to the knowledge of the Corporation, pending or threatened actions, class actions, investigations, claims, grievances, arbitrations, complaints, audits, or statutorily imposed self-assessments, administrative proceedings or other proceedings by any Person in respect of any employment matters, including the employment or engagement of any current or former director, Employee, volunteer, intern or Consultant of the Corporation, including any claim relating to wrongful dismissal, constructive dismissal, discrimination, unfair labour practices, equal employment opportunities, fair employment practices, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labour, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws. To the knowledge of the Corporation, no event has occurred or circumstance exists which would reasonably be expected to give rise to or serve as a valid basis for the commencement of any such action, suit, investigation, arbitration, administrative proceeding or other proceeding by or against the Corporation in respect of employment matters. To the knowledge of the Corporation, there are no pending or outstanding judgments or orders under any Laws or pending or outstanding settlements requiring the reinstatement of or requiring the taking of any action, or the refraining from taking any action, or which place a financial obligation upon the Corporation, in respect of any current or former officer, director, Employee, volunteer, intern or Consultant of the Corporation.

(t)

There are no outstanding assessments, penalties or fines, or other amounts due or owing pursuant to the Charter of the French Language (Québec) and its applicable regulation and the Corporation has not been audited with respect to the linguistic situation of the Corporation during the past four (4) years and no audit of the Corporation is currently being performed by any Governmental Authority with respect to the Corporation’s linguistic situation. The Office de la language française (Québec) has, during the past four (4) years, never refused, suspended or cancelled the attestation of implementation of any francization program required to be implemented by the Corporation.

(u)

Except as set out in Section 3.40 of the Disclosure Schedule, there is no labour strike, picketing, slow down, work stoppage, walkouts or lock out, existing or, to the knowledge of the Sellers and the Corporation, pending or threatened against or directly or indirectly affecting the Business, the Corporation or any of its operations. The Corporation has not, in the past five years, experienced any labour strike, picketing, slowdown, work stoppage, lock out or other collective labour action by or with respect to its Employees. To the knowledge of the Sellers or the Corporation it has not experienced any attempt to organize, certify or establish any labour union or employee association with respect to employees, threatened or actual, and no such activities are currently underway or, to the knowledge of the Corporation, threatened by, on behalf of or against any labour union, works council, trade association or other employee organization with respect to Employees of the Corporation. To the knowledge of the Corporation, there are no charges or complaints pending or threatened with respect to or relating to the Corporation before any Governmental Authority in relation to unlawful employment practices. The Corporation has not received any written notice from any such Governmental Authority responsible for the enforcement of labour or employment Laws of an intention to conduct an investigation of the Corporation or any of its Business concerning its employment practices, wages, hours and terms and conditions of employment and no such investigation is, to the knowledge of the Corporation, threatened. To the knowledge of the Sellers or the Corporation, its Employees, officers, directors or agents have not committed any act or omission giving rise to material Liability for any violation or breach described in this paragraph Section 3.40(u).

(v)

Except as set forth in Section 3.40 of the Disclosure Schedule, since the formation of the Corporation, there have not been (i) any allegations or formal or informal complaints made to or filed with the Corporation related to sexual harassment or sexual misconduct, (ii) any other claims initiated, filed or, to the knowledge of the Sellers or the Corporation, threatened, against the Corporation related to sexual harassment or sexual misconduct, or (iii) to the knowledge of the Sellers or the Corporation, any other allegations, formal or informal complaints or any other claims initiated, filed or threatened against any Person other than the Corporation related to sexual harassment or sexual misconduct, in each case by or against any current or former director, officer or senior level management Employee (acting in such functions). The Corporation has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any current or former director, officer, Employee, Consultant, or individual contractor (acting in such functions) and there have not been, to the knowledge of the Sellers or the Corporation, any private settlement agreements related to allegations of sexual harassment or sexual misconduct by or against any current or former director, officer or senior level management Employee (acting in such functions) to which the Corporation is not a party. To the extent allegations of sexual harassment or sexual misconduct have been made, the Corporation has promptly, thoroughly and impartially investigated all such allegations and, where it was determined that such allegation had potential merit, the Corporation has taken prompt and appropriate action and the Corporation does not reasonably expect any material Liability related to such allegations.

3.41	Employee Benefit Plans

(a)

Section 3.41 of the Disclosure Schedule sets out a true, correct and complete list of all retirement, pension, trust, supplemental pension, savings, retirement savings, retiring allowance, bonus, profit sharing, stock purchase, stock option, phantom stock, share appreciation rights, equity or equity based compensation, deferred compensation, retention, severance or termination pay, change of control, life insurance, medical, hospital, dental care, vision care, drug, sick leave or paid time off plan, short term or long term disability, salary continuation, unemployment benefits, vacation, incentive, compensation or other employee benefit plan, program, arrangement, policy or practice whether written or oral, formal or informal, funded or unfunded, registered or unregistered, insured or self-insured that is maintained or otherwise contributed to, or required to be contributed to, by or on behalf of the Corporation or with respect to which the Corporation has or may have any Liability, other than government sponsored pension, employment insurance, parental insurance, workers’ compensation and health insurance plans (collectively, the “Employee Plans”). There is no Employee Plan that is a registered pension plan under the Tax Act.

(b)	Each Employee Plan:

(i)	has been maintained and administered in compliance with its terms and with the requirements of all applicable Laws in all material respects; and

(ii)	is in good standing in respect of such requirements and Laws in all material respects.

(c)

All contributions or premiums required to be paid, deducted or remitted and all obligations required to be performed by the Corporation pursuant to the terms of any Employee Plan or by applicable Laws, have been paid, deducted, remitted or performed, as the case may be, in a timely fashion and there are no outstanding defaults or violations with respect to same.

(d)

No promises or commitments have been made by the Corporation to amend any Employee Plan, to provide increased benefits or to establish any new benefit plan, except as required by applicable Laws or as set out in Section 3.41 of the Disclosure Schedule.

(e)

To the knowledge of the Corporation, there are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or threatened with respect to the Employee Plans (other than routine claims for benefits) and no circumstances or event has occurred that would result in such a proceeding.

(f)

The Sellers have delivered to the Purchaser true and complete copies of all the text of the Employee Plans (where no text exists, a summary has been provided) and any related brochures, trust agreements, insurance contracts or other documents governing those plans, all as amended to the date hereof.

(g)

The Corporation has not, does not maintain, sponsor, contribute to, or has never had or have any obligation to contribute to, or has any obligation under or with respect to a defined benefit pension plan or arrangement. For greater certainty, no Employee Plan is or has been a defined benefit pension plan, has ever been part of a defined benefit pension plan, or has ever transferred assets to or accepted a transfer of assets from a defined benefit pension plan. No Employee Plan (i) contains a “defined benefit provision” as defined by subsection 147.1(1) of the Tax Act, (ii) is a “multi-employer plan” or a “specified multi-employer plan” as those terms are defined by subsection 147.1(1) of the Tax Act or section 11 of the Supplemental Pension Plans Act (Québec) or as such similar terms are defined in similar pension standards legislation of Canada or a province; or (iii) is a “registered pension plan” within the meaning of subsection 248(1) of the Tax Act.

(h)

To the knowledge of the Corporation, there is no pending termination or winding-up procedure in respect of any of the Employee Plans, and no event has occurred or circumstance exists under which any of the Employee Plans would reasonably be expected to be declared terminated or wound-up, in whole or in part.

(i)

Except as set out in Section 3.41 of the Disclosure Schedule, no Employee Plan has a deficit and the Liabilities of the Corporation in respect of all Employee Plans are properly accrued and reflected in the Financial Statements in accordance with IFRS.

3.42	Privacy Laws

(a)

During the three (3) year period immediately prior to the date of this Agreement, the Corporation has conducted and is conducting the Business in material compliance with all applicable Privacy Laws including in connection with its collection, use, disclosure, safeguarding and disposal of Personal Information.

(b)

Except as set out in Section 3.42 of the Disclosure Schedule, during the three year period immediately prior to the date of this Agreement, the Corporation has not: (i) received any complaint or notice or been the subject of any investigation by or from any Governmental Authority or third party concerning any breach or violation by the Corporation of any such Privacy Laws or of the Corporation’s privacy policies, or (ii) experienced any Security Incident.

(c)	All Personal Information held, handled or processed by the Corporation:

(i)

has been collected, used or disclosed with the consent of each individual to which such Personal Information relates (if such consent was required under applicable Privacy Laws) and in material compliance with the privacy policies of the Corporation and, if provided to the Corporation under a contract with a third party, then materially in accordance with the terms of such contract;

(ii)

has been used only for the purposes for which the Personal Information was initially collected or for a subsequent purpose for which consent was subsequently obtained and in material compliance with the privacy policies of the Corporation and, if provided to the Corporation under a contract with a third party, then materially in accordance with the terms of such contract; or

(iii)

if consent was not obtained by, or provided to, the Corporation by the individual that is the subject of such Personal Information, has been collected, used or disclosed for a purpose in respect of which consent may, under applicable Privacy Laws, be implied or unnecessary.

(d)

The Corporation has implemented reasonable administrative, technical and physical safeguards for maintaining the security of Personal Information collected, used and disclosed by the Corporation, including (i) the adoption of a written privacy policy and information security plan concerning such Personal Information, true and complete copies of which have been provided or made available to Purchaser, and (ii) requiring all third party contractors of the Corporation who are given Personal Information maintained by the Corporation to provide written assurances, agreements or safeguards for maintaining the security of Personal Information made available by the Corporation and for using such Personal Information only for the purposes for which it was made available to the Corporation.

(e)

The Corporation does not sell for commercial purposes, and has never sold for commercial purposes, any Personal Information maintained by the Corporation to any third parties, whether for monetary consideration or otherwise.

(f)

The consummation by the Corporation of the transactions contemplated by this Agreement will not result in a breach of any Privacy Laws applicable to the Corporation or any contractual or other legal obligations of the Corporation (including the Corporation’s privacy policies in effect on the date hereof, and when the relevant Personal Information was first collected or obtained by the Corporation) pertaining to Personal Information.

3.43	Anti-Spam Laws

During the two year period immediately prior to the date of this Agreement: (a) the Corporation has conducted and is conducting the Business in material compliance with all applicable Anti-Spam Laws in Canada; and (b) the Corporation has not received any written complaint or notice or been the subject of any investigation by or from any Governmental Authority or third party concerning any breach or violation by the Corporation of any Anti-Spam Laws.

3.44	Consummation of Transactions Contemplated by this Agreement

No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereunder has been issued by any court or other Governmental Authority and remains in effect, and, to the knowledge of the Corporation, no litigation seeking the issuance of such an order or injunction, or seeking relief against any Party hereto if the transactions contemplated hereunder are consummated, is pending.

3.45	Anti-Corruption

(a)

Neither the Corporation, nor any of its Affiliates, its Employees or other Persons acting on its behalf has, directly or indirectly, offered, made, authorized or promised any contribution, payment, loan, rebate, gratuities, reward, benefit or gift of funds or property or anything else of value to any Governmental Authority or Government Official, or to any Person for the benefit of any Governmental Authority or Government Official or while knowing that all or a portion of such money or thing of value would or will be offered, given, or promised, directly or indirectly, to any Governmental Authority or Government Official, (i) for the purpose of (A) influencing any act or decision of such Governmental Authority or such Government Official in its or his official capacity, inducing such Governmental Authority or Government Official to do or omit to do any act in violation of its or his lawful duty, or (B) securing any improper advantage, or (C) inducing a Government Official to use its or his influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, in each case, in order to assist the Corporation in obtaining or retaining business for or with, or directing business to any person; or (ii) where either the payment or giving or the purpose of such contribution, payment, loan, rebate, gratuities, reward, benefit or gift of funds or property or anything else of value was, is, or would be prohibited, where applicable, under the Cannabis Regulation Act (Québec), the Criminal Code of Canada, the Canada Corruption of Foreign Public Officials Act, the U.S. Foreign Corrupt Practices Act of 1977, and any related or similar rules, regulations or guidelines made, issued, administered or enforced by any Governmental Authority thereunder and any other applicable Laws of similar purpose and scope (collectively, “Anti-Corruption Legislation”).

(b)

Neither the Corporation, nor any of its Affiliates nor any director, Employee or other Person acting on its behalf has breached or violated any Anti-Corruption Legislation or any Law regulating lobbying, accounting, bids or conflicts of interest. No change, fact, event, circumstance, condition or omission has occurred in respect of the Corporation that would reasonably be likely to result in the Corporation being suspended or debarred from doing business with a Governmental Authority or otherwise prevent the Corporation from bidding on or applying for Contracts with a Governmental Authority after Closing.

(c)

Neither the Corporation, nor any of its Affiliates nor any director, Employee or other Person acting on its behalf is under investigation by any Governmental Authority for, or have been charged with, or convicted of an offence related to anti-money laundering, drug trafficking, terrorist related activities, or other serious crime.

3.46	No Brokers’ Fees, etc.

Except as set out in Section 3.46 of the Disclosure Schedule, the Corporation has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Transaction Documents to which the Corporation is a party for which Purchaser or the Corporation may become liable.

3.47	Competition Act

The aggregate value of the assets in Canada that are owned by the Corporation, or entities controlled by the Corporation, and the gross revenues from sales in or from Canada generated from those assets, all as determined in accordance with Part IX of the Competition Act (Canada) and the Notifiable Transactions Regulations thereunder, do not exceed $93 million.

3.48	Regulatory Approvals.

Except as set forth in Section 3.48 of the Disclosure Schedule, no Regulatory Approval or filing with, notice to, or waiver from, any Governmental Authority is required to be obtained or made by the Corporation (a) in connection with the entry into this Agreement or (b) to permit the Purchaser to carry on the Business after the Closing as the Business is currently carried on.

3.49	Compliance with Laws; Product Liability.

(a)

The Corporation has complied and is complying with all applicable Laws with respect to the Business and past business and operations, its properties and assets, in all material respects. The Products have been manufactured, tested, packaged, labelled, held, distributed, marketed, and sold by the Corporation, as the case may be in compliance with all applicable Laws, all requirements under any Material License and in accordance with all requirements of the SQDC where applicable.

(b)

Except as disclosed in Section 3.49 of the Disclosure Schedule, there is no Legal Proceeding, notice of violation or investigation from, by or before any Governmental Authority, relating to any Product or claim or lawsuit involving any such Product which is, to the knowledge of the Corporation, pending or threatened, by any Person.

(c)

Except as set forth in Section 3.49 of the Disclosure Schedule, there has not been, nor is there under consideration by the Corporation any Product recall, field notification, post-market corrective action, or post-sale warning conducted by or on behalf of the Corporation concerning any Product whether made voluntarily, or at the request of any Governmental Authority. No Customer of the Corporation has requested any recall, removal, market withdrawal or corrective action with respect to any of the Products.

(d)

All Products have been produced using Good Production Practices as set out in the Cannabis Laws. None of the Corporation’s Products are or were contaminated, adulterated, mislabeled or misbranded, and there are no claims against the Corporation nor, to the knowledge of the Corporation, is there any basis for any claim with respect to the Corporation’s Products or resulting from an alleged defect in materials or workmanship of any such Product or any alleged failure to warn, or any alleged breach of implied warranties or representations of any such Product. The Products comply with all warranties, whether express or implied, provided to purchasers of the Products by the Corporation, its Affiliates or Employees.

(e)

The Corporation is in compliance in all material respects with all applicable record keeping and reporting requirements with respect to the Products, including, but not limited to, applicable adverse event reporting requirements in respect of the Products.

(f)	Section 3.49 of the Disclosure Schedule sets out all Contracts pursuant to which the Corporation has agreed to indemnify the counter-party for any Product liability issues.

3.50	Full Disclosure

To the knowledge of the Corporation, none of the Transaction Documents to which any of the Corporation (or any of the Corporation’s directors or officers) is a party contains or will contain any untrue statement of a material fact. The Corporation has made available to the Purchaser all material information regarding the statements contained herein or in the other Transaction Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO THEMSELVES

Each Seller (acting jointly and independently as to each Seller only and not solidarily as to or with any other Seller) represents and warrants as follows to Purchaser and acknowledges and confirms that Purchaser is relying upon the representations and warranties in entering into this Agreement and purchasing the Purchased Shares:

4.1	Creation and Power

Such Seller is a Person created, incorporated, amalgamated or continued, as the case may be, organized and existing under the Laws of its jurisdiction of creation, incorporation, amalgamation or continuation, as the case may be, and has the power and authority to own and operate its property, carry on its business and enter into and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. No dissolution, winding-up, bankruptcy, liquidation or other similar proceedings have been threatened, commenced or are pending or proposed in respect of such Seller.

4.2	Corporate Authorizations

To the extent that such Seller is not a natural person, the execution, delivery and performance by such Seller of the Transaction Documents to which it is a party:

(a)

has been duly authorized by all necessary corporate or other action on the part of such Seller and all action on the part of such Seller necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party and the performance of the obligations of such Seller thereunder has been taken; and

(b)

does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of its constating documents and governance documents, including shareholders’ agreements, articles, by-laws or resolutions of its trustees, administrators, managers, board of directors, shareholders, partners, members, beneficiaries or other stakeholders, as applicable.

4.3	No Conflict

The execution, delivery and performance by such Seller of the Transaction Documents to which it is a party do not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(a)

result in a breach or a violation of, default under, conflict with, or cause the termination or revocation of, any Authorization held by such Seller or necessary to the ownership of its Purchased Shares;

(b)	result in or require the creation of any Encumbrance upon any of its Purchased Shares;

(c)

result in a breach or a violation of, or conflict with, (i) any Order binding on such Seller, (ii) any Law applicable to such Seller, or (iii) any Contract binding on or affecting such Seller or its Purchased Shares; or

(d)	result in or give any Person the right to seek, or to cause the termination, cancellation, amendment or renegotiation of any Contract binding on or affecting such Seller or its Purchased Shares.

4.4	Authorizations and Consents

Except as set out in Section 4.4 of the Disclosure Schedule, there is no requirement for such Seller to make any filing with, give any notice to, or obtain any Authorization or Consent of, any Governmental Authority or any Person who is a party to a Contract binding on or affecting such Seller, as a result of, or in connection with, or as a condition to the lawful completion of, the transactions contemplated by the Transaction Documents to which it is a party.

4.5	Execution and Binding Obligation

The Transaction Documents to which such Seller is a party have been (or will be) duly executed and delivered by such Seller and constitute (or will constitute) legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms.

4.6	Title to Purchased Shares

The Purchased Shares set forth beside the name of such Seller in Exhibit A are owned by such Seller as the registered and beneficial owner thereof, as principal and not as prête-nom or nominee, with good and valid title thereto, and, other than pursuant to the Shareholders’ Agreement, free and clear of all Encumbrances, including pre-emptive rights, rights of first refusal, “put” or “call” rights or any similar rights, whether created by statute, the Corporation’s governing documents, or otherwise. Upon completion of the transactions contemplated by this Agreement, Purchaser will have legal and beneficial and good and valid title to such Purchased Shares, free and clear of all Encumbrances.

4.7	No Other Agreements to Purchase

(a)

Except as disclosed in Section 4.7 of the Disclosure Schedule, and except for Purchaser’s rights under this Agreement, no Person has any written or oral agreement, option, warrant, understanding or commitment or any right or privilege (whether by Law, contractual or otherwise) capable of becoming such for the direct or indirect purchase or acquisition from such Seller of any of its Purchased Shares.

(b)

Except for the Purchased Shares set forth beside the name of such Seller in Exhibit A, such Seller does not have any written or oral agreement, option, warrant, understanding or commitment or right or privilege (whether by Law, contractual or otherwise) capable of becoming such for the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of any Corporation.

4.8	Litigation

Except as set forth in Section 4.8 of the Disclosure Schedule, there is no Legal Proceeding in progress or, to the knowledge of such Seller, pending or threatened, against such Seller, or to the extent applicable, any of its officers or directors (in their capacity as such) or the Purchased Shares of such Seller in each case, which may affect such Seller’s ability to complete the transactions contemplated by this Agreement. No event has occurred or circumstance exists which would reasonably be expected to give rise to, or serve as a valid basis for, the commencement of any such Legal Proceeding.

4.9	No Brokers’ Fees, etc.

Such Seller has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Transaction Documents for which Purchaser or the Corporation may become liable.

4.10	Tax Status

Such Seller is not a non-resident of Canada for the purposes of the Tax Act.

4.11	Village Farms Shares

Each Seller acknowledges and agrees that:

(a)

all Village Farms Shares issued as Share Consideration or otherwise under this Agreement will be issued pursuant to an exemption under Applicable Securities Laws and have not been qualified by any prospectus or registration statement in any jurisdiction;

(b)	it is not a “U.S. person” as defined in Regulation S under the U.S. Securities Act;

(c)	no securities regulatory authority has made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Village Farms Shares;

(d)	all Village Farms Shares issued as part of the Share Consideration or otherwise under this Agreement are subject to the restrictions on resale set forth in Section 2.11;

(e)

the Village Farms Shares are not listed on any stock exchange or quotation system other than the TSX and the NASDAQ, and there is no guarantee that such Seller will be able to sell its Village Farms Shares at a price and within a time period that are acceptable to such Seller, or at all;

(f)

such Seller did not ask for, and was not provided with, any offering memorandum or other document or information in respect of the Village Farms Shares, other than documents that are publicly available and may be accessed on the Purchaser’s SEDAR profile at www.sedar.com;

(g)

the Purchaser makes no representation or warranty, express or implied, of any nature whatsoever with respect to the Purchaser or the Village Farms Shares, except as expressly set forth in this Agreement; and

(h)	such Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Village Farms Shares.

4.12	Current Holdings of Village Farms Shares

Each Seller acknowledges and agrees that Exhibit A reflects the aggregate number of Village Farms Shares such Seller currently holds, directly or indirectly, or has control over.

4.13	Sellers Principals

Section 4.13 of the Disclosure Schedule contains an accurate and up to date list of all of the Principals of such Seller. No other Person will be entitled to receive directly or indirectly any proceeds with respect to the Purchase Consideration payable to such Seller hereunder.

4.14	Shareholder Loans

Except for amounts owed to Shareholders-Creditors set forth in Exhibit C pursuant to the Shareholders Loan, no Seller has any claim to any Indebtedness, Liabilities, commitments or obligations of any kind, against the Corporation.

4.15	Related Party Transactions

Except as set out in Section 4.15 of the Disclosure Schedule, the Sellers have no arrangements, commitments, understandings, options, obligations with any Related Party and no Related Party directly, indirectly, or beneficially owns, or otherwise has any right, title, interest in, to or under, any property or right, tangible or intangible on the Sellers shares of the Corporation or otherwise related to the Business of the Corporation.

4.16	Full Disclosure

To the knowledge of such Seller, none of the Transaction Documents to which such Seller is a party contains or will contain any untrue statement of a material fact. The Sellers have made available to the Purchaser all material information regarding the statements contained herein or in the other Transaction Documents.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants as follows to the Sellers and acknowledges and confirms that Sellers are relying on the representations and warranties in entering into this Agreement and selling the Purchased Shares to Purchaser:

5.1	Incorporation and Corporate Power

Purchaser is a corporation incorporated, amalgamated or continued, as the case may be, organized and existing under the Laws of its jurisdiction of incorporation, amalgamation, or continuation, as the case may be, and has the corporate power and authority to own and operate its property, carry on its business and enter into and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. No dissolution, winding-up, bankruptcy, liquidation or other similar proceedings have been threatened, commenced or are pending or proposed in respect of Purchaser.

5.2	Corporate Authorizations

The execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party:

(a)

has been duly authorized by all necessary corporate action on the part of Purchaser and all action on the part of Purchaser that are necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party and the performance of the obligations of Purchaser thereunder has been taken; and

(b)

does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of its respective constating documents and governance documents, including shareholders’ agreements, by-laws or resolutions of the board of directors or shareholders.

5.3	No Conflict with Authorization or Applicable Law

The execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party do not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance):

(a)

result in a breach or a violation of, default under, conflict with, or cause the termination or revocation of, any Authorization held by Purchaser or necessary to the issuance from treasury of the Village Farms Shares to be issued pursuant to this Agreement;

(b)	result in or require the creation of any Encumbrance upon the Village Farms Shares to be issued pursuant to this Agreements;

(i)	result in a breach or a violation of, or conflict with, (i) any Order binding on Purchaser, (ii) any Law binding or affecting the Purchaser.

5.4	No Conflict with Material Contracts

The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party will not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance) result in or give any Person the right to seek, or to cause:

(a)	the termination, cancellation, amendment or renegotiation of any material Contract binding on or affecting the Purchaser;

(b)	the acceleration of any material debt or other obligation of the Purchaser; or

(c)	the forfeiture or other loss, in whole or in part, of any material benefit which would otherwise accrue to the Purchaser.

5.5	Authorizations and Consents from Governmental Authorities

Except for (a) the TSX Approval and the NASDAQ Notification and (b) filings required to be made under Applicable Securities Laws, there is no requirement for Purchaser to make any filing with, give any notice to, or obtain any Authorization or Consent of, any Governmental Authority as a result of, or in connection with, or as a condition to the lawful completion of, the transactions contemplated by the Transaction Documents to which it is a party.

5.6	Authorizations and Consents with respect to Material Contracts

There is no requirement for the Purchaser to make any filing with, give any notice to, or obtain any Authorization or Consent of any Person who is a party to a material Contract binding on or affecting the Purchaser, as a result of, or in connection with, or as a condition to the lawful completion of, the transactions contemplated by the Transaction Documents to which the Purchaser is a party.

5.7	Execution and Binding Obligation

The Transaction Documents to which Purchaser is a party have been (or will be) duly executed and delivered by Purchaser and constitute (or will constitute) legal, valid and binding obligations of Purchaser, enforceable against them in accordance with their respective terms.

5.8	Reporting Issuer

Purchaser is a “reporting issuer” or equivalent in each of the provinces and territories of Canada within the meaning of Applicable Securities Laws in Canada, and is not default in any material respect of any of the requirements of Applicable Securities Laws. Purchaser is registered as a reporting company under Section 12(b) of the U.S. Exchange Act, and has timely filed all forms, reports, schedules, statements and other documents required to be filed by Purchaser with the SEC since January 1, 2021 under the U.S. Exchange Act, together with any amendments, restatements or supplements thereto (collectively, the “Purchaser CD Documents”).

5.9	Village Farms Shares

Purchaser has reserved and allotted and has taken all necessary action to permit it to issue all Village Farms Shares issued as Share Consideration or otherwise under this Agreement in accordance with this Agreement, applicable Laws and Applicable Securities Laws and such Village Farms Shares will be duly and validly authorized and, when issued or delivered in accordance with this Agreement, will be validly issued as fully paid and non-assessable common shares of Purchaser.

5.10	Applicable Securities Laws

The acquisition of the Purchased Shares, the issuance of all Village Farms Shares issuable under this Agreement shall be completed in accordance with Applicable Securities Laws and in accordance with this Agreement and will be subject to the transfer restrictions as set forth in Section 2.11.

5.11	Litigation and Proceedings

Neither the Purchaser or any property, asset or business of the Purchaser is subject to any order by a Governmental Authority, or any continuing investigation by any Governmental Authority, in each case that challenges or seeks to prevent, enjoin or otherwise delay the Transactions. There is no unsatisfied judgment or any open injunction binding upon the Purchaser which would, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect on the ability of the Purchaser to enter into, perform its obligations under this Agreement and consummate the Transactions.

5.12	Continuous Disclosure Filings and Financial Statements

(a)

As of their respective effective dates, the Purchaser CD Documents complied in all material respects with the requirements of the Applicable Securities Laws applicable to such Purchaser CD Documents, and none of the Purchaser CD Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

The financial statements and notes of the Purchaser contained or incorporated by reference in the Purchaser CD Documents fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of the Purchaser as at the respective dates of, and for the periods referred to in, such financial statements, all in accordance with: (i) US GAAP; and (ii) Regulation S-X, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X, as applicable. The Purchaser has no off-balance sheet arrangements that are not disclosed in the Purchaser CD Documents. No financial statements other than those of the Purchaser are required by US GAAP to be included in the consolidated financial statements of the Purchaser.

(c)

The Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the U.S. Exchange Act) that are designed to ensure that material information relating to the Purchaser is made known to the Purchaser’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the U.S. Exchange Act are being prepared. To the knowledge of the Purchaser, such disclosure controls and procedures are effective in timely alerting the Purchaser’s principal executive officer and principal financial officer to material information required to be included in the Purchaser’s periodic reports required under the U.S. Exchange Act. The Purchaser has established and maintained a system of internal controls and, to the knowledge of the Purchaser, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Purchaser’s financial reporting and the preparation of the Purchaser’s financial statements for external purposes in accordance with US GAAP.

(d)

Since the date of the latest Form 10-Q of the Purchaser filed with the SEC, there has not been any change, development, condition, occurrence, event or effect relating to the Purchaser that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Purchaser Material Adverse Effect for the Purchaser.

5.13	Listing

The Village Farms Shares are listed under the symbol “VFF” on the TSX and the NASDAQ. The Purchaser is in compliance in all material respects with the requirements of the TSX and the NASDAQ for continued listing of the Village Farms Shares and there is no action or proceeding pending or threatened against the Purchaser by the TSX or the NASDAQ or the Financial Industry Regulatory Authority, Inc. to prohibit or terminate the listing of the Village Farms Shares on the TSX or the NASDAQ.

5.14	Tax Status

Purchaser is not a non-resident of Canada for the purposes of the Tax Act, and is a “taxable Canadian corporation” for the purposes of the Tax Act.

5.15	No Brokers’ Fees, etc.

Purchaser has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Transaction Documents for which any Seller or the Corporation may become liable.

ARTICLE 6

INDEMNIFICATION AND REMEDIES

6.1	Indemnification by Sellers

From and after the date hereof and subject to the terms and conditions contained in this Article 6, the Sellers shall, jointly and not solidarily, based on their respective Pro Rata Share, indemnify, defend and hold harmless, Purchaser Indemnified Persons from and against, and shall pay to Purchaser Indemnified Persons, in accordance with Section 6.10, the amount of any Damages suffered by or imposed upon any Purchaser Indemnified Person (whether by virtue of a Direct Claim or any Third Party Claim) as a result of, in respect of, connected with, or arising out of:

(a)

any inaccuracy, incorrectness in or breach of any representation or warranty of the Corporation contained in Article 3 or the Sellers contained in Article 4 of this Agreement or in any other Transaction Document;

(b)	any breach or any non-fulfilment of any covenant or agreement on the part of the Sellers contained in this Agreement or in any other Transaction Document;

(c)	any Indemnified Taxes, except to the extent that such Indemnified Taxes have been taken into account in the final Closing Statement and have reduced the Purchase Consideration; or

(d)	any Excluded Liabilities.

Any payment made in accordance with this Article 6 shall be treated to the extent permitted by applicable Law as an adjustment to the Purchase Consideration.

For greater certainty, the Purchaser shall be entitled to seek recourse from the Escrow Account with respect to any Damages under this Section 6.1 notwithstanding that the Sellers may have otherwise been jointly liable with respect to such Damages and as a result all Sellers hereby agree and understand that, notwithstanding the introductory paragraph of this Section 6.1, they shall be solidarily liable (hereby waiving the benefit of division and discussion) with respect to all Damages up to, and covered by the Escrow Amount in respect of which the Purchaser or any other Purchaser Indemnified Person is entitled to be indemnified pursuant to Article 6. Beyond and outside the Escrow Amount, the Liability of each Seller pursuant to such Article 6 shall be joint and not solidary.

6.2	Indemnification by Purchaser

From and after the date hereof and subject to the terms and conditions of this Article 6, Purchaser shall indemnify, defend and hold harmless the Sellers Indemnified Persons from and against, and shall pay to the Sellers Indemnified Persons, in accordance with Section 6.10, the amount of any Damages suffered by or imposed upon any Sellers Indemnified Person (whether by virtue of a Direct Claim or any Third Party Claim) as a result of, in respect of, connected with, or arising out of:

(a)	any inaccuracy, incorrectness in or breach of any representation or warranty made by Purchaser in Article 5 of this Agreement or in any other Transaction Document;

(b)	any breach or non-fulfillment by Purchaser of any covenant, agreement, condition or obligation of Purchaser contained in this Agreement or in any other Transaction Document; or

(c)

brokerage or finder’s fees, commissions or similar payments based upon any agreement or understanding made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the transactions contemplated in this Agreement.

6.3	Expiry and Limitation of Claims

(a)

The representations and warranties of the Corporation and Sellers contained in this Agreement will survive Closing and continue in full force and effect for a period of twelve (12) months following the Closing Date (the “Survival Period”), except that:

(i)

the representations and warranties of the Corporation contained in Section 3.1 (Incorporation and Corporate Power), Section 3.2 (Corporate Authorizations) Section 3.3 (No Conflict with Authorization or Applicable Law), Section 3.5 (Authorizations and Consents from Governmental Authorities), Section 3.6 (Execution and Binding Obligation), Section 3.7 (Authorized and Issued Capital of the Corporation) and Section 3.8 (No Other Agreements to Purchase) (the “Corporation’s Fundamental Representations”) will survive indefinitely;

(ii)

the representations and warranties of the Sellers contained in Section 4.1 (Creation and Power), 4.2 (Corporate Authorizations), 4.3 (No Conflict), 4.5 (Execution and Binding Obligation), 4.6 (Title to Purchased Shares) and 4.7 (No Other Agreements to Purchase) (the “Sellers’ Fundamental Representations”) will survive indefinitely;

(iii)

any claim involving Indemnified Taxes (including, without limitation, the representations and warranties of the Corporation contained in Section 3.38) and any claim involving the representations and warranties of an individual Seller contained in Section 4.10, will survive for the full period within which the Corporation or the Purchaser may be assessed or reassessed for Taxes that are the subject of such claim under applicable Laws plus ninety (90) days;

(iv)	the representations and warranties of the Corporation contained in Section 3.39 (Environmental Matters) will survive for 18 months following the Closing Date; and

(v)	any claim involving fraud, intentional misconduct, fraudulent, or deliberate or willful misconduct will survive Closing and continue in full force and effect indefinitely.

(b)

The representations and warranties of Purchaser contained in this Agreement will survive Closing and continue in full force and effect for a period of twelve (12) months following the Closing Date, except that:

(i)

the representations and warranties of Purchaser contained in Section 5.1 (Incorporation and Corporate Power), Section 5.2 (Corporate Authorizations), Section 5.3 (No Conflict with Authorizations or Applicable Law), Section 5.5 (Authorizations and Consents from Governmental Authorities), and Section 5.7 (Execution and Binding Obligation) will survive and continue in full force and effect indefinitely; and

(ii)	any claim involving fraud, intentional misconduct, fraudulent, or deliberate or willful misconduct will survive Closing and continue in full force and effect indefinitely.

(c)

The obligations of indemnification set out in Section 6.1 and Section 6.2 will survive Closing and continue in full force and effect without limitation of time, subject however to the limitations and other provisions set out in this Article 6.

(d)

The Sellers and Purchaser will not be liable with respect to any claim for the breach of any representation or warranty pursuant to Section 6.1 (relating to the Sellers) and Section 6.2 (relating to Purchaser) unless written notice of a claim thereof is delivered by the Party making the claim to the other Party during the Survival Period (or other applicable survival period set out in Section 6.3(a), as the case may be) in accordance with Section 6.7.

(e)

An obligation to indemnify for Damages will continue after the end of the applicable Survival Period if a claim for indemnification with respect to such Damages was made in accordance with this Agreement before the end of the Survival Period (or other applicable survival period set out in Section 6.3(a), as the case may be).

6.4	Limitations on Liability

Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document:

(a)

Tipping Basket. Subject to Section 6.4(c), Sellers shall not be liable for any claim under Section 6.1(a), unless and until the accumulated aggregate Damages of Purchaser Indemnified Persons in connection with all such claims exceeds $[***Redacted – Commercially Sensitive Information***] (the “Basket Amount”), in which case the Sellers shall be liable to indemnify the Purchaser Indemnified Persons for the full amount of all such accumulated aggregate Damages, including the Basket Amount thereof.

(b)

Indemnity Cap. Subject to Sections 6.4(c) and 6.10, (i) the aggregate liability of each Seller in respect of claims of Purchaser Indemnified Persons for Damages under Section 6.1(a) shall not exceed such Seller’s Pro Rata Share of [***Redacted – Commercially Sensitive Information***] and (ii) the aggregate liability of all Sellers in respect of claims of Purchaser Indemnified Persons for Damages under Section 6.1(a) shall not exceed, in the aggregate, [***Redacted – Commercially Sensitive Information***].

(c)

Exclusions to Basket Amount and Indemnity Cap. Sections 6.4(a) and 6.4(b) shall not apply in respect of any claim of Purchaser Indemnified Persons for Damages under 6.1(a) against any Seller with respect to (A) the breach or inaccuracy of any of the Corporation’s Fundamental Representations, (B) the breach or inaccuracy of any of the Sellers’ Fundamental Representations, (C) Indemnified Taxes, or (D) any claim involving the fraud, intentional misrepresentation, or deliberate or willful misconduct by such Seller. Section 6.4(b)(i) shall not apply in respect of any claim of Purchaser Indemnified Persons for Damages for which Purchaser seeks recourse from the Escrow Account pursuant to the Escrow Agreement.

(d)

Duplication. Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty or covenant.

6.5	Materiality

Each of the representations and warranties made by the Corporation and the Sellers pursuant to Article 3 and Article 4 or by the Purchaser pursuant to Article 5 is deemed to have been made without the inclusion of or reference to limitations or qualifications as to materiality such as the words “material” or “Material Adverse Effect”, or the phrase “in all material respects” or words or phrases of similar meaning for the purposes of determining the value of the Damages associated with any breach; provided that, for certainty, the determination of whether there has been a breach under Section 6.1(a) or Section 6.2(a), as applicable, of a representation and warranty that is so qualified shall be made having regard to such qualifications.

6.6	Indemnification Sole Remedy

(a)

Subject to Section 11.7, the rights and remedies that a Party may have against the other Party for any inaccuracy in or breach of any representation, warranty, covenant or obligation under this Agreement, are exclusively governed by this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, and for any failure to fulfill or perform any covenants under this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, except for the enforcement of payment obligations in connection with the transactions contemplated by this Agreement.

(b)

The Parties agree that, notwithstanding anything herein to the contrary, no incorrectness of any representation or warranty given in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, or failure to fulfill or perform any covenant contained under this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, will give rise to any right on the part of any Party, (i) to rescind this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement or any of the transactions contemplated hereby or thereby, or (ii) to avoid the limitations of liability set forth in this Article 6 by seeking indemnification for breach of contract, extra-contractual fault or pursuant to any other theory of liability.

6.7	Notification

(a)

Promptly upon obtaining knowledge thereof, the Indemnitee Representative shall notify the Indemnitor Representative, of any cause which the Indemnitee Representative has determined has given or could give rise to indemnification under this Article 6 (an “Indemnification Notice”) specifying, to the extent possible to do so, the amount of the Damages claimed by the Indemnified Person and specifying in reasonable detail the individual items of such Damages, the date each such item was paid, or properly incurred or arose, and the nature of such item. The failure to notify, or delay in notifying, the Indemnitor Representative, shall not relieve the Indemnifying Party from any duty to indemnify and hold harmless that otherwise might exist with respect to such cause unless (and only to that extent) the failure to notify or delay in notifying materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Article 6.

(b)

Upon receipt of an Indemnification Notice by an Indemnifying Party, the provisions of Sections 6.8 and 6.10 will apply to any Direct Claim, and the provisions of Sections 6.9 and 6.10 will apply to any Third Party Claim.

6.8	Indemnification Procedure — Direct Claims

(a)

Following receipt of an Indemnification Notice pursuant to Section 6.7(a) relating to a Direct Claim, the Indemnitor Representative has 60 days to investigate the Direct Claim and respond in writing. For purposes of the investigation, the Indemnified Person shall make available to the Indemnitor Representative the information relied upon by the Indemnified Person to substantiate the Direct Claim, together with such other information as the Indemnitor Representative may reasonably request.

(b)

If the Indemnitor Representative disputes the validity or amount of the Direct Claim, the Indemnitor Representative shall (i) pay the portion (if any) of the Damages claimed to which it does not object in accordance with Section 6.10, and (ii) provide written notice of the dispute to the Indemnitee Representative within the 60-day period specified in Section 6.8(a). The notice must describe in reasonable detail the nature of the Indemnitor Representative’s dispute. During the 20-day period immediately following receipt of a notice by the Indemnitor Representative, the Indemnitor Representative and the Indemnitee Representative shall attempt in good faith to resolve the dispute. If the Indemnitor Representative fails to respond in writing to the Direct Claim within the 60-day period specified in Section 6.8(a) or indicates in writing that it does not dispute the Direct Claim, Indemnified Party shall be free to pursue such remedies as may be available to it.

6.9	Indemnification Procedure — Third Party Claims

(a)

If a Third Party Claim is made or commenced against an Indemnified Person in respect of which the Indemnified Person proposes to demand indemnification pursuant to this Agreement, the Indemnitee Representative shall give an Indemnification Notice to that effect together with particulars of the Third Party Claim to the Indemnitor Representative with reasonable promptness. The failure to give, or delay in giving, the Indemnification Notice, unless the Indemnification Notice is given after the expiration of the applicable time limit, if any, as set out in Section 6.3, will not relieve the Indemnifying Party of its obligations except and only to the extent of any prejudice caused to the Indemnifying Party by such failure or delay. From the time the Indemnified Person learns of the Third Party Claim, the Indemnified Person and the Indemnitee Representative shall protect their rights and the rights of the Indemnifying Party in respect of such Third Party Claim.

(b)

The Indemnitor Representative may, at the Indemnifying Party’s expense and by notice to the Indemnitee Representative given not later than 30 days after receipt of the Indemnification Notice described in Section 6.9(a), assume control of the defence, compromise or settlement of the Third Party Claim provided that:

(i)	the Third Party Claim involves only money damages and does not seek any injunctive or other equitable relief;

(ii)	the Indemnifying Party unconditionally acknowledges in writing its obligation to indemnify and hold the Indemnified Person harmless with respect to the Third Party Claim;

(iii)

if the named parties in any Third Party Claim include both the Indemnifying Party and the Indemnified Person, representation by the same counsel would, in the judgment of the Indemnitee Representative, still be appropriate notwithstanding any actual or potential differing interests between them (including the availability of different defences);

(iv)

settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the judgment of the Indemnitee Representative, likely to establish a precedent, custom or practice adverse to the continuing business interests of the Indemnified Person; and

(v)

if the Third Party Claim is in respect of Indemnified Taxes, and if (A) it relates solely to a Pre-Closing Tax Period and is not reasonably expected to have a material adverse impact upon Taxes for any other Tax period, and (B) the Indemnifying Party has paid to the applicable Tax Authority all amounts required to be paid in order to contest the Third Party Claim.

(c)	Upon assumption of control by the Indemnitor Representative:

(i)

the Indemnitor Representative shall actively and diligently proceed with the defence, compromise or settlement of the Third Party Claim at its sole cost and expense, retaining counsel reasonably satisfactory to the Indemnitee Representative;

(ii)

the Indemnitor Representative shall keep the Indemnitee Representative fully advised with respect to the status of the Third Party Claim (including supplying copies of all relevant documents promptly as they become available) and shall arrange for its counsel to inform the Indemnitee Representative on a regular basis of the status of the Third Party Claim; and

(iii)

the Indemnitor Representative shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless consented to by the Indemnitee Representative (which consent may not be unreasonably or arbitrarily withheld or delayed).

(d)	The Indemnified Person may retain separate co-counsel at its sole cost and expense and may participate in the defence of the Third Party Claim.

(e)

Provided all the conditions set forth in Section 6.9(b) are satisfied and the Indemnitor Representative is not in breach of any of its other obligations under this Section 6.9, the Indemnified Person and the Indemnitee Representative shall, at the expense of the Indemnifying Party, cooperate with the Indemnitor Representative and use commercially reasonable efforts to make available to the Indemnitor Representative all relevant information in their possession or under their control (provided that it does not cause either of them to breach any confidentiality obligations) and shall take such other steps as are, in the reasonable opinion of counsel for the Indemnitor Representative, necessary to enable the Indemnitor Representative to conduct such defence; provided always that:

(i)	no admission of fault may be made by or on behalf of any Purchaser Indemnified Person without the prior written consent of its Indemnitee Representative;

(ii)	no admission of fault may be made by or on behalf of any Sellers Indemnified Person without the prior written consent of the Sellers’ Indemnitee Representative;

(iii)

the Indemnitee Representative and the Indemnified Person are not obligated to take any measures which, in the reasonable opinion of the Indemnitee Representative’s legal counsel, could be prejudicial or unfavourable to the Indemnified Person; and

(iv)

the Indemnified Person receives, as part of any compromise or settlement, a legally binding and enforceable unconditional release, which is in form and substance satisfactory to the Indemnitee Representative, acting reasonably, from any and all Liabilities it may have with respect to the Third Party Claim.

(f)

If (i) the Indemnitor Representative fails to give the Indemnitee Representative the notice required in Section 6.9(b) or otherwise fails to comply with any of the conditions in Section 6.9(b), or (ii) the Indemnitor Representative breaches any of its other obligations under this Section 6.9, the Indemnitee Representative may assume control of the defence, compromise or settlement of the Third Party Claim and retain counsel as in its sole discretion may appear advisable, the whole at the Indemnifying Party’s sole cost and expense, subject to the right of the Indemnifying Party to dispute that an indemnification is required pursuant to this Agreement. Any settlement or other final determination of the Third Party Claim will be binding upon the Indemnifying Party subject to the right of the Indemnifying Party to dispute that an indemnification is required pursuant to this Agreement. The Indemnitor Representative shall, at the Indemnifying Party’s sole cost and expense, cooperate fully with the Indemnitee Representative and use its commercially reasonable efforts to make available to the Indemnitee Representative all relevant information in its possession or under its control as are, in the reasonable opinion of counsel for the Indemnitee Representative necessary to enable the Indemnitee Representative to conduct the defence. The Indemnifying Party shall reimburse the Indemnitee Representative and the Indemnitor Representative for the costs of defending against the Third Party Claim (including reasonable legal fees and expenses), and shall remain responsible for any Damages the Indemnified Person and the Indemnitee Representative may suffer resulting from, arising out of, or relating to, the Third Party Claim to the fullest extent provided in this Article 6, subject to the right of the Indemnifying Party to dispute that an indemnification is required pursuant to this Agreement. Regardless of whether the Indemnified Person, the Indemnitor Representative, the Indemnifying Party or the Indemnitee Representative shall assume the defense of the claim, the Indemnified Person and the Indemnifying Party agree to cooperate fully with one another in connection therewith and to keep each other reasonably informed of the status of the claim and any related proceeding and the Indemnified Person shall take no action or make any admissions or statements not required by applicable Law which would adversely affect the defense of any such claim.

6.10	Payment of Indemnification

(a)

Any indemnification owing pursuant to this Article 6 by any Seller shall be paid as follows: (i) first, to the extent there are sufficient funds in the Escrowed Cash, by release of funds to the Purchaser Indemnified Persons from the Escrow Account in accordance with the terms and conditions of the Escrow Agreement, (ii) second, to the extent there are sufficient Escrowed Shares in the Escrowed Shares Account, by release of Escrowed Shares from the Escrowed Shares Account to the account of the Purchaser in accordance with the terms and conditions of the Escrow Agreement, and (iii) third, to the extent the Escrowed Cash and Escrowed Shares in the Escrow Account are insufficient to pay any remaining sums due to the Purchasers Indemnified Persons, by payment by such Seller of any such amount by wire transfer of immediately available funds to the Purchaser Indemnified Persons, within five (5) Business Days after the determination of the amount of such losses thereof.

(b)

Except as otherwise required by applicable Law, any payment on account of Damages made by any Seller as an Indemnifying Party pursuant to Article 6 (including without limitation any payment made by release or cancellation of Escrowed Shares to the Purchaser) will constitute a dollar-for-dollar decrease of the Purchase Consideration and any payment made by Purchaser as an Indemnifying Party pursuant to this Article 6 will constitute a dollar-for-dollar increase of the Purchase Consideration.

(c)

Any indemnification owing pursuant to this Article 6 by any Seller to Purchaser Indemnified Persons shall be reduced by the amount of any insurance proceeds or payments from responsible third parties actually received by the Purchaser Indemnified Persons in connection therewith (net of any costs incurred by the Purchaser Indemnified Person to obtain any such insurance proceeds or third party payments and net of any deductible and any increase in the annual insurance premium of said insurance policies for any subsequent period resulting from the filing and collection of such insurance claim); provided, however, that such reduction shall not preclude or be a precondition to the right of the Purchaser Indemnified Persons to make any claims pursuant to the indemnity provisions of this Article 6.

(d)

All indemnity obligations under this Article 6 for shall be (i) reduced by any Tax Benefits actually realized by any party seeking indemnification hereunder arising from the matter giving rise to indemnification in the taxable year such matter occurred or the two successive taxable years following the taxable year such matter occurred, and (ii) increased to take account of any net Tax cost incurred by the Indemnified Person arising from the receipt of indemnity payments hereunder (grossed up for such increase). The amount for which the Purchaser is entitled to be indemnified under Article 6 shall not be reduced by the amount of any loss, credit, deduction or other Tax attribute incurred or generated in a Tax period that is not a Pre-Closing Tax Period. For these purposes, a “Tax Benefit” means the amount by which the Tax liability of the Indemnified Person actually is reduced by a deduction, reduction of income or entitlement to refund or credit.

(e)

If any Governmental Authority is entitled to take collection action in respect of any claim in respect of Taxes in connection with which Purchaser asserts any right of indemnity against Sellers, notwithstanding the defense relating thereto, or if an amount has to be paid in order to advance the claim in respect of Taxes, Sellers shall pay or cause to be paid such amount that is subject to such collection action or that is required to be so paid to the relevant Governmental Authority within the time required by applicable Law.

(f)

Upon the occurrence of a Tax indemnification event, (i) to the extent that the total of the amounts previously paid by the Sellers in respect of the relevant Indemnified Taxes is less than the amount so determined to be the amount of the Indemnified Taxes, the Sellers shall forthwith (and, in any event, within fifteen (15) days of the time that the Purchaser notifies the Sellers of the occurrence of the Tax indemnification event) pay to Purchaser the amount of the Indemnified Taxes less the total of the amounts previously paid, and (ii) to the extent that the total of the amounts previously paid by the Sellers in respect of such Indemnified Taxes exceeds the amount so determined to be the amount of the Indemnified Taxes, Purchaser shall forthwith upon receipt or confirmation of any refund or credit of such Indemnified Taxes (and, in any event, within fifteen (15) days of the receipt or confirmation of such refund or credit) pay to the Sellers the amount of such refund or credit (including any interest paid or credited with respect thereto but net of any Taxes payable by the Purchaser in respect of such refund, credit or interest).

6.11	Release of the Aggregate Escrow Amount and the Escrowed Shares

The Parties shall cause the Escrow Agent to promptly release any balance of the Escrowed Cash and of the Escrowed Shares to the Sellers’ Representative following the first anniversary date of this Agreement (the “Escrow Release Date”), except that the Escrow Agent shall retain an amount (up to the total amount of the Escrowed Cash and if the Escrowed Cash is insufficient up to the total amount of the Escrowed Cash and of the Escrowed Share Account) equal to the amount of claims for indemnification under this Article 6 asserted prior to the Escrow Release Date but not yet resolved (“Unresolved Claims” as such term is further defined in the Escrow Agreement). The amount retained for Unresolved Claims shall be released by the Escrow Agent (to the extent not utilized to pay any Indemnified Person for any such claims resolved in favour of such Indemnified Person) upon their resolution in accordance with this Article 6.

6.12	Right of Set-Off

The Purchaser, on one hand, and each Seller, on the other hand, has the right to satisfy any amount from time to time owing by it to by the other Party, excluding employment wages, by way of set-off, on a joint basis, against any amount from time to time owing by each of the Parties, including any amounts owing pursuant to the indemnification obligations pursuant to this Agreement or owing pursuant to any Transaction Agreement (other than the Closing Shareholders Agreement).

ARTICLE 7

CLOSING

7.1	Date, Time and Place of Closing

The completion of the transaction of purchase and sale contemplated in this Agreement will take place electronically at the Closing Time on the Closing Date or at such other place, and at such other time, as may be agreed upon in writing by the Parties. The closing documentation will be delivered by electronic mail exchange of signature pages in PDF or functionally equivalent electronic format, which delivery will be effective without any further physical exchange of the originals or copies of the originals.

7.2	Effective Time

The transfer of ownership and possession of the Purchased Shares is deemed to take effect at the Closing Time on the Closing Date.

7.3	Non Merger

Except as otherwise expressly provided in this Agreement and subject to Article 6, the covenants, representations, warranties and other provisions of this Agreement will not merge on Closing but will survive (a) the execution, delivery and performance of this Agreement and any other Transaction Documents, and (b) the Closing.

ARTICLE 8

CLOSING DELIVERABLES

8.1	Closing Deliveries of the Sellers and the Corporation.

At Closing, the Corporation and the Sellers shall deliver or cause to be delivered to the Purchaser, the following:

(a)

a factual certificate of an officer of the Seller containing (A) the articles and by-laws of such Seller, including all amendments thereto, (B) the resolutions of the directors of such Seller approving the entry into and completion of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and (C) a list of the officers and directors authorized to sign agreements on behalf of such Seller, together with their specimen signatures, all in form and substance satisfactory to the Purchaser, acting reasonably;

(b)

a factual certificate of an officer of the Corporation containing (A) the articles and by laws of the Corporation, including all amendments thereto, (B) a resolution of the directors of the Corporation approving the entry into and completion of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and (C) a list of the officers and directors authorized to sign agreements on behalf of the Corporation, together with their specimen signatures, all in form and substance satisfactory to the Purchaser, acting reasonably;

(c)	a certificate of good standing with respect to the Corporation issued by the appropriate Governmental Authority of its jurisdiction of incorporation;

(d)	the [***Redacted – Commercially Sensitive Information***] Subscription Agreement duly executed by [***Redacted – Commercially Sensitive Information***];

(e)	the [***Redacted – Commercially Sensitive Information***] Subscription Agreement duly executed by [***Redacted – Commercially Sensitive Information***];

(f)	the Closing Shareholders Agreement duly executed by the Corporation, [***Redacted – Commercially Sensitive Information***] Inc. and [***Redacted – Commercially Sensitive Information***] Inc.;

(g)

evidence, in form and substance reasonably satisfactory to Purchaser, that all Encumbrances, other than Permitted Encumbrances and Encumbrances which shall be discharged following Closing in accordance with the undertakings from the applicable Payoff Creditor, on any Property have been released and validly discharged, including any security interests registered in connection with any Shareholder Loan;

(h)

the [***Redacted – Commercially Sensitive Information***] Agreement duly executed by [***Redacted – Commercially Sensitive Information***], [***Redacted – Commercially Sensitive Information***] and the Corporation;

(i)

evidence, in form and substance reasonably satisfactory to Purchaser, of the issuance of the Grow Capital Shares to Grow Capital Partners in partial repayment of the Grow Capital Debt in accordance with the Grow Compensation Agreement;

(j)

evidence, in form and substance reasonably satisfactory to Purchaser, that the Payoff Letters have been signed and delivered in such manner as may be directed by each Payoff Creditor in accordance with Section 2.6 including an undertaking from each Payoff Creditor that they will discharge the security interests relating to the debt;

(k)

the Books and Records and the Corporate Records, which the Sellers shall cause to be located at the Montreal offices of the Corporation’s legal counsel, Blake, Cassels & Graydon LLP, which shall constitute delivery of the Books and Records and the Corporate Records hereunder, as well as all keys and passcodes or security codes to access the Property, including any Leased Properties, of the Corporation;

(l)

irrevocable stock transfer powers of attorney executed in blank by each of the Sellers in connection with their respective Purchased Shares, certificates representing the Purchased Shares issued to Purchaser, duly executed by the required officer(s) and/or director(s) of the Corporation and the cancelled share certificates representing the Purchased Shares, together with evidence satisfactory to Purchaser that Purchaser has been entered into the Corporate Records as the holder of record of the Purchased Shares;

(m)	all Required Consents and Authorizations, in form and substance acceptable to the Purchaser, acting reasonably;

(n)	the Non-Competition Agreements, duly executed by the Corporation, the Principals and the Sellers;

(o)	the Lock-up Agreements duly executed by the Sellers;

(p)	the Escrow Agreement duly executed by the Sellers and the Escrow Agent;

(q)	mutual release between the Principals and Sellers, on one hand, and the Corporation, on the other hand, in each case in a form satisfactory to the Purchaser, acting reasonably;

(r)

resignation and mutual releases, effective as of the Closing Date, duly executed by each of the directors and/or officers of the Corporation, in each case in a form satisfactory to the Purchaser, acting reasonably;

(s)	the Employment Agreements duly executed by [***Redacted – Personally Identifying Information***];

(t)	the termination of [***Redacted – Personally Identifying Information***] consulting agreement with the Corporation;

(u)	the Closing Promissory Note duly executed on behalf of the Corporation;

(v)	evidence of the [***Redacted – Commercially Sensitive Information***] Divestiture, in form and substance satisfactory to the Purchaser, acting reasonably;

(w)	a release executed by each of the employees who received a Transaction Bonus Payment, in form and substance satisfactory to the Purchaser, acting reasonably;

(x)

evidence of termination of the [***Redacted – Personally Identifying Information***] Agreement, in form and substance satisfactory to the Purchaser, acting reasonably, including the termination of all obligations that survive the termination of the agreement;

(y)

evidence of termination of the Options and that the Corporation is fully released by all former holders of any such Options of any obligation or liability with respect to such terminated Option, in form and substance satisfactory to the Purchaser, acting reasonably;

(z)	evidence of the termination of the Shareholders’ Agreement;

(aa)	Electronic copies of all of the documents uploaded to the Data Room established by or on behalf of the Corporation, including those documents uploaded thereto as of the date of this Agreement; and

(bb)	a duly executed receipt by each Seller with respect to the Purchase Consideration payable at Closing.

8.2	Closing Deliveries of the Purchaser.

At Closing, the Purchaser shall deliver or cause to be delivered to the Sellers, the following:

(a)

a factual certificate of the officer of the Purchaser containing (A) the articles and by-laws of the Corporation, including all amendments thereto, (B) the resolutions of the directors of the Corporation approving the entry into and completion of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and (C) a list of the officers and directors authorized to sign agreements on behalf of the Corporation, together with their specimen signatures, all in form and substance satisfactory to the Purchaser, acting reasonably;

(b)	a certificate of good standing with respect to Purchaser issued by the appropriate Governmental Authority of its jurisdiction of incorporation;

(c)	the Escrow Agreement duly executed by the Purchaser;

(d)	the Minority Interest Subscription Agreements duly executed by the Corporation;

(e)	the Closing Shareholders Agreement duly executed by the Purchaser;

(f)	the Non-Competition Agreements duly executed by the Purchaser;

(g)	the Lock-up Agreements duly executed by the Purchaser;

(h)	evidence of the TSX Approval and of the NASDAQ Notification in respect of the issuance and listing of the Village Farms Shares issuable pursuant to this Agreement;

(i)

evidence of the issuance of the DRS advice statements with respect to the Closing Village Farms Shares (or Purchaser shall alternatively provide evidence to Sellers of a signed and delivered irrevocable treasury direction of Purchaser to its transfer agent to promptly issue such restricted DRS advice statements to Sellers), or, to the extent physical share certificates are issued with respect to the Closing Village Farms Shares, Sellers shall receive PDF copies of the originally executed share certificates evidencing such Closing Village Farms Shares at the Closing, with originals to be delivered to the Sellers’ Representative within five (5) Business Days following Closing;

(j)

evidence of the issuance of the DRS advice statement to the Escrow Agent with respect to the Escrowed Shares (or Purchaser shall alternatively provide evidence to Sellers of a signed and delivered irrevocable treasury direction of Purchaser to its transfer agent to promptly issue such restricted DRS advice statement to Escrow Agent), or, to the extent physical share certificates are issued with respect to the Escrowed Shares, Sellers shall receive PDF copies of the originally executed share certificates evidencing such Escrowed Shares at the Closing, with originals to be delivered to the Escrow Agent within five (5) Business Days following Closing;

(k)	a duly executed receipt by Purchaser for the Purchased Shares; and

(l)	the payment and share issuances referred to at Section 2.5.

8.3	Delivery of Escrow Agreement, the Escrowed Cash and Escrowed Shares.

On the Closing Date, the Sellers and the Purchaser shall deliver or cause to be delivered to each other the Escrow Agreement, duly executed by the Sellers, the Purchaser and the Escrow Agent, and the Purchaser shall deliver or cause to be delivered to the Escrow Agent, the Escrowed Shares, the Escrowed Cash and the Escrow Agreement.

ARTICLE 9

POST-CLOSING COVENANTS

9.1	Post-Closing Filings and Authorizations

The Parties shall use commercially reasonable efforts, after the Closing Time, to file any necessary post-Closing filings and obtain any necessary post-Closing authorizations, notifications, consents or approvals.

9.2	Use of Name

From and after the Closing Time, none of the Sellers shall use the name “Rose LifeScience” or any trade name, corporate name or Trademark that is confusingly similar thereto or to any of the Trademarks listed in Section 9.2 of the Disclosure Schedule.

9.3	Transferred Information

(a)	After the completion of the transactions contemplated by this Agreement, the Recipient agrees to:

(i)	use and disclose the Transferred Information under its control only for those purposes for which the Transferred Information was initially collected, permitted to be used or disclosed, unless:

(A)

the Disclosing Party or Recipient have first notified the individual about whom the Transferred Information related of any additional purpose, and where required by applicable Law, obtained the consent of such individual to such additional purpose, or

(B)	such use or disclosure is permitted or authorized by applicable Law, without notice to, or consent from, such individual;

(ii)

protect the Transferred Information under its control by making reasonable security arrangements against such risks as unauthorized access, collection, use, disclosure, copying, modification, disposal or destruction; providing, however, that such arrangements include, at a minimum, safeguards that are appropriate to the sensitivity of such Transferred Information; and

(iii)	give effect to any withdrawal of consent made by an individual to whom the Transferred Information under its control relates.

(b)

Where required by applicable Law, the Purchaser further agrees to promptly notify the individuals about whom the Transferred Information relates that the transactions contemplated by this Agreement and the Transaction Documents have taken place and that their Transferred Information has been disclosed.

9.4	Preparation of Tax Returns and Tax Covenants

(a)

The Sellers’ Representative shall prepare, and Purchaser shall cause the filing of, all Tax Returns for the Corporation due after the Closing Date in respect of all Pre-Closing Tax Periods other than Straddle Periods (for which Tax Returns have not been filed as of the Closing Date) (collectively, the “Stub Period Returns”). All Stub Period Returns must be prepared and filed on a timely basis consistent with the Corporation’s existing procedures for preparing such Tax Returns and in a manner consistent with prior practice with respect to the treatment of specific items on the Tax Returns (unless such treatment is, in the reasonable determination of the Sellers’ Representative or Purchaser, contrary to applicable Law), provided that, notwithstanding any prior practice, the maximum amount of any discretionary deductions, allocations or credits shall be claimed but no provision or reserve (including in respect of deferred revenues, warranties, doubtful accounts and unpaid amounts) shall be claimed if any amount in respect thereof would be required to be included in the income of any Purchaser Indemnified Person in any Tax period other than a Pre-Closing Tax Period, except to the extent of such amount in respect thereof that is reflected in the final Closing Statement. No later than thirty (30) days in the case of an income Tax Return, and ten (10) days in the case of any other Tax Return, prior to the due date for filing such Tax Return with the appropriate Governmental Authorities, Sellers’ Representative shall provide Purchaser with a substantially final draft of the Stub Period Return (the “Draft Return”), except in the case of Stub Period Return not in respect of income taxes which shall be provided to the Purchaser in a timely manner. Purchaser and its accountants have the right to review the Draft Return and any working papers relating to its preparation and the Sellers’ Representative shall incorporate their reasonable comments in the Stub Period Returns. After the date that Purchaser receives the Draft Return and within 120 days following the Closing Date (but in no event later than 30 days prior to the due date of any such Stub Period Return), or, in the case of a Stub Period Return not in respect of income taxes, in a timely manner, Purchaser shall advise Sellers’ Representative in writing that it either:

(i)	agrees that the Draft Return was prepared in accordance with the principles set out above; or

(ii)	does not agree that it was so prepared, in which case Purchaser shall set out, in reasonable detail, the basis for such disagreement.

(b)

If Purchaser notifies Sellers’ Representative of a disagreement pursuant to Section 9.4(a)(ii), Sellers’ Representative and Purchaser shall attempt to resolve such disagreement; provided, however, that if Sellers’ Representative and Purchaser fail to reach agreement, then the disagreement shall be resolved by the Accountants. The fees and expenses of the Accountants in making any such determination will be borne 50% by Sellers and 50% by Purchaser. Such disagreement shall otherwise be resolved in accordance with the procedure set forth in Section 2.8(c) mutatis mutandis. The decision as to whether or not to make an election under Subsection 256(9) of the Tax Act in respect of the taxation year of the Corporation ending as a result of the completion of the transaction of purchase and sale contemplated in this Agreement is within the control of Purchaser.

(c)

Purchaser shall pay, as an adjustment to the Purchase Consideration, to the Sellers’ Representative for the benefit of Sellers within five Business Days of receipt, the amount of any refund of Taxes or credit against Taxes payable, other than any (i) refund of Taxes or credit against Taxes payable taken into account in the final Closing Statement, (whether actually received or applied as a credit or offset against Taxes payable) (plus the after tax amount of any interest paid thereon and net of any reasonable expenses incurred directly by Purchaser or the Corporation in connection therewith), where such refund or credit is a refund or credit of Taxes paid or incurred in a Pre-Closing Tax Period of the Corporation and (ii) any SRED Amount. At the reasonable request of the Sellers’ Representative, Purchaser and the Corporation shall, and shall cause each of their respective Affiliates to, execute such documents and take reasonable additional actions and otherwise reasonably cooperate as may be necessary for Purchaser, the Corporation or any of their respective Affiliates to receive and obtain all such refunds or credits, subject to reimbursement by Sellers of any reasonable expenses incurred directly in connection therewith. Purchaser and the Corporation shall not, and shall not permit any of their respective Affiliates to, voluntarily forfeit, fail to collect or otherwise minimize any such refund or credit. Notwithstanding anything in this Agreement to the contrary, in the event that all or any portion of any such refund or credit is subsequently disallowed by any Governmental Authority, the Sellers’ Representative shall promptly return an amount equal to any such disallowed amounts (plus any interest in respect of such disallowed amounts owed to a Governmental Authority) to the Purchaser. Nothing herein shall require that the Purchaser make any payment to the Sellers with respect to (a) any refund or credit of Taxes that is the result of the carrying back of any net operating loss or other Tax attribute or tax credit incurred or generated at or after the Closing Time; (b) any refund or credit of Taxes resulting from the payment of Taxes made on or after the Closing Time to the extent that such payments are in relation to Taxes arising on or after the Closing Time for which the Sellers have not indemnified the Purchaser or the Corporation for such Taxes; or (c) any refund or credit of Taxes that gives rise to a payment obligation by the Corporation to any Person (other than to the Sellers) under Law or pursuant to a provision of a Contract or other agreement entered (or assumed) by the Corporation on or prior to the Closing Time and for greater certainty, any such refund or credit, or portion thereof, shall be for the sole benefit of the Purchaser or the Corporation, as applicable.

(d)

If the Corporation receives a SRED Amount after the Closing Time that has not been taken into account in the final Closing Statement, then Purchaser shall remit to the Sellers’ Representative an amount equal to such SRED Amount for distribution to the Sellers based on their Pro Rata Share of the Purchase Consideration as per allocation in Exhibit A, less any reasonable out-of-pocket costs incurred in connection with such receipt and net of any Taxes incurred or to be incurred by the Corporation with respect to such SRED Amount. Notwithstanding anything in this Agreement to the contrary, in the event that all or any portion of such SRED Amount is subsequently disallowed by any Governmental Authority, the Sellers’ Representative shall promptly return an amount equal to any such disallowed amounts (plus any interest in respect of such disallowed amounts owed to a Governmental Authority) to the Purchaser. All payments made under this Section 9.4(d) shall constitute an adjustment to the Purchase Consideration on a dollar-for-dollar basis to the extent permitted by applicable Law.

(e)

Purchaser and the Corporation shall not, without the prior written consent of the Sellers’ Representative which shall not be unreasonably withheld or delayed, amend any Tax Return in respect of a Pre-Closing Tax Period.

(f)

The Purchaser shall (and shall cause the Corporation and their respective Representatives to) and the Sellers shall (and shall cause the Sellers’ Representative to): (a) provide the other Party and its Representatives with such assistance as may be reasonably requested in connection with the preparation of any Tax Return, including the filing of any claim for refund or credit resulting from a carry-back of any Tax losses, or any audit or other examination by any Governmental Authority or judicial or administrative proceeding relating to Taxes with respect to the Corporation; (b) retain and provide the other Party and its Representatives with reasonable access to all records or information that may be relevant to such Tax Return, audit, examination or proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided thereunder, provided that the foregoing shall be done at the expense of the Party making such request and in a manner so as not to interfere unreasonably with the conduct of the business of the Parties; and (c) provide any information necessary or reasonably requested to allow compliance with any information reporting or withholding requirements contained in Laws.

(g)

If it is determined that the Corporation or any of the Subsidiaries made an “excessive eligible dividend designation” (as defined in subsection 89(1) of the Tax Act), the Sellers hereby concur (or shall cause the recipient of the relevant dividend to concur) in the making of an election under subsection 185.1(2) of the Tax Act in respect of the full amount thereof, and such election shall be made by the Corporation in the manner and within the time prescribed by subsections 185.1(2) and 185.1(3) of the Tax Act.

(h)

If it is determined that the Corporation has made an election under subsection 83(2) of the Tax Act in respect of the full amount of any dividend payable by it on shares of any class of its capital stock and the full amount of such dividend exceeded the amount of such corporation’s “capital dividend account” (as defined in the Tax Act) immediately before the dividend became payable, the Sellers hereby concur (or shall cause the recipient of the relevant dividend to concur) in the making of an election under subsection 184(3) of the Tax Act in respect of such dividend.

(i)

The Purchaser shall prepare and cause the filing of all Tax Returns for the Corporation due after the Closing Date in respect of all Straddle Periods (collectively the “Straddle Period Returns”). All Straddle Period Returns must be prepared and filed on a timely basis and in a manner consistent with the Corporation’s prior practices (unless such practices are, in the reasonable determination of the Purchaser, contrary to applicable Law) and consistent in all respects with the representations and warranties in respect of tax matters contained herein.

(j)

At least thirty (30) days prior to the date on which any such Straddle Period Returns are due to be filed, the Purchaser shall provide the Sellers’ Representative with a substantially final draft of such Straddle Period Returns, except in the case of Straddle Period Returns not in respect of income Taxes which shall be provided to the Purchaser in a timely manner. The Sellers’ Representative shall have the right to review such draft returns and provide the Purchaser with comments no later than five days prior to the date on which such Straddle Period Returns are due to be filed.

(k)	The Purchaser shall incorporate the Sellers’ Representative reasonable comments in the Straddle Period Returns prior to filing.

(l)

The Sellers shall pay all Taxes that are payable as determined with reference to the Stub Period Returns or that are payable with reference to the portion of any Straddle Period Return for the Pre-Closing Tax Period (as determined under Section 9.4(m)), except to the extent such Taxes were reflected in the final Closing Statement or in respect of which the Sellers have indemnified the Purchaser pursuant to Section 6.1(c).

(m)	In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the Pre-Closing Tax Period will be:

(i)

in the case of Taxes that are either (i) based upon or related to income or receipts or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable period ended immediately prior to the Closing Time; and

(ii)

in the case of Taxes that do not fall within (i) above, multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period prior to the Closing Time and the denominator of which is the number of calendar days in the entire relevant Straddle Period.

9.5	Rollover Elections.

(a)

At the request of a Seller, the Parties covenant and agree to execute and deliver in a timely manner (i) a rollover agreement and (ii) elections pursuant to subsection 85(1) or 85(2), as the case may be, of the Tax Act and under the comparable provisions of any applicable provincial income tax legislation in respect of the transfers contemplated by this Agreement at such elected amount requested by such Seller (the “Rollover Shareholder”), subject to the limitations set forth in the Tax Act and under comparable provisions of any applicable provincial income tax legislation, and to otherwise cooperate in such regard with the intention that the election will result in the disposition of the Purchased Shares on a partially or totally tax-deferred basis to such Seller for purposes of the Tax Act and under the comparable provisions of any Canadian provincial income tax legislation. In connection with the foregoing:

(i)

Purchaser agrees that provided two signed copies of the necessary election forms, duly completed with the details of the property transferred in respect of which such Rollover Shareholder is making an election, are delivered by a Seller desiring to make such an election on or before 90 days after the Closing Date to Purchaser, and the applicable elected amount for purposes of the election in respect of such property, subject to such election form complying with applicable Law, such forms will be signed by an appropriate signing officer of Purchaser, and returned to such Seller within 30 days for filing by such Seller with the relevant Governmental Authority.

(ii)

Each Rollover Shareholder desiring to make such an election and Purchaser shall, file each of the elections referred to in this Section 9.5, as described above, in time and form required by applicable Law.

(iii)

Notwithstanding the foregoing, Purchaser shall not have any responsibility whatsoever and shall not in any way be obligated to indemnify Sellers in respect of any loss or damage that may be suffered by reason of any inaccuracy or incompleteness of any election forms and any Seller who files such an election shall not have any responsibility whatsoever and shall not in any way be obligated to indemnify Purchaser in respect of any loss or damage that may be suffered by reason of any inaccuracy or incompleteness of any election forms.

9.6	Access to Books and Records

At Closing, all the Books and Records will be located at the Corporation’s offices or those of its professional advisors. For a period of six years from the Closing Date or for such longer period as may be required by applicable Law, Purchaser shall retain all accounting Books and Records relating to the Business and the Corporation in its possession. So long as any such Books and Records are retained by Purchaser pursuant to this Agreement, Sellers may inspect and make copies (at their own expense) of them for Tax purposes at any time during normal business hours and upon reasonable notice for any proper purpose and without undue interference to the business operations of the Corporation. Purchaser may have its representatives present during any such inspection.

9.7	Registration Statement

(a)

The Purchaser has filed a Registration Statement on Form S-3 (the “Registration Statement”) registering the resale from time to time of Village Farms Shares by selling security holders generically. The Purchaser shall file a prospectus supplement (pursuant to Rule 424(b) under the U.S. Securities Act) to the Registration Statement identifying the Sellers as selling securityholders of Registrable Shares (each, a “Prospectus Supplement”) within four (4) months of the later of (i) the date on which such Registrable Shares are issued to and acquired by the Sellers, or (ii) the date that the Sellers have furnished (y) in writing to the Purchaser such information regarding such Seller, the Registrable Shares held by such Seller and the intended method of disposition of the Registrable Shares in the form as shall be reasonably acceptable to the Purchaser, and (z) such executed documents from such Seller that are necessary for compliance with SEC rules and regulations in connection with such registration and/or otherwise customary of a selling shareholder in similar situations (such later date, the “Prospectus Supplement Filing Deadline”). The Purchaser shall provide prompt notice to the Sellers’ Representative of the filing of the applicable Prospectus Supplement. The obligations of the Purchaser in this Section (a) shall be subject to the timely cooperation of the Sellers in providing the information and executing any documents as contemplated in the immediately preceding sentence, and any Seller who fails to provide all requested information for purposes of disclosure in the applicable Prospectus Supplement, as applicable, by the Prospectus Supplement Filing Deadline may be excluded from such Prospectus Supplement. As of the date of the applicable Prospectus Supplement, the Registration Statement (together with such Prospectus Supplement) will comply in all material respects with the provisions of the U.S. Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading (a “Material Misstatement”); provided, however, that none of the provisions of the preceding sentence shall apply to statements in or omissions from the Registration Statement (together with any applicable Prospectus Supplement) made in reliance upon and in conformity with information furnished solely by the Sellers for use in the Registration Statement and/or any applicable Prospectus Supplement. As soon as practicable after a Prospectus Supplement being filed with the SEC, the Purchaser will issue and deliver to the Purchaser’s transfer agent an irrevocable treasury order authorizing such transfer agent, as the registrar and transfer agent for the Village Farms Shares, to remove all legends on the Village Farms Shares that are included as Registrable Shares in such Prospectus Supplement. Notwithstanding the foregoing, the Purchaser’s sole obligation with respect to such legend removal shall be the delivery of such treasury order, and the Purchaser shall have no liability to any Seller or any other Party, and shall not be deemed to have made any representation or assurance, with respect to the actual time elapsed between the submission of such treasury order and the removal of any such applicable legends. It is understood and acknowledged that the only evidence that the Sellers whose legends are so removed shall be unlegended DRS advice statements issued by the Purchaser’s transfer agent and, accordingly, it is the sole responsibility of any such Sellers to instruct their respective securities brokers to move such unlegended DRS advice positions into electronic book-entry positions to facilitate open market transactions over the NASDAQ or the TSX.

(b)

The Purchaser shall (i) give the Sellers’ Representative the opportunity to review and comment on each Prospectus Supplement, any amendments to each such Prospectus Supplement, and, to the extent not prohibited by Law, related written correspondence with the SEC before the applicable Prospectus Supplement and any such amendment is filed with or provided to the SEC in final form, (ii) notify the Sellers’ Representative promptly of the time when any supplement or amendment to the Registration Statement that relates to resales of Registrable Shares by the Sellers has been filed, and of the issuance of any stop order or suspension of the registration under the U.S. Securities Act of the Village Farms Shares to be resold under the Registration Statement, (iii) if applicable, make all necessary filings under the U.S. Securities Act and applicable state securities or “Blue Sky” laws and the rules and regulations thereunder for the issuance of Village Farms Shares under this Agreement, and timely obtain any actions, consents approvals or waivers required in connection therewith, and (iv) if applicable, notify NASDAQ of the Village Farms Shares to be issued pursuant to this Agreement in accordance with NASDAQ rules and regulations.

(c)

Each Seller shall comply with all U.S. and/or Canadian federal, state and/or provincial securities Laws applicable to such Seller in connection with the resale of Registrable Shares pursuant to the Registration Statement and/or the applicable Prospectus Supplement. The Purchaser shall notify each Seller promptly upon the Purchaser’s reasonable determination in its good faith judgment that the Registration Statement or any supplement to any prospectus forming a part of the Registration Statement (including any Prospectus Supplement) contains a Material Misstatement. In the case of any such notice, the Purchaser shall use best efforts to supplement or amend such prospectus as promptly as practicable so that such prospectus will not contain such Material Misstatement and shall provide a copy of such supplemented or amended prospectus to each Seller as promptly as practicable, but no later than three (3) Business Days following the filing thereof with the SEC. Upon being notified by the Purchaser of any Material Misstatement, each Seller shall refrain from selling any Registrable Shares pursuant to the Registration Statement until such holders of Village Farms Shares receive from the Purchaser copies of a supplemented or amended prospectus prepared and filed by the Purchaser, or until the Purchaser notifies such Sellers in writing that the then current prospectus may be used.

(d)

Following the effectiveness of the Registration Statement, the Purchaser shall use commercially reasonable efforts to cause the Registration Statement to be continuously effective until earlier of (i) July 11, 2024 (the expiration date of the Registration Statement) and (ii) such time as the Registrable Shares represent less than one percent (1%) of the outstanding Village Farms Shares (such period, the “Registration Period”). If the Registration Statement ceases to be effective under the U.S. Securities Act for any reason at any time during the Registration Period, the Purchaser shall use its best efforts to promptly cause such Registration Statement to again become effective under the U.S. Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Registration Statement in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or, file an additional registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the U.S. Securities Act registering the resale from time to time by Sellers thereof of all securities that are Registrable Shares as of the time of such filing. If such an additional registration statement is filed, the Purchaser shall use its reasonable efforts to (a) cause such additional registration statement to become effective under the U.S. Securities Act as promptly as is reasonably practicable after such filing, and (b) keep such additional registration statement (or another additional registration statement) continuously effective until the end of the Registration Period. The Purchaser shall supplement and amend the Registration Statement or additional registration statement contemplated hereunder if required by the rules, regulations or instructions applicable to the registration form used by the Purchaser for such registration statement if required by the U.S. Securities Act or as reasonably requested by the Sellers.

(e)

From the date of this Agreement until the end of the Registration Period, the Purchaser shall use best efforts to make and keep public all of the issuer information contemplated by Rule 144 under the U.S. Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by the Purchaser under the U.S. Securities Act and the U.S. Exchange Act, in each case in order to permit resale of the Village Farms Shares issued as the Share Consideration in compliance with Rule 144 under the U.S. Securities Act.

(f)

All expenses (other than Registrable Shares Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 9.7, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Purchaser shall be borne and paid by the Purchaser. All Registrable Shares Selling Expenses relating to Registrable Shares registered pursuant to this Section 9.7 shall be borne and paid by the Sellers according to their Pro Rata Shares.

(g)

To the extent permitted by law, the Purchaser will indemnify and hold harmless each Seller named in the Registration Statement and/or a Prospectus Supplement, and ; legal counsel and accountants for each such Seller; any underwriter (as defined in the U.S. Securities Act) for each such Seller; and each Person, if any, who controls each such Seller or underwriter within the meaning of the U.S. Securities Act, against any liabilities under the U.S. Securities Act from the offer and sale of any the Village Farms Shares pursuant to the Registration Statement and/or the applicable Prospectus Supplement, and the Purchaser will pay to each such Seller, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Legal Proceeding from which such liabilities under the U.S. Securities Act may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9.7(g) shall not apply to amounts paid in settlement of any such Legal Proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, nor shall the Purchaser be liable under this Section 9.7(g) to the extent that they arise out of or are based upon actions or omissions (i) made in reliance upon and in conformity with written information furnished by or on behalf of any such Seller, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with the Registration Statement and/or the applicable Prospectus Supplement, or (ii) due to any Seller’s failure to deliver an amended or supplemental prospectus furnished to such Seller by the Purchaser, if required by Law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

(h)

To the extent permitted by law, each Seller named in the Registration Statement and/or a Prospectus Supplement, severally and not jointly, will indemnify and hold harmless the Purchaser, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Purchaser within the meaning of the U.S. Securities Act, legal counsel and accountants for the Purchaser, any underwriter (as defined in the U.S. Securities Act), each other Seller, and any controlling Person of any such underwriter or other Seller, against any liabilities under the U.S. Securities Act arising from the offer and sale of any the Village Farms Shares pursuant to the Registration Statement and/or the applicable Prospectus Supplement, in each case only to the extent that such liabilities under the U.S. Securities Act arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Seller expressly for use in connection with such Registration Statement and/or Prospectus Supplement; and each such Seller will pay to the Purchaser and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such Legal Proceeding from which such liabilities under the U.S. Securities Act may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9.7(h) shall not apply to amounts paid in settlement of any such Legal Proceeding if such settlement is effected without the consent of such applicable Seller, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by such Seller by way of indemnity or contribution under this Section 9.7(h) exceed the proceeds from the offering received by such Seller (net of any selling expenses paid by such Seller), except in the case of fraud or willful misconduct by such Seller.

(i)

The Sellers hereby agree and acknowledge that (i) nothing in this Section 9.7 shall confer upon Sellers any piggyback registration rights with respect to any Village Farms Shares, and the Purchaser shall have no obligation to conduct any underwritten offerings in respect of any resales of Village Farms Shares under the Registration Statement; and (ii) the Purchaser shall have no obligation to deliver any legal opinions, negative assurance disclosure letters or comfort letters in connection with any such resales (except for any legal opinions customarily required by the transfer agent of the Purchaser to facilitate the removal of legends upon filing of the applicable Prospectus Supplement).

ARTICLE 10

SELLERS’ REPRESENTATIVE

10.1	Designation of Sellers’ Representative

(a)

Sellers do hereby irrevocably appoint [***Redacted – Commercially Sensitive Information***] as their representative, true and lawful attorney-in-fact, mandatary, fondé de pouvoir and agent (the “Sellers’ Representative ”), with full power of substitution or re-substitution, to act for and on behalf of Sellers with respect to all matters of Sellers under this Agreement, the other Transaction Documents to which any of the Sellers is a party and the Sellers’ Representative hereby accepts such appointment., and in connection therewith, Sellers’ Representative is authorized for and on behalf of Sellers to do or refrain from doing all such further acts and things, and to execute all such documents as Sellers’ Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power:

(i)

to act for Sellers with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of Sellers and to transact matters of litigation, and to act for Sellers under the Escrow Agreement;

(ii)	to act for Sellers with respect to matters pertaining to the Closing Statement and the final Closing Statement and resolution of any disputes in connection therewith;

(iii)

to execute and deliver all amendments, waivers, ancillary agreements, stock transfer powers, certificates and documents that Sellers’ Representative deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which any of the Sellers is a party;

(iv)	to receive funds, make payments of funds, and give receipts for funds;

(v)	to receive funds for the payment of expenses of Sellers and apply such funds in payment for such expenses;

(vi)

to do or refrain from doing any further act or deed on behalf of Sellers that Sellers’ Representative deem necessary or appropriate in their sole discretion relating to the subject matter of this Agreement as fully and completely as Sellers could do if personally present; and

(vii)	to receive and provide notices in connection with any claims under this Agreement.

(b)	All notices required to be made or delivered by Purchaser to Sellers described in this Agreement shall be made to Sellers’ Representative for the benefit of Sellers.

(c)	Sellers hereby confirm all that Sellers’ Representative shall do or cause to be done by virtue of its appointment as the representative of Sellers hereunder.

(d)

Sellers’ Representative shall act for Sellers on all of the matters set forth in this Agreement in the manner Sellers’ Representative believe to be in the best interest of Sellers and consistent with the obligations of Sellers under this Agreement, but Sellers’ Representative shall not be responsible to any Seller for any loss or Damages which such Seller may suffer by the performance of Sellers’ Representative’s duties under this Agreement, other than loss or Damages arising from willful violation of the Law or gross negligence in the performance of such duties under this Agreement. Sellers’ Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against Sellers’ Representative.

10.2	Reliance

Sellers’ Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Seller or Purchaser, or any other evidence reasonably deemed by Sellers’ Representative to be reliable, and Sellers’ Representative shall be entitled to act on the advice of counsel selected by it. Sellers’ Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of any Seller as it deems appropriate or it shall have been expressly indemnified to its satisfaction by Sellers (jointly as to each Seller only and not solidarily as to or with any other Sellers) against any and all liability and expense that Sellers’ Representative may incur by reason of taking or continuing to take any such action.

10.3	Indemnification

Sellers hereby agree (jointly as to each Seller only and not solidarily as to or with any other Sellers) to indemnify Sellers’ Representative (in its capacity as such) ratably according to their respective Pro Rata Share against, and to hold Sellers’ Representative (in its capacity as such) harmless from, any and all liabilities, obligations, losses, Damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against Sellers’ Representative in such capacity in any way relating to or arising out of Sellers’ Representative’s action or failure to take action pursuant to this Agreement or the Escrow Agreement or in connection herewith in such capacity; provided, that no Seller shall be liable for the payment of any portion of such liabilities, obligations, losses, Damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence in the performance of their duties under this Agreement or willful violation of the Law by Sellers’ Representative. Each of Sellers hereby authorizes Sellers’ Representative to apply proceeds otherwise distributable to such Seller pursuant to the Escrow Agreement to satisfy any of such Seller’s obligations under this Section 10.3.

10.4	Expenses of Sellers’ Representative

Sellers’ Representative shall not be paid any fee for services to be rendered hereunder. All reasonable fees and expenses incurred by Sellers’ Representative in performing its duties hereunder or under the Escrow Agreement shall be borne solely by Sellers jointly and not solidarily according to their respective Pro Rata Share.

10.5	Reliance by Purchaser

Purchaser and, after the Closing Time, the Corporation, shall have the right to rely conclusively upon all actions taken or omitted to be taken by Sellers’ Representative pursuant to this Agreement and the Escrow Agreement, including any and all information contained in any statement provided by Sellers’ Representative, all of which actions or omissions shall be legally binding upon Sellers and Purchaser shall have no liability to any Seller based on any errors or omissions of Sellers’ Representative. No Seller shall have the right to object to, dissent from, protest or otherwise contest any decision made by the Sellers’ Representative under this Article.

10.6	Replacement

In the event the Sellers’ Representative becomes unable to perform its responsibilities hereunder, resigns from such position or is removed in the manner set forth in the following sentence, Sellers (acting by a written instrument signed by holders of Purchased Shares who held, as of immediately prior to the Closing, a majority (by voting power) of the then outstanding Purchased Shares) shall select another representative to fill the vacancy of such Sellers’ Representative, and such substituted representative shall be deemed to be a Sellers’ Representative for all purposes of this Agreement. A Sellers’ Representative may only be removed upon delivery of written notice of removal and of the replacement Sellers’ Representative to Purchaser signed by Sellers who, as of immediately prior to the Closing, held a majority (by voting power) of the then outstanding Purchased Shares. Each Seller shall be deemed to have consented to the appointment of any Sellers’ Representative appointed in accordance with this Section 10.6 and, for greater clarity, each such Seller hereby waives the application of Article 2161 of the Civil Code of Québec with respect to any Sellers’ Representative appointed in accordance with this Section 10.6.

10.7	Survival

The provisions of this Article 10 shall survive the termination of this Agreement.

ARTICLE 11

MISCELLANEOUS

11.1	Notices

Any notice, consent, waiver or other communication given under this Agreement must be in writing and given by delivering it (personally or by courier) or sending it by email or other similar form of recorded communication addressed:

(a)	to Purchaser at:

VILLAGE FARMS INTERNATIONAL INC.

4700-80th Street

Delta, British Columbia

V4K 3N3

Attention: [***Redacted – Personally Identifying Information***]

Email: [***Redacted – Personally Identifying Information***]

with a copy (which does not constitute notice to Purchaser) to:

TORYS LLP

79 Wellington St. W.

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

Attention: Michael Zackheim, Partner and Guillaume Lavoie, Partner

Email: [***Redacted – Personally Identifying Information***]

(b)	to each Seller, at the address indicated on its signature page;

with a copy (which does not constitute notice to Seller) to:

BLAKE, CASSELS & GRAYDON LLP

1 Place Ville Marie #3000,

Montréal, QC H3B 4N8

Attention: Tricia Kuhl, Partner

Email: [***Redacted – Personally Identifying Information***]

(c)	to Sellers’ Representative at:

[***Redacted – Personally Identifying Information***]

[***Redacted – Personally Identifying Information***]

Email: [***Redacted – Personally Identifying Information***]

Any such communication: (a) delivered personally before 4:30 p.m. on a Business Day will be deemed to have been given on the date of delivery and any such communication delivered personally or by courier service after 4:30 p.m. on a Business Day or delivered on a day other than a Business Day, will be deemed to have been given on the next Business Day; (b) mailed by Canada Post will be deemed to have been given five days after the date it is postmarked, provided that if the day on which such communication is deemed to have been given is not a Business Day, then it will be deemed to have been given on the next Business Day; or (c) sent by email before 4:30 p.m. on a Business Day will be deemed to have been given on the day so sent, and otherwise on the next Business Day. In the case of electronic mail, receipt of each communication must be confirmed by the recipient by the end of the next Business Day or, if not so confirmed, must be followed by the dispatch of a copy of such communication pursuant to one of the other methods described above; provided however that such email notice shall be deemed to have been given on the date stipulated in (c) above. A Party may, from time to time, change its address by giving notice to the other Parties in accordance with the provisions of this Section.

11.2	Entire Agreement

The Transaction Documents constitute the entire agreement between the Parties and supersede all prior agreements, understandings, negotiations and discussions relating to the subject matter thereof, whether oral or written, including the term sheet. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties relating to the subject matter hereof except as specifically set forth in the Transaction Documents. No Party has relied or is relying on any other information, discussions or understandings in entering into and completing the transactions contemplated in the Transaction Documents. None of the Parties have relied or is relying on any other information, discussions or understandings in entering into and completing the transactions contemplated in this Agreement. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Transaction Document, the provisions of this Agreement will govern.

11.3	Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement of the Sellers and Purchaser.

11.4	Press Release and Related Public Filings

Each of the Sellers hereby acknowledges and agrees that the Purchaser may, to the extent required by Applicable Securities Laws, (a) issue promptly after the execution of this Agreement a press release and file it on the SEDAR website and on EDGAR at www.sec.gov, (b) file, within four (4) business days of the date of this Agreement, a Current Report on Form 8-K on EDGAR at www.sec.gov, including a copy of this Agreement, with such redactions as the Purchaser deems appropriate or necessary, (c) file within ten (10) days of the Closing Date on the SEDAR website a material change report using the information contained in the press release, together with a copy of this Agreement, with such redactions as the Purchaser deems appropriate or necessary, (d) file, within four (4) business days of the Closing Date, a Current Report on Form 8-K on EDGAR at www.sec.gov to report the closing of this transaction (and, if necessary, file an amendment thereto within 71 days thereafter to include any required financial statements and pro forma information in respect of the transaction) and (e) provide additional information with respect to the Corporation, this Agreement and the transactions contemplated in this Agreement in subsequent financial statements, annual reports/annual information forms and other disclosure documents filed by the Purchaser on the SEDAR website and on EDGAR at www.sec.gov, if and only to the extent that the Purchaser is required to disclose such information in such documents under the Applicable Securities Laws. All such filings made on the SEDAR website maintained by the Canadian securities regulatory authorities on EDGAR at www.sec.gov will be made publicly available on such websites. The Sellers shall have the right to be consulted on any and all such public releases relating to the Transaction, which shall be provided to the Sellers within a reasonable time for review but in no event less than one business day prior to publication of such releases, and have a right to reasonably comment thereon, and any such reasonable and appropriate comments shall be integrated by the Purchaser to the extent consistent with Applicable Securities Laws.

11.5	Waiver

The failure or delay by a Party in enforcing, or insisting upon strict performance of, any provision of this Agreement does not constitute a waiver of such provision or in any way affect the enforceability of this Agreement (or any of its provisions) or deprive a Party of the right, at any time or from time to time, to enforce or insist upon strict performance of that provision or any other provision of this Agreement. Any waiver by a Party of any provision of this Agreement is effective only if in writing and signed by a duly authorized representative of such Party.

11.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect, without amendment.

11.7	Other Remedies

Except as otherwise provided herein, the exercise of any one remedy by a Party will not preclude the exercise of any other remedy herein expressly conferred upon a Party.

11.8	Assignments

(a)

This Agreement will become effective when executed by the Parties and thereafter will be binding upon and enure to the benefit of the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(b)

Except as otherwise provided in this Section 11.7, neither this Agreement nor any of the rights, duties or obligations under this Agreement are assignable or transferable by a Party without the prior written consent of the other Parties. Any attempt to assign any of the rights, duties or obligations in this Agreement without such written consent is void.

(c)

Purchaser may, upon giving written notice to the Sellers, at any time on or prior to the Closing Time, assign its rights and obligations under this Agreement to an Affiliate, provided that no such assignment or transfer shall relieve the Purchaser of its obligations under this Agreement and that the Purchaser and its Affiliate shall remain solidarily bound by the terms and conditions of this Agreement so assigned.

11.9	Third Party Beneficiaries

Except as otherwise expressly provided in this Agreement, the Parties do not intend that this Agreement benefit or create any legal or equitable right, remedy or cause of action in, or on behalf of, any Person other than a Party and no Person, other than a Party, is entitled to rely on the provisions of this Agreement in any proceeding. Without limiting the generality of the foregoing, the consent of the Corporation or any Sellers Indemnified Person or Purchaser Indemnified Person who is not a Party is not required for any amendment or waiver of, or other modification to, any Transaction Document including any rights of indemnification to which such Person may be entitled.

11.10	Time is of the Essence

Time is of the essence in this Agreement.

11.11	Expenses

Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, brokers, investment advisers, consultants and accountants) incurred in connection with this Agreement and the transactions contemplated herein are to be paid by the Party incurring such expenses. Each of the Purchaser, on one hand, and the Sellers, on the other hand, shall pay 50% of Escrow Agent fees and expenses and 50% of all expenses associated with the Escrow Account.

11.12	Further Assurances

Each Party shall from time to time promptly execute and deliver or cause to be executed and delivered all such further documents and instruments and shall do or cause to be done all such further acts and things in connection with this Agreement that the other Party may reasonably require as being necessary or desirable in order to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement or any provision hereof.

11.13	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by email or other electronic means) and all such signed counterparts taken together shall be deemed to constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to bear the date first written above. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Parties by means of recorded electronic transmission and such transmission (including in PDF form) shall constitute delivery of an executed copy of this Agreement to the receiving Party.

11.14	Language

The parties confirm that it is their express wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules, exhibits and authorizations, have been and shall be drawn up in the English language only. Les parties aux présentes confirment leur volonté expresse que cette convention, de même que tous les documents s’y rattachant, y compris tous avis, annexes, appendices et autorisations s’y rattachant, soient rédigés en anglais seulement.

[Remainder of page intentionally left blank. Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

VILLAGE FARMS INTERNATIONAL, INC.

By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: Executive Vice President & Chief Financial Officer

Signature Page to Share Purchase Agreement – Village Farms

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ROSE LIFESCIENCE INC.

By:	/s/ Davide Zaffino
Name: Davide Zaffino Title: President and CEO

Signature Page to Share Purchase Agreement – Village Farms

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[***Redacted – Commercially Sensitive Information***]

By:	/s/ [***Redacted – Commercially Sensitive Information***]
Name:[***Redacted – Commercially Sensitive Information***]
Title:[***Redacted – Commercially Sensitive Information***]

Signature Page to Share Purchase Agreement – Village Farms

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[***Redacted – Commercially Sensitive Information***]

By:	/s/ [***Redacted – Commercially Sensitive Information***]
Name:[***Redacted – Commercially Sensitive Information***] Title: [***Redacted – Commercially Sensitive Information***]

Signature Page to Share Purchase Agreement – Village Farms

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[***Redacted – Commercially Sensitive Information***]

By:	[***Redacted – Commercially Sensitive Information***]

Name:	[***Redacted – Commercially Sensitive Information***]
Title:	[***Redacted – Commercially Sensitive Information***]

Signature Page to Share Purchase Agreement – Village Farms

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[***Redacted – Commercially Sensitive Information***]

By:	/s/ [***Redacted – Commercially Sensitive Information***]

Name:	[***Redacted – Commercially Sensitive Information***]
Title:	[***Redacted – Commercially Sensitive Information***]

Signature Page to Share Purchase Agreement – Village Farms

EXHIBIT A

SELLERS

[Omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K]

A-1

EXHIBIT B

PAYOFF CREDITORS

[Omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K]

B-1

EXHIBIT C

SHAREHOLDERS-CREDITORS

[Omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K]

C-1116